Exhibit 1.1


                                                              EXECUTION VERSION

===============================================================================


                                CREDIT AGREEMENT

                         Dated as of December 20, 2006

                                     among

                             SAMSONITE CORPORATION,
                             as the U.S. Borrower,

                             SAMSONITE EUROPE N.V.,
                           as the European Borrower,

                       THE GUARANTORS REFERRED TO HEREIN,

                         THE LENDERS REFERRED TO HEREIN

                                      and

                       MERRILL LYNCH CAPITAL CORPORATION,
                            as Administrative Agent,

                                      and

                                 KBC BANK N.V.,
                               as European Agent,
                              --------------------

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as Syndication Agent
                              --------------------

                               DEUTSCHE BANK AG,
                                NEW YORK BRANCH,
                             as Documentation Agent
                              --------------------

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                      and
                      GOLDMAN SACHS CREDIT PARTNERS L.P.,

                            as Joint Lead Arrangers

                                      and

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                      and
                         DEUTSCHE BANK SECURITIES INC.,

                         as Joint Bookrunning Managers

===============================================================================

                               TABLE OF CONTENTS


                                                                           Page

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.    Defined Terms.................................................2
SECTION 1.02.    Classification of Loans and Borrowings.......................37
SECTION 1.03.    Terms Generally..............................................37

                                   ARTICLE II

                                  THE CREDITS

SECTION 2.01.    Credit Commitments...........................................38
SECTION 2.02.    Procedure for Borrowing......................................39
SECTION 2.03.    Conversion and Continuation Options for Loans................40
SECTION 2.04.    Swing Line Loans.............................................41
SECTION 2.05.    Optional and Mandatory Prepayments of Loans; Repayments
                   of Term Loans..............................................43
SECTION 2.06.    Letters of Credit............................................45
SECTION 2.07.    Repayment of Loans; Evidence of Debt.........................53
SECTION 2.08.    Interest Rates and Payment Dates.............................54
SECTION 2.09.    Computation of Interest......................................55
SECTION 2.10.    Fees.........................................................55
SECTION 2.11.    Termination, Reduction or Adjustment of Commitments..........57
SECTION 2.12.    Inability to Determine Interest Rate; Unavailability
                   of Deposits; Inadequacy of Interest Rate...................57
SECTION 2.13.    Pro Rata Treatment and Payments..............................59
SECTION 2.14.    Illegality...................................................60
SECTION 2.15.    Requirements of Law..........................................60
SECTION 2.16.    Taxes........................................................61
SECTION 2.17.    Indemnity....................................................63
SECTION 2.18.    Mitigation of Obligations; Replacement of Lenders............63
SECTION 2.19.    Sharing of Setoffs...........................................64
SECTION 2.20.    Assignment of Commitments Under Certain Circumstances........64
SECTION 2.21.    Increase in Commitments......................................65

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.    Organization; Powers.........................................66
SECTION 3.02.    Authorization; Enforceability................................67
SECTION 3.03.    No Conflicts.................................................67
SECTION 3.04.    Financial Statements; Projections............................67
SECTION 3.05.    Properties...................................................68
SECTION 3.06.    Intellectual Property........................................68
SECTION 3.07.    Ventures, Subsidiaries and Affiliates; Outstanding Stock.....69

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SECTION 3.08.    Litigation; Compliance with Laws.............................69
SECTION 3.09.    Agreements...................................................69
SECTION 3.10.    Federal Reserve Regulations..................................69
SECTION 3.11.    Investment Company Act.......................................69
SECTION 3.12.    Use of Proceeds..............................................69
SECTION 3.13.    Taxes........................................................70
SECTION 3.14.    No Material Misstatements....................................70
SECTION 3.15.    Labor Matters................................................70
SECTION 3.16.    Solvency.....................................................71
SECTION 3.17.    ERISA........................................................71
SECTION 3.18.    Environmental Matters........................................72
SECTION 3.19.    Insurance....................................................72
SECTION 3.20.    Collateral Documents.........................................73
SECTION 3.21.    Holdco Status................................................73
SECTION 3.22.    Anti-Terrorism Laws..........................................73

                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.    Closing Date.................................................74
SECTION 4.02.    Conditions to Each Credit Event..............................77

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

SECTION 5.01.    Financial Information, Reports, Notices, etc.................78
SECTION 5.02.    Compliance with Laws, etc....................................81
SECTION 5.03.    Maintenance of Properties....................................81
SECTION 5.04.    Insurance....................................................81
SECTION 5.05.    Books and Records; Visitation Rights.........................82
SECTION 5.06.    Environmental Covenant.......................................82
SECTION 5.07.    Information Regarding Collateral.............................82
SECTION 5.08.    Existence; Conduct of Business...............................83
SECTION 5.09.    Performance of Obligations...................................83
SECTION 5.10.    Guarantees; Pledge of Additional Collateral..................83
SECTION 5.11.    Further Assurances...........................................84
SECTION 5.12.    Use of Proceeds..............................................85
SECTION 5.13.    Payment of Charges...........................................85
SECTION 5.14.    Hedging Agreements...........................................85
SECTION 5.15.    Post-Closing Matters.........................................85

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.    Indebtedness.................................................86
SECTION 6.02.    Liens........................................................87
SECTION 6.03.    Fundamental Changes; Disposition of Assets; Acquisitions.....89
SECTION 6.04.    Investments..................................................90

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SECTION 6.05.    Sale and Leaseback Transactions..............................91
SECTION 6.06.    Restricted Junior Payments...................................91
SECTION 6.07.    Transactions with Shareholders and Affiliates................93
SECTION 6.08.    Restrictions on Subsidiary Distributions.....................93
SECTION 6.09.    Total Leverage Ratio.........................................94
SECTION 6.10.    Conduct of Business..........................................95
SECTION 6.11.    Amendments or Waivers of Certain Related Agreements
                   and Organizational Documents...............................95
SECTION 6.12.    Fiscal Year..................................................95
SECTION 6.13.    Holding Companies............................................95
SECTION 6.14.    Anti-Terrorism Laws; Anti-Money Laundering...................96
SECTION 6.15.    Embargoed Person.............................................96
SECTION 6.16.    Limitation on Issuance of Disqualified Capital Stock.........96

                                  ARTICLE VII

                               EVENTS OF DEFAULT

SECTION 7.01.    Listing of Events of Default.................................96
SECTION 7.02.    Action if Bankruptcy.........................................99
SECTION 7.03.    Action if Other Event of Default.............................99
SECTION 7.04.    Action if Event of Termination...............................99
SECTION 7.05.    Collection Allocation Mechanism..............................99
SECTION 7.06.    Application of Proceeds.....................................100

                                  ARTICLE VIII

                                   THE AGENTS

SECTION 8.01.    Appointment and Authority...................................101
SECTION 8.02.    Rights as a Lender..........................................101
SECTION 8.03.    Exculpatory Provisions......................................101
SECTION 8.04.    Reliance by Agent...........................................102
SECTION 8.05.    Delegation of Duties........................................102
SECTION 8.06.    Resignation.................................................103
SECTION 8.07.    Non-Reliance on Agent and Other Lenders.....................103
SECTION 8.08.    No Other Duties, etc........................................103

                                   ARTICLE IX

                                   [RESERVED]


                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.01.   Notices.....................................................104
SECTION 10.02.   Survival of Agreement.......................................107
SECTION 10.03.   Binding Effect..............................................107
SECTION 10.04.   Successors and Assigns......................................107
SECTION 10.05.   Expenses; Indemnity.........................................110

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SECTION 10.06.   Right of Setoff.............................................111
SECTION 10.07.   Applicable Law..............................................111
SECTION 10.08.   Collateral Documents........................................112
SECTION 10.09.   Waivers; Amendment..........................................112
SECTION 10.10.   Interest Rate Limitation....................................115
SECTION 10.11.   Entire Agreement............................................115
SECTION 10.12.   Waiver of Jury Trial........................................115
SECTION 10.13.   Severability................................................115
SECTION 10.14.   Counterparts................................................115
SECTION 10.15.   Headings....................................................116
SECTION 10.16.   Jurisdiction; Consent to Service of Process.................116
SECTION 10.17.   Judgments Relating to European Borrower.....................116
SECTION 10.18.   Confidentiality.............................................117
SECTION 10.19.   Parallel Debt...............................................117
SECTION 10.20.   USA PATRIOT Act Notice......................................119


EXHIBITS

EXHIBIT A           Form of Administrative Questionnaire
EXHIBIT B           Form of Borrowing Request
EXHIBIT C           Form of Assignment and Acceptance
EXHIBIT D           Form of Compliance Certificate
EXHIBIT E-1         Form of U.S. Revolving Note
EXHIBIT E-2         Form of European Revolving Note
EXHIBIT E-3         Form of Term Note
EXHIBIT E-4         Form of Swing Line Note
EXHIBIT F           Form of Officer's Certificate of Borrowers
EXHIBIT G           Form of C.V. Holdings Pledge Agreement
EXHIBIT H           Form of Danish Guaranty
EXHIBIT I           Form of Danish Holdco Pledge Agreement
EXHIBIT J           Form of Dutch Guaranty
EXHIBIT K           Form of Dutch Holdco Pledge Agreement
EXHIBIT L           Form of Intercompany Note
EXHIBIT M           Form of Landlord Access Agreement
EXHIBIT N           Form of LC Request
EXHIBIT O           Form of Perfection Certificate
EXHIBIT P           Form of U.S. Borrower Guaranty
EXHIBIT Q           Form of U.S. Borrower Pledge Agreement
EXHIBIT R           Form of U.S. Security Agreement
EXHIBIT S           Form of U.S. Subsidiary Guaranty
EXHIBIT T           Form of Opinion of McGuireWoods LLP
EXHIBIT U           Form of Solvency Certificate


SCHEDULES

SCHEDULE 1.01(a)    Permitted Joint Venture Acquisition
SCHEDULE 1.01(b)    U.S. Subsidiary Guarantors
SCHEDULE 2.01       Lenders and Commitments
SCHEDULE 3.04(b)    Material Liabilities
SCHEDULE 3.05       Real Property

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SCHEDULE 3.06       Intellectual Property
SCHEDULE 3.07       Ventures, Subsidiaries and Affiliates; Outstanding Stock
                      and Indebtedness
SCHEDULE 3.08       Litigation
SCHEDULE 3.13       Taxes
SCHEDULE 3.15       Labor Matters
SCHEDULE 3.17       ERISA
SCHEDULE 4.01(b)    Domestic and Non-U.S. Local Counsel
SCHEDULE 4.01(g)(6) Landlord Access Agreements
SCHEDULE 6.01       Outstanding Indebtedness
SCHEDULE 6.02       Permitted Liens
SCHEDULE 6.04       Permitted Investments
SCHEDULE 6.07       Affiliate Transactions
SCHEDULE 6.08       Existing Restrictions

         CREDIT AGREEMENT (this "Agreement") dated as of December 20, 2006, among SAMSONITE CORPORATION, a Delaware corporation (the "the U.S. Borrower"), SAMSONITE EUROPE N.V., a corporation organized under the laws of Belgium (the "European Borrower") (U.S. Borrower and European Borrower sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"), the Lenders (such term and each other capitalized term used herein but not otherwise defined having the meaning given to it in Article I), MERRILL LYNCH CAPITAL CORPORATION, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties and as collateral agent (in such capacity, the "U.S. Collateral Agent") for the Secured Parties, KBC BANK N.V. as administrative agent (in such capacity, the "European Agent") for the European Secured Parties, as collateral agent for the European Secured Parties (in such capacity, the "European Collateral Agent") and as issuing bank of European letters of credit (in such capacity, the "European Issuing Bank"), GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent (in such capacity, the "Syndication Agent"), DEUTSCHE BANK AG, NEW YORK BRANCH, as documentation agent (in such capacity, the "Documentation Agent") and as issuing bank of U.S. letters of credit (in such capacity, the "U.S. Issuing Bank"), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and GOLDMAN SACHS CREDIT PARTNERS L.P., as joint lead arrangers (the "Lead Arrangers") and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and DEUTSCHE BANK SECURITIES INC., as joint bookrunning managers.

         WHEREAS, the U.S. Borrower has made an offer to purchase for cash any and all of its outstanding (x) $164,970,000 aggregate principal amount of 8.875% Senior Subordinated Notes due 2011 (the "Senior Subordinated Notes") and
(y) (euro)100,000,000 aggregate principal amount of Senior Floating Rated Notes due 2010 (the "Senior Floating Rate Notes") from the holders thereof (the "Tender Offer");

         WHEREAS, following the consummation of the Tender Offer the U.S. Borrower will pay cash dividends and make dilution adjustment payments in an amount not to exceed $175,000,000 in the aggregate (the "Special Dividend") consisting of (a) a special cash dividend to the holders of Common Stock, (b) cash dividends to the holders of the Convertible Preferred Stock who do not convert their shares into Common Stock as part of the Preferred Stock Conversion (including accrued and accelerated dividends and dividends on an "as-converted" basis as a result of the special cash dividend on the Common Stock) and (c) dilution adjustment payments to holders of options to purchase Common Stock;

         WHEREAS, Borrowers have requested the Lenders to extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $450.0 million, (b) U.S. Revolving Loans from time to time on and after the Closing Date and prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the Dollar Equivalent of $50.0 million, and (c) European Revolving Loans from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the Euro Equivalent of (euro)22.7 million;

         WHEREAS, Borrower have requested (a) the U.S. Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of the Dollar Equivalent of $20.0 million, and (b) the European Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of the Euro Equivalent of (euro)10.0 million, to support payment obligations incurred in the ordinary course of business by Borrowers and their Subsidiaries;

         WHEREAS, the proceeds of the Loans are to be used in accordance with
Section 5.12;

         WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to the U.S. Collateral Agent and the European Collateral Agent, as applicable, for the benefit of Lenders and the other Secured Parties, a security interest in and lien upon certain of their and their Subsidiaries existing and after-acquired personal and real property; and

         WHEREAS, the U.S. Subsidiary Guarantors are willing to guarantee all of the U.S. Obligations, and the Foreign Guarantors, U.S. Subsidiary Guarantors and U.S. Borrower are willing to guarantee the European Obligations;

         NOW, THEREFORE, the Lenders are willing to extend such credit to Borrowers and the Issuing Banks are willing to issue letters of credit for the account of Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR Borrowing" means a Borrowing comprised of ABR Loans.

         "ABR Loan" means any Loan denominated in Dollars and bearing interest at the Alternate Base Rate in accordance with the provisions of Article II.

         "Additional U.S. Collateral" has the meaning assigned to such term in
Section 5.10(b).

         "Administrative Agent" has the meaning assigned to such term in the preamble hereto and shall include any of its successors or assigns.

         "Administrative Agent Fees" has the meaning assigned to such term in
Section 2.10(c).

         "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit A.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent Fees" has the meaning assigned to such term in Section 2.10(d).

         "Agents" means the Administrative Agent, the European Agent and each Collateral Agent.

         "Aggregate European Revolving Credit Exposure" means the Euro Equivalent of the aggregate amount of the European Revolving Lenders' European Revolving Credit Exposures.

         "Aggregate U.S. Revolving Credit Exposure" means the Dollar Equivalent of the aggregate amount of the U.S. Revolving Lenders' U.S. Revolving Credit Exposures.

         "Agreement" has the meaning assigned to such term in the preamble hereto.

         "Agreement Currency" has the meaning assigned to such term in Section 10.17(b).

         "Alternate Base Rate" means for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on the date of determination and (b) the Federal Funds Rate in effect on such day plus 0.50%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, as the case may be.

         "Anti-Terrorism Laws" has the meaning assigned to such term in Section 3.22(a).

         "Applicable Agent" means (a) with respect to any U.S. Revolving Loan, Term Loan, U.S. Revolving Borrowing, Term Borrowing or U.S. Letter of Credit, the Administrative Agent and (b) with respect to any European Revolving Loan, European Revolving Borrowing or European Letter of Credit, the European Agent.

         "Applicable Creditor" has the meaning assigned to such term in Section 10.17(b).

         "Applicable Currency" has the meaning assigned to such term in Section 2.12(a).

         "Applicable Margin" means, for any day, (a) in the case of Term Loans
(i) 1.25% in the case of ABR Loans and (ii) 2.25% in the case of Eurocurrency Rate Loans and (b) in the case of Revolving Loans, the Applicable Margin per annum set forth in the table below across from the applicable Total Leverage Ratio (i) under the caption "ABR Spread," in the case of ABR U.S. Revolving Loans and Swing Line Loans, (ii) under the caption "Eurocurrency Rate Spread," in the case of Eurocurrency Rate U.S. Revolving Loans and Eurocurrency Rate European Revolving Loans:

                      Total                                       Eurocurrency
                  Leverage Ratio                   ABR Spread     Rate Spread
                  --------------                   ----------     -----------

         Greater than or equal to 2.50:1.00          1.25%           2.25%
         Less than 2.50:1.00 and greater than
         or equal to 2.00:1.00                       1.00%           2.00%
         Less than 2.00:1.00                         0.75%           1.75%

Each change in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the financial statements required by Section 5.01(a) or
(b) and the Compliance Certificate required by Section 5.01(b) and (d), indicating such change, until the date immediately preceding the next date of delivery of such financial statements and Compliance Certificates indicating another such change. Notwithstanding the foregoing, with respect to Revolving Loans and Swing Line Loans (with respect to the ABR Spread only), the ABR Spread shall be 1.25% and the Revolving Eurocurrency Rate Spread shall be 2.25%, in each case (i) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements required by Section 5.01(a) or 5.01(b) and the Compliance Certificate required by Section 5.01(b) and (c) for the Fiscal Quarter ended April 30, 2007, (ii) at any time during which and only for so long as the U.S. Borrower has failed to deliver the financial statements required by Section 5.01(a) or 5.01(b) and the Compliance Certificate required by Section 5.01(b) or (c), respectively, and (iii) at any time during, and only for so long as there exists, an Event of Default.

         "Applicable Period" has the meaning assigned thereto in Section
2.08(e).

         "Applicable Reserve Requirement" means, at any time, for any Eurocurrency Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special,

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

supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurocurrency Rate Loans. A Eurocurrency Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurocurrency Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Asset Sale" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment (other than for purposes of a pledge of any of its assets), conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than a Loan Party), in one transaction or a series of transactions, of all or any part of U.S. Borrower's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Equity Interests of any of U.S. Borrower's Subsidiaries, other than (i) inventory (or other assets) in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued), (ii) the sale of or licensing of Intellectual Property in the ordinary course of business, consistent with past practices and (iii) other assets for aggregate consideration of less than $5.0 million during any Fiscal Year.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Applicable Agent, in the form of Exhibit C or such other form as shall be approved by the Applicable Agent.

         "Authorized Officer" means, with respect to any Loan Party, those of its officers whose signature and incumbency has been certified to the Administrative Agent and the Lenders.

         "Auto Renewal Letter of Credit" has the meaning assigned to such term in Section 2.06(c)(ii).

         "Available European Revolving Credit Commitment" means, as to any European Revolving Lender, at any time of determination, an amount equal to such European Revolving Lender's European Revolving Credit Commitment at such time minus the Euro Equivalent of such European Revolving Lender's European Revolving Credit Exposure at such time.

         "Available U.S. Revolving Credit Commitment" means as to any U.S. Revolving Lender, at any time of determination, an amount equal to such U.S. Revolving Lender's U.S. Revolving Credit Commitment at such time minus the Dollar Equivalent of such U.S. Revolving Lender's Revolving U.S. Credit Exposure at such time.

         "Bailee Letter" has the meaning assigned thereto in the U.S. Security Agreement.


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         "Bankruptcy Code" means the provisions of Title 11 of the United
States Code, 11 U.S.C. ss.ss.101 et seq., as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

         "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Borrowers" means the U.S. Borrower and the European Borrower.

         "Borrowing" means a Loan or group of Loans to one Borrower of the same Class and Type and denominated in a single currency (except as provided in Section 2.12(b)) made (including through a conversion or continuation) by the applicable Lenders on a single date and as to which a single Interest Period is in effect.

         "Borrowing Date" means any Business Day specified in a notice pursuant to Section 2.02 as a date on which the relevant Borrower requests Loans to be made hereunder.

         "Borrowing Request" has the meaning assigned to such term in Section 2.02(a).

         "Business Day" means any day that is not a Saturday, a Sunday or (a) if a European Revolving Loan is involved, a day on which banking institutions in Brussels, Belgium are required or permitted to be closed for the transaction of corporate banking business or (b) in any other case, a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Rate and EURIBOR Rate, means any day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

         "CAM Exchange" means the exchange of the Lenders' interests provided for in Section 7.05.

         "CAM Exchange Date" means the first date after the Closing Date on which there shall occur (a) any Event of Default under clause (i) of Section
7.01 with respect to a Borrower or (b) an acceleration of Loans pursuant to
Section 7.02.

         "Capital Expenditures" means, for any period, the aggregate of all expenditures of U.S. Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be additions during such period to property, plant or equipment in the consolidated balance sheet of U.S. Borrower and its Subsidiaries.

         "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Cash Equivalents" means, as at any date of determination:

         (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or
     (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;

         (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's;

         (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's;

         (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100.0 million;

         (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (b) has net assets of not less than $500.0 million, and (c) has the highest rating obtainable from either S&P or Moody's; and

         (vi) in the case of a Foreign Subsidiary, investments of comparable credit quality and tenure to those described in clauses (i) through (v) above that are customarily invested in by Persons conducting business in those jurisdictions in which such Foreign Subsidiary operates for short term cash management purposes.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Exchange Act) other than one or more Permitted Holders shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the issued and outstanding shares of Equity Interests of U.S. Borrower having the right to vote for the election of directors of U.S. Borrower under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of U.S. Borrower (together with any new directors whose election by the board of directors of U.S. Borrower or whose nomination for election by the stockholders of U.S. Borrower was approved by a vote of at least majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) Permitted Holders cease to own directly or indirectly, beneficially or of record aggregate shares representing at least 33% of the Equity Interests of U.S. Borrower having the right to vote for the election of directors of U.S. Borrower under ordinary circumstances (in each case on a fully diluted basis including after giving effect to all shares of common stock issuable upon the exercise of any option, warrant or similar right outstanding at the time of determination and all shares of common stock issuable upon the exercise of any conversion or exchange right contained in any security outstanding, including preferred Stock, at the time of determination and convertible into or exchangeable for shares of common stock); (d) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of
1934) of a greater percentage of the issued and outstanding shares of Equity Interests of U.S. Borrower having the right to vote for the election of directors of U.S. Borrower under ordinary circumstances than that percentage beneficially owned by the Permitted Holders; and (e) U.S. Borrower ceasing to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Equity Interests of European Borrower.

         "Charges" means all federal, provincial, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral,
(b) the Obligations, (c) the employees, payroll, income or gross receipts or capital of any Company, (d) any Company's ownership or use of any properties or other assets, or (e) any other aspect of any Company's business.

         "Class," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans (including Swing Line Loans), European Revolving Loans or Term Loans, and when used in reference to any Commitment, refers to whether such Commitment is a U.S. Revolving Credit Commitment, European Revolving Credit Commitment or Term Commitment and, when used in reference to any Lender, refers to whether such Lender is a U.S. Revolving Lender, a European Revolving Lender, or a Term Lender.

         "Closing Date" means the date of the initial Credit Event hereunder.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means the U.S. Collateral and the European Collateral or any of them.

         "Collateral Agency Agreement" means that certain Collateral Agency Agreement dated as of the Closing Date by and among the Administrative Agent, U.S. Collateral Agent, U.S. Borrower, U.S. Subsidiary Guarantors and with PBGC as the intended third-party beneficiary thereof.

         "Collateral Agents" means, collectively, the U.S. Collateral Agent and the European Collateral Agent.

         "Collateral Documents" means the U.S. Collateral Documents and the European Collateral Documents.

         "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by a Company in the ordinary course of its businesses.

         "Commitment" means a U.S. Revolving Credit Commitment, a European Revolving Credit Commitment or a Term Commitment, or any combination thereof (as the context requires).

         "Commitment Fee" has the meaning assigned to such term in Section 2.10(a).

         "Commitment Fee Daily Average Amount" has the meaning assigned to such term in Section 2.10(a).

         "Commitment Fee Termination Date" has the meaning assigned to such term in Section 2.10(a).

         "Commitment Percentage" means (i) with respect to any U.S. Revolving Lender at any time, the percentage of the Total U.S. Revolving Credit Commitment represented by such Lender's U.S. Revolving Credit Commitment and

(ii) with respect to any European Revolving Lender at any time, the percentage of the Total European Revolving Credit Commitment represented by such European Revolving Lender's European Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Commitment Percentage shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

         "Common Stock" means the U.S. Borrower's common stock, par value $0.01 per share.

         "Communications" has the meaning assigned to such term in Section 10.01(d).

         "Companies" means the U.S. Borrower and each of its Subsidiaries; and "Company" means any one of them.

         "Compliance Certificate" has the meaning assigned to such term in
Section 5.01(b) and shall be substantially in the form of Exhibit D.

         "Consolidated Adjusted EBITDA" means, for any period, an amount determined for U.S. Borrower and its Subsidiaries on a consolidated basis equal to Consolidated Net Income for such period, adjusted by (i) adding thereto, in each case only to the extent deducted in calculating Consolidated Net Income, the sum, without duplication, of the amounts for such period of:

         (a) Consolidated Interest Expense;

         (b) provisions for taxes based on income;

         (c) total depreciation expense;

         (d) total amortization expense, including amortization of deferred financing fees;

         (e) any extraordinary losses and non-recurring charges during any period (including but not limited to severance, plant closures, relocation costs and one-time compensation charges);

         (f) other non-cash items reducing Consolidated Net Income (including, without limitation, losses on Asset Sales and stock compensation charges, but excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period);

         (g) any transaction costs and charges (including any premiums associated with the Tender Offer and the write-off of deferred issuance costs on the Senior Subordinated Notes and the Senior Floating Rate Notes) incurred in connection with the Transactions to the extent reducing Consolidated Net Income for such period;

         (h) any fees and expenses related to any Permitted Acquisitions and due diligence expenses associated with failed acquisitions and all deferred stock offering costs incurred in connection with the U.S. Borrower's contemplated 2006 common stock offering, to the extent reducing Consolidated Net Income for such period;

         (i) goodwill impairment charges;

         (j) SAP system software implementation expenses;

         (k) non-cash actuarially determined pension expense;

         (l) solely for the purpose of determining compliance with the financial covenant set forth in Section 6.09, and not for any other purpose under this Agreement (including, without limitation, the calculation of Consolidated Excess Cash Flow and any pro forma compliance calculations), the Cure Amount; and

         (m) the amount of any minority interest expense consisting of Subsidiary income attributable to minority Equity Interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back to) in such period from Consolidated Net Income, and (ii) subtracting therefrom, in each case only to the extent included in calculating Consolidated Net Income, the sum, without duplication, of the amounts for such period of:

         (a) non-cash gains on asset sales;

         (b) extraordinary gains and non-recurring gains during any period;

         (c) the amount of any minority interest income consisting of Subsidiary expense attributable to minority Equity Interests of third parties in any non-Wholly Owned Subsidiary added back (and not deducted from) in such period to Consolidated Net Income; and

         (d) other non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period).

         Other than for purposes of calculating Consolidated Excess Cash Flow, Consolidated Adjusted EBITDA shall be calculated on a Pro Forma Basis to give effect to the Transactions, any Permitted Acquisition and any Asset Sales consummated at any time on or after the first day of the Test Period and prior to the date of determination as if the Transactions and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

         "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in cash during such period such as (i) amortization of discount and amortization of debt issuance costs and (ii) any costs associated with mark-to-market changes in Hedging Agreements and any other non-cash charges related to entering into or terminating any Interest Rate Agreements.

         "Consolidated Current Assets" means, as at any date of determination, the total assets of U.S. Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

         "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of U.S. Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt and the current portion of deferred income taxes.

         "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of:

         (a) Consolidated Adjusted EBITDA;

         (b) the Consolidated Working Capital Adjustment (which may be positive or negative);

         (c) to the extent subtracted in determining Consolidated Adjusted EBITDA, all items that did not result from a cash payment by U.S. Borrower or any of its Subsidiaries on a consolidated basis during such period; and

         (d) any extraordinary gains and non-recurring gains paid in cash;

minus (ii) the sum, without duplication, of the amounts for such period of

         (a) voluntary and scheduled repayments of Indebtedness of the type included in the definition of Consolidated Net Debt (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Credit Commitments are permanently reduced in connection with such repayments);

         (b) Capital Expenditures (net of any proceeds of (y) any related financings or refinancings (including, without limitation, with insurance or condemnation proceeds) with respect to such expenditures and (z) any sales of assets used to finance such expenditures) paid in cash;

         (c) Consolidated Cash Interest Expense;

         (d) provisions for current taxes based on income of U.S. Borrower and its Subsidiaries and payable in cash with respect to such period;

         (e) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by U.S. Borrower and its Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness and that are accounted for as extraordinary items;

         (f) to the extent added back to determine Consolidated Adjusted EBITDA, all items that did not result from a cash payment to U.S. Borrower or any of its Subsidiaries on a consolidated basis;

         (g) to the extent added back to determine Consolidated Adjusted EBITDA, all items set forth in subclauses (e), (g), (h) and (i) of clause
     (i) of the definition of Consolidated Adjusted EBITDA to the extent paid in cash;

         (h) the amount of Investments made during such period pursuant to
     Section 6.04 to the extent that such Investments were financed with internally generated cash flow of U.S. Borrower and its Subsidiaries; and

         (i) pension contributions paid in cash.

         "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of U.S. Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of U.S. Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedging Agreements.

         "Consolidated Net Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of U.S. Borrower and its Subsidiaries of the type specified in clauses (1), (2) and (4) of the definition of Indebtedness and non-contingent obligations of the type described in clause (6) of the definition of Indebtedness, determined on a consolidated basis in accordance with GAAP, net of unrestricted cash and Cash Equivalents in excess of $10.0 million.

         "Consolidated Net Income" means, for any period, the net income (or loss) of U.S. Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, excluding, without duplication:

         (a) the income (or loss) of any Person (other than a Subsidiary of U.S. Borrower), in which any other Person (other than U.S. Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions (including royalty payments) actually paid to U.S. Borrower or any of its Subsidiaries by such Person during such period;

         (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of U.S. Borrower or is merged into or consolidated with U.S. Borrower or any of its Subsidiaries or that Person's assets are acquired by U.S. Borrower or any of its Subsidiaries;

         (c) the income of any Subsidiary of U.S. Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary;

         (d) any after-tax gains or losses attributable to returned surplus assets of any Pension Plan; and

         (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

         "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

         "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

         "Convertible Preferred Stock" means U.S. Borrower's 2003 Convertible Preferred Stock, par value $0.01 per share, liquidation preference $1,000 per share.

         "Copyrights" has the meaning assigned to such term in the U.S. Security Agreement.

         "Credit Event" has the meaning assigned to such term in Section 4.02.

         "Cure Amount" has the meaning assigned to such term in Section
6.09(b).

         "Cure Right" has the meaning assigned to such term in Section 6.09(b).

         "CV Holdings" means C.V. Holdings, Inc., a Colorado corporation and a direct Wholly-Owned Subsidiary of the U.S. Borrower as of the Closing Date.

         "CV Holdings Pledge Agreement" means the agreement of pledge of financial rights of even date herewith executed by CV Holdings in favor of the U.S. Collateral Agent governed by the laws of The Netherlands, pledging certain financial rights of Dutch Holdco and shall be substantially in the form of Exhibit G.

         "Danish Collateral Documents" means the Dutch Holdco Pledge Agreement and the Danish Guaranty.

         "Danish Guaranty" means the Guaranty of even date herewith executed by Danish Holdco in favor of European Agent substantially in the form of Exhibit H.

         "Danish Holdco" means SC Denmark ApS, a company incorporated and existing under the laws of the Kingdom of Denmark with CVR number 25382439 and having its principal place of business and registered office at c/o Lett & Co, Borgergade 111, 1300 Copenhagen K, Denmark.

         "Danish Holdco Pledge Agreement" means the pledge agreement of even date herewith executed by Denmark ApS in favor of the European Collateral Agent governed by the laws of Belgium, pledging Equity Interests in European Borrower owned by Denmark ApS and substantially in the form of Exhibit I.

         "Default" means any Event of Default, any Event of Termination and any event or condition which upon notice, lapse of time or both would constitute an Event of Default or Event of Termination.

         "Defaulting Lender" means any Lender that (a) has failed to fund any participation in LC Disbursements or any reimbursement obligations pursuant to
Section 2.06(d) or (e), (b) has notified in writing any Borrower, any Issuing bank and/or the Applicable Agent that such Lender does not intend to comply with its obligations to fund any participations in LC Disbursements or any reimbursement obligations pursuant to Section 2.06(d) or (e) or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Denomination Date" means, in relation to any Borrowing in Euro or Sterling, the date that is three Business Days before the date such Borrowing in Euro or Sterling is made.

         "Disqualified Capital Stock" means mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Term Loan Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in
(a) above, in each case at any time on or prior to the first anniversary of the Term Loan Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Term Loan Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.

         "Documentation Agent" has the meaning assigned to such term in the preamble hereto.

         "Dollar" or "$" means the lawful money of the United States of America.

         "Dollar Equivalent" means at any time of determination thereof (including, without limitation, the CAM Exchange Date) (a) with respect to Dollars, the amount in Dollars, (b) with respect to any amount in Euro, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Deutsche Bank AG in London at 11:00 a.m. (London time) on the date of determination to prime banks in London for the spot purchase in the London foreign exchange market of such amount of Dollars with Euros and (c) with respect to any amount in Sterling, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Deutsche Bank AG in London at 11:00 a.m. (London time) on the date of determination to prime banks in London for the spot purchase in the London foreign exchange market of such amount of Dollars with Sterling. Notwithstanding the foregoing, for purposes of initially determining the Dollar Equivalent of any Borrowing, such determination shall be made on the Denomination Date of such Borrowing in Euros or Sterling.

         "Domestic" means, as to any Person, a Person which is created or organized under the laws of the United States of America, any of its states or the District of Columbia.

         "Dutch Collateral Documents" means the U.S. Borrower Pledge Agreement and the Dutch Guaranty.

         "Dutch Guaranty" means the Guaranty of even date herewith executed by Dutch Holdco in favor of European Agent substantially in the form of Exhibit J.

         "Dutch Holdco" means SC International Holdings C.V., a commanditaire vennootschap (limited partnership) organized under the laws of The Netherlands with its seat at Strawinskylaan 1725, 1077 XX Amsterdam, The Netherlands and registered at the Chamber of Commerce Amsterdam under number 34146498.

         "Dutch Holdco Pledge Agreement" means the pledge of shares agreement of even date herewith executed by Dutch Holdco in favor of the European Collateral Agent governed by the laws of the Kingdom of Denmark, pledging Equity Interests in Denmark ApS owned by Dutch Holdco and substantially in the form of Exhibit K.

         "Eligible Assignee" shall mean (a) if the assignment does not include assignment of a Revolving Commitment, (i) any Lender, (ii) an Affiliate of any Lender, (iii) an Approved Fund and (iv) any other person approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and (b) if the assignment includes assignment of a Revolving Commitment, (i) any Revolving Lender, (ii) any other person approved by the Applicable Agent, the applicable Issuing Bank and the applicable Borrower (each such approval not to be unreasonably withheld or delayed) and (iii) in the case of a European Revolving Commitment, a Qualified Institution; provided that (x) no approval of a Borrower shall be required during the continuance of a Default or prior to the completion of the primary syndication of the Commitments and Loans (as determined by the Lead Arrangers) and (y) "Eligible Assignee" shall not include either Borrower or any of its Affiliates or Subsidiaries, any Permitted Holder or any of its Affiliates or any natural person or an Embargoed Person.

         "Embargoed Person" has the meaning assigned to such term in Section
6.15.

         "Environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, indoor air, natural resources such as flora and fauna, or as otherwise defined in any Environmental Law.

         "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any materially adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Laws" means any and all applicable treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of the U.S. Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials into the Environment.

         "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person and all securities convertible into or exchangeable for such Equity Interests and all warrants, options or other rights to purchase or subscribe for any such Equity Interests, whether or not presently convertible, exchangeable or exercisable.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412 of the Code with respect to any Pension Plan or the failure to make any required contribution to a

Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any Loan Party or ERISA Affiliate of any liability under Title IV of ERISA, except liability for PBGC premiums, with respect to any Pension Plan; (e) the receipt by any Loan Party or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to a Pension Plan that could result in material liability to a Loan Party or a Subsidiary, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any Loan Party or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by a Loan Party or ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any of the Subsidiaries.

         "EURIBOR Rate" means, in relation to any Loan in Euro (a) the applicable Screen Rate or (b) if no Screen Rate is available for the Interest Period of that Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the European Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, at or about 11 a.m. Brussels time on the second full Business Day next preceding the first day of the relevant Interest Period (the "Quotation Day") in relation to which such rate is calculated.

         "Euro," "euro" or "(euro)" means the single currency introduced at the start of the third stage of economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on the European Union.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board.

         "Eurocurrency Rate" means, (a) in relation to any Eurocurrency Rate Loan denominated in Dollars or Sterling, the LIBOR Rate and (b) in relation to any Eurocurrency Rate Loan denominated in Euro, the EURIBOR Rate.

         "Eurocurrency Rate Borrowing" means a Borrowing comprised of Eurocurrency Rate Loans.

         "Eurocurrency Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurocurrency Rate.

         "Euro Equivalent" means at any time of determination thereof (including, without limitation, the CAM Exchange Date) (a) with respect to Euros, the amount in Euros, (b) with respect to any amount in Dollars, the equivalent of such amount in Euros determined by using the rate of exchange quoted by KBC Bank N.V. in Brussels at 11:00 a.m. (Brussels time) on the date of determination to prime banks in London for the spot purchase in the London foreign exchange market of such amount of Euros with Dollars and (c) with respect to any amount in Sterling, the equivalent of such amount in Euros determined by using the rate of exchange quoted by KBC Bank N.V. in Brussels at 11:00 a.m. (Brussels time) on the date of determination to prime banks in London for the spot purchase in the London foreign exchange market of such amount of Euros with Sterling. Notwithstanding the foregoing, for purposes of initially determining the Euro Equivalent of any Borrowing, such determination shall be made on the Denomination Date of such Borrowing in Dollars or Sterling.

         "European Agent" has the meaning assigned to such term in the preamble hereto, and any of its successors or assigns.

         "European Agent Fees" has the meaning assigned to such term in Section 2.10(d).

         "European Borrower" has the meaning assigned to such term in the preamble hereto.

         "European Borrowing" means a Borrowing of Loans by the European Borrower in Euros or Sterling.

         "European Collateral" means the property of European Borrower, the U.S. Borrower and the Foreign Guarantors covered by the European Collateral Documents and any other property of European Borrower or any Loan Party, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of European Collateral Agent to secure any or all of the European Obligations.

         "European Collateral Agent" has the meaning assigned to such term in the preamble hereto, and any of its successors or assigns.

         "European Collateral Documents" means the Dutch Collateral Documents, the Danish Collateral Documents, the Danish Holdco Pledge Agreement and each other security document or pledge agreement delivered in accordance with applicable law to grant a valid, perfected security interest in any property of a European Loan Party as collateral for the European Obligations and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property of a European Loan Party as collateral for the European Obligations.

         "European Issuing Bank" shall mean, as the context may require, (a) KBC Bank NV, in its capacity as issuer of European Letters of Credit issued by it; (b) any other Lender that may become a European Issuing Bank pursuant to Sections 2.06(j) and (k) in its capacity as issuer of European Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

         "European Letter of Credit" means any letter of credit issued by the European Issuing Bank pursuant to this Agreement.

         "European LC Commitment" shall mean the commitment of the European Issuing Bank to issue European Letters of Credit pursuant to Section 2.06. The amount of the European LC Commitment shall initially be (euro)10.0, but in no event exceed the Total European Revolving Credit Commitment.

         "European LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding European Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under European Letters of Credit that have not yet been reimbursed by or on behalf of the European Borrower at such time. The European LC Exposure of any European Revolving Participant at any time shall be its Commitment Percentage of the total European LC Exposure at such time.

         "European Loan Guarantors" means the U.S. Borrower, the U.S. Subsidiary Guarantors and the Foreign Guarantors.

         "European Loan Parties" means the European Borrower and each European Loan Guarantor.

         "European Obligations" means the obligations of the European Borrower and the Foreign Guarantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on any European Revolving Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the European Borrower and the Foreign Guarantors under this Agreement in respect of any European Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the European Borrower and the Foreign Guarantors under this Agreement and the other Loan Documents.

         "European Parallel Debt" has the meaning assigned to such term in
Section 10.19(c)(i).

         "European Parallel Debt Beneficiary" has the meaning assigned to such term in Section 10.19(a).

         "European Parallel Debt Obligor" has the meaning assigned to such term in Section 10.19(c)(i).

         "European Revolving Borrowing" means a Borrowing comprised of European Revolving Loans.

         "European Revolving Credit Commitment" means, with respect to a European Revolving Lender, the commitment, if any, of such European Revolving Lender to make European Revolving Loans in Euro and Sterling hereunder on or after the Closing Date, expressed as an amount representing the maximum principal amount of European Revolving Loans to be made by such European Revolving Lender hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each European Revolving Lender's European Revolving Credit Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its European Revolving Credit Commitment, as applicable. The aggregate amount of the European Revolving Credit Commitments on the Closing Date is (euro)22.7 million.

         "European Revolving Credit Exposure" means, with respect to any European Revolving Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding European Revolving Loans of such European Revolving Lender plus (b) such European Revolving Lender's European LC Exposure at such time.

         "European Revolving Lender" means a Lender with a European Revolving Credit Commitment or with any European Revolving Credit Exposure, in its capacity as such.

         "European Revolving Loan Facility" means the European Revolving Credit Commitments and the provisions herein related to the European Revolving Loans.

         "European Revolving Loans" means the revolving loans in Euros or Sterling made by the European Revolving Lenders to the European Borrower pursuant to Section 2.01(b)(ii). Each European Revolving Loan shall be a Eurocurrency Rate Loan.

         "European Revolving Loan Sterling Sublimit" has the meaning assigned to such term in Section 2.01(b)(ii).

         "European Secured Parties" means, collectively, the European Agent, the European Collateral Agent, the European Issuing Bank and the European Revolving Lenders.

         "Event of Default" has the meaning assigned to such term in Section
7.01.

         "Event of Termination" has the meaning assigned to such term in
Section 7.01.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

         "Executive Order" has the meaning assigned to such term in Section 3.22(a).

         "Existing Facility" means the Credit Agreement, dated as of July 31, 2003, among the U.S. Borrower, the European Borrower, the other loan parties signatory thereto, the lenders from time to time party thereto, General Electric Capital Corporation, as North American Collateral Agent, Agent and Lender, KBC Bank NV, as Fronting Lender and European Agent, and GECC Capital Markets Group, Inc. as Lead Arranger.

         "Facilities" means the Term Loan Facility, the U.S. Revolving Loan Facility and the European Revolving Loan Facility and "Facility" refers to any such Facility individually.

         "Federal Funds Rate" means, for any day, the weighted average of the rates (rounded upwards, if necessary, to the nearest 1/100th of 1%) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fees" means the Commitment Fees, the LC Fees and the Agent Fees.

         "Financial Officer" of any corporation, partnership or other entity means the chief financial officer, principal accounting officer, treasurer or controller of such corporation, partnership or other entity.

         "Fiscal Quarter" means any quarterly accounting period of a Fiscal
Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on January 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "Fiscal Year 2007") refer to the Fiscal Year ending on January 31 occurring during such calendar year; provided that if U.S. Borrower changes its fiscal year to end on December 31, such January 31 references shall be deemed to be December 31.

         "Foreign" means, as to any Person, a Person which is created or organized under the laws of a jurisdiction other than those of the United States of America, any of its states or the District of Columbia.

         "Foreign Credit Lines" means (a) all credit lines and invoice, commercial paper or draft discounting and other similar facilities and, without duplication, the face amount of letters of credit and contingent obligations with respect to guaranties and similar obligations issued in relation or pursuant thereto, of one or more Foreign Subsidiaries of the U.S. Borrower (other than Indebtedness consisting of the intercompany loans and advances permitted under Section 6.01(b)) but including any bank guaranties of leases) and (b) the sale of accounts receivable, customer drafts and similar rights of payment from customers of such Persons in the ordinary course of business on a non-recourse basis pursuant to the terms of relevant agreements or arrangements.

         "Foreign Guarantor" means Danish Holdco, Dutch Holdco and each other Foreign Person, if any, that executes a guaranty of the European Obligations or other similar agreement in connection with the transactions contemplated by the Agreement and the other Loan Documents.

         "Fund" means any person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

         "General Intangibles" means all "general intangibles," as such term is defined in the UCC, now owned or hereafter acquired by any Company, including all right, title and interest that such Company may now or hereafter have in or under any Contract or License, all payment intangibles, customer lists, Copyrights, Designs, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Loan Party or any computer bureau or service company from time to time acting for such Loan Party.

         "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, including any central bank.

         "Guaranteed Pension Plan" means the Samsonite Employees' Retirement Income Plan, Parts I and II.

         "Guaranties" means, collectively, the U.S. Subsidiary Guaranty, the U.S. Borrower Guaranty, the Danish Guaranty, the Dutch Guaranty and any other guaranty executed by any Guarantor in respect of any or all of the Obligations.

         "Guarantors" means the U.S. Subsidiary Guarantors, the Foreign Guarantors, U.S. Borrower and each other Person, if any, which executes a guaranty or other similar agreement in connection with the transactions contemplated by the Agreement and the other Loan Documents.

         "Hazardous Materials" means all pollutants, contaminants, wastes, substances, chemicals, materials and other constituents, including, without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment of any nature which can give rise to Environmental Liability under, or are regulated pursuant to, any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rate, currency values or commodity prices.

         "Immaterial Subsidiary" means a direct or indirect Subsidiary of U.S. Borrower (other than a Loan Party) with respect to which each of the following is satisfied: (a) the aggregate net sales of such Subsidiary are less than the Dollar Equivalent of $5,000,000 for the period of twelve consecutive months most recently ended prior to such Subsidiary being designated as an Immaterial Subsidiary; (b) the book value of the tangible assets of such Subsidiary is less than the Dollar Equivalent of $2,500,000; (c) the board of directors of U.S. Borrower has designated such Subsidiary as an Immaterial Subsidiary under this Agreement and U.S. Borrower has provided written notice to Agents in reasonable detail of such designation within five (5) Business Days after designation thereof; (d) such Subsidiary does not own any Equity Interests, or hold any Lien on any property, of U.S. Borrower or any other Loan Party; and
(e) such Subsidiary has never been a Loan Party after previously being an Immaterial Subsidiary.

         "Increase Effective Date" has the meaning assigned to such term in
Section 2.21(a).

         "Increase Joinder" has the meaning assigned to such term in Section 2.21(c)

         "Increased Cost Lender" has the meaning assigned to such term in
Section 2.20.

         "Incremental Term Loans" has the meaning assigned to such term in
Section 2.21(c).

         "Incremental Term Loan Commitment" has the meaning assigned to such term in Section 2.21(a).

         "Incremental Term Loan Maturity Date" has the meaning assigned to such term in Section 2.21(c).

         "Indebtedness", as applied to any Person, means, without duplication,

         (1) all indebtedness for borrowed money;

         (2) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP;

         (3) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;

         (4) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), to the extent required by GAAP to be included as liabilities on the balance sheet of such Person;

         (5) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person;

         (6) the face amount of any letter of credit, bank guarantee or banker's acceptance issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings;

         (7) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another;

         (8) any payment liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause
     (8), the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or the holders thereof will be protected (in whole or in part) against any monetary loss in respect thereof; and

         (9) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Hedging Agreement, whether entered into for hedging or speculative purposes;

provided that Indebtedness shall not include (x) trade payables not more than 120 days overdue and accrued expenses or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, in each case, payable directly or through a bank clearing arrangement, and arising in the ordinary course of business or (y) guaranteed minimum royalty payments under licensing agreements.

         "Indemnitee" has the meaning assigned to such term in Section
10.05(b).

         "Information Memorandum" means the Confidential Information Memorandum dated November 2006 relating to the Borrowers and this Agreement.

         "Installment Payment" has the meaning given to such term in Section 2.05(d).

         "Installment Payment Date" has the meaning given to such term in
Section 2.05(d).

         "Intellectual Property" has the meaning given to such term in Section 3.06(a).

         "Intercompany Note" means a promissory note substantially in the form of Exhibit L.

         "Interest Payment Date" means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Rate Borrowing with an Interest Period of more than three months' duration, (a) each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, (b) the date of any refinancing of such Borrowing with a Borrowing of a different Type.

         "Interest Period" means (a) as to any Eurocurrency Rate Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, if each affected Lender so agrees, 9 or 12 months) thereafter, as the relevant Borrower may elect; and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Term Loan Maturity Date or the Revolving Credit Maturity Date, as applicable, and (iii) the date such Borrowing is prepaid in accordance with Section 2.05 or converted in accordance with Section 2.03; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Rate Borrowings only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Investment" means (i) any direct or indirect purchase or other acquisition by U.S. Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of U.S. Borrower from any Person, of any Equity Interests of such Person; and (iii) any direct or indirect loan, advance or capital contribution by U.S. Borrower or any of its Subsidiaries to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment less Returned Investments.

         "IRS" means the Internal Revenue Service of the United States of the United States or any successor thereto.

         "Issuing Banks" means the U.S. Issuing Bank and the European Issuing Bank.

         "Joint Venture Subsidiary" means a Subsidiary of U.S. Borrower in which one or more Persons other than U.S. Borrower or a Wholly Owned Subsidiary of U.S. Borrower own Equity Interests of such Subsidiary.

         "Judgment Currency" has the meaning assigned to such term in Section 10.17(b).

         "Landlord Access Agreement" means a Landlord Access Agreement, substantially in the form of Exhibit M, or such other form as may reasonably be acceptable to the Administrative Agent.

         "LC Disbursement" means any payment made by an Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the U.S. LC Exposure at such time plus (b) the European LC Exposure at such time.

         "LC Fees" has the meaning assigned to such term in Section 2.10(b).

         "LC Request" means a request by either Borrower in accordance with the terms of Section 2.06(b) and substantially in the form of Exhibit N or such other form as shall be approved by the Administrative Agent or the European Agent, as appropriate.

         "Lead Arrangers" has the meaning assigned to such term in the preamble hereto.

         "Lenders" shall mean (a) the financial institutions listed on the signature pages hereto as Lenders, including such Lenders in their capacity as European Revolving Lenders, (b) the Swing Line Lender and (c) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance.

         "Letter of Credit" means any U.S. Letter of Credit or any European Letter of Credit.

         "Letter of Credit Expiration Date" shall mean the date which is fifteen days prior to the Revolving Credit Maturity Date.

         "LIBOR Base Rate" means, with respect to any Interest Period for any Eurocurrency Rate Loan denominated in Dollars, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen Page LIBOR01 as of 11:00 a.m., London time, on the Quotation Day. In the event that such rate does not appear on such Reuters Screen Page (or otherwise on the Reuters Screen), the LIBOR Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent with the approval of the U.S. Borrower.

         "LIBOR Rate" means, with respect to any Interest Period for any (i) Eurocurrency Rate Loan denominated in Dollars, an interest rate per annum equal to the rate per annum obtained by dividing (a) the LIBOR Base Rate by (b) (I) a percentage equal to 100% minus (II) the Applicable Reserve Requirement and (ii) Eurocurrency Rate Loan denominated in Sterling, the applicable Screen Rate.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option (other than outstanding warrants and stock options set forth in Schedule 3.07), call or similar right of a third party with respect to such securities and (d) any other agreement intended to create any of the foregoing.

         "Litigation" means any action, suit, claim, demand, investigation or proceeding at law or in equity by or before any Governmental Authority or before any arbitrator.

         "Loan Documents" means this Agreement, the Guaranties, the Collateral Documents and each Note.

         "Loan Parties" means U.S. Borrower, European Borrower and each
Guarantor.

         "Loan Party Information" has the meaning assigned to such term in
Section 10.18(b).

         "Loans" means, as the context requires, the U.S. Revolving Loans, the European Revolving Loans, the Term Loans or the Swing Line Loans.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Companies taken as a whole, (b) any Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the priority of Liens on Collateral, (d) any Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents or (e) the legality, validity, binding effect or enforceability against a Loan Party of any material provision of any Loan Document to which it is a party.

         "Maximum Rate" has the meaning assigned to such term in Section 10.10.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgages" means each of the mortgages, debentures, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to U.S. Collateral Agent or European Agent, as the case may be, with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to U.S. Collateral Agent or European Agent, as applicable.

         "Mortgaged Property" means (a) each Real Property identified as a Mortgaged Property on Schedule 3.05 and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to
Section 5.10

         "Multiemployer Plan" means a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA (i) to which any Loan Party or ERISA Affiliate is then making or accruing an obligation to make contributions, (ii) to which any Loan Party or ERISA Affiliate has within the preceding six plan years made contributions, including any Person which ceased to be an ERISA Affiliate during such six year period, or (iii) with respect to which any Loan Party or Subsidiary could incur liability.

         "Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to: (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by U.S. Borrower or any of its Subsidiaries other than Joint Venture Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable (or reasonably estimated to be payable within two years of such Asset Sale) by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is repaid as a result of such Asset Sale, (c) any bona fide direct costs incurred by U.S. Borrower or any of its Subsidiaries in connection with such Asset Sale, (d) any reserve for adjustment in respect of the sale price of the assets subject to such Asset Sale established in accordance with GAAP and (e) any reserve made in accordance with GAAP (or otherwise determined to be reasonable under the circumstances in the good faith discretion of the board of directors of the applicable Company) for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by U.S. Borrower or any of its Subsidiaries in connection with such Asset Sale or any other liabilities associated with the assets subject to such Asset Sale and retained by U.S. Borrower or any of its

Subsidiaries after such Asset Sale including without limitation pension and other post-employment benefit liabilities and environmental liabilities.

         "Net Insurance/Condemnation Proceeds" means an amount equal to: (i) any cash payments or proceeds received by U.S. Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder (excluding proceeds of business interruption insurance) or (b) as a result of the taking of any assets of U.S. Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual costs incurred by U.S. Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of U.S. Borrower or such Subsidiary in respect thereof, (b) any bona fide direct costs incurred in connection with (i) any such casualty or condemnation or (ii) any sale of such assets as referred to in clause (i)(b) of this definition, in either case including income or gains taxes payable (or reasonably estimated to be payable within two years) as a result of any gain recognized in connection therewith, and (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the assets in question and that is repaid as a result of such casualty or condemnation.

         "Non-U.S. Plan" means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, a Loan Party or any Subsidiary with respect to employees employed outside the United States.

         "Notes" means any notes evidencing the Term Loans, U.S. Revolving Loans, European Revolving Loans or Swing Line Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit E-1, E-2, E-3 or E-4.

         "Obligations" means the U.S. Obligations and the European Obligations.

         "Offer to Purchase" means the Offers to Purchase and Consent Solicitation Statement of the U.S. Borrower dated November 21, 2006 relating to the Tender Offer.

         "Officer's Certificate" means a certificate delivered by the relevant Borrower substantially in the form of Exhibit F.

         "Organizational Documents" shall mean, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

         "Participant" has the meaning assigned to such term in Section
10.04(d).

         "Patents" has the meaning assigned to such term in the U.S. Security Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PBGC Agreement" means that certain Amendment and Restatement of Term Sheet between the PBGC and U.S. Borrower dated July 23, 2003.

         "PBGC Ratable Lien" means a security interest granted to U.S. Collateral Agent for the benefit of the PBGC as contemplated by (but only to the extent required by) the Collateral Agency Agreement, pursuant to which the PBGC will have the benefit of a security interest in certain U.S. Collateral (except in any event for U.S. Collateral that is excluded from the PBGC Ratable Lien pursuant to the terms of the Collateral Agency Agreement) which is of equal and ratable priority with the security interest held by U.S. Collateral Agent for the benefit of the Secured Parties in such U.S. Collateral, which security interest shall be granted and effective at such time or times as are, and the arrangements, terms and conditions with respect to which must be, in all respects reasonably satisfactory to Administrative Agent. For the avoidance of doubt, the parties confirm that the Agreement creates no rights or benefits in favor of the PBGC, and that the PBGC shall not in any event be construed to be a "third-party beneficiary" of the Agreement or any of the Loan Documents other than the Collateral Agency Agreement.

         "Pension Plan" means a "pension plan," as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Loan Party or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Perfection Certificate" means a certificate in the form of Exhibit O hereto or any other form approved by the U.S. Collateral Agent.

         "Permitted Acquisition" means any acquisition by a Loan Party, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all or any portion of the Equity Interests of, or a business line or unit or a division of, any Person; provided

         (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

         (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Requirements of Law;

         (iii) in the case of the acquisition of Equity Interests, after giving effect to such acquisition, such Loan Party shall own not less than 50.1% of such Person, and the U.S. Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the U.S. Borrower, each of the actions set forth in Section 5.10;

         (iv) U.S. Borrower and its Subsidiaries shall be in compliance with the financial covenant set forth in Section 6.09 on a Pro Forma Basis after giving effect to such acquisition as of the last day of the Test Period most recently ended; and

         (v) the U.S. Borrowers shall have delivered to Administrative Agent
     (A) at least 10 days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.09 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.09.

         "Permitted Cure Securities" means Qualified Capital Stock of the U.S. Borrower upon which all dividends or distributions, at the election of the U.S. Borrower, may be payable in additional shares of such Security.

         "Permitted Holders" means ACOF Management, L.P., Bain Capital (Europe) LLC and Ontario Teachers' Pension Plan Board (and each Person which is, other than solely as a result of its ownership of equity in one or more Loan Parties, an Affiliate of one or more of the foregoing).

         "Permitted Joint Venture Acquisition" shall mean the acquisition described on Schedule 1.01(a); provided that such acquisition shall qualify as a "Permitted Acquisition" except that, for purposes of the definition thereof, references to a "Loan Party" shall be deemed to be references to a "Company".

         "Permitted Liens" has the meaning assigned to such term in Section
6.02.

         "Permitted Refinancing" means, with respect to any Indebtedness, any extensions, renewals or replacements of such Indebtedness provided (i) the terms and conditions thereof are not less favorable to the obligor thereunder or to the Lenders than the Indebtedness being refinanced or extended, (ii) the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended, (iii) such Indebtedness shall not include Indebtedness of an obligor other than the obligor under the Indebtedness being refinanced or extended, (iv) such Indebtedness shall not exceed in a principal amount (or accreted value, if applicable) the Indebtedness being refinanced or extended, and (v) such Indebtedness shall not be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom.

         "Person" means any natural person, corporation, trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

         "Plan" means any Pension Plan or Welfare Plan.

         "Platform" has the meaning assigned to such term in Section 10.01(e).

         "Preferred Stock Conversion" means the voluntary conversion of at least 90% of the outstanding Convertible Preferred Stock into Common Stock.

         "Prime Rate" means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Pro Forma Basis" means on a pro forma basis in accordance with GAAP and Regulation S-X under the Exchange Act and otherwise reasonably satisfactory to the Administrative Agent.

         "Property" means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including any ownership interests of any Person.

         "Public Lender" has the meaning assigned thereto in Section 10.01(e).

         "Qualified Capital Stock" of any Person shall mean any Equity Interests of such Person that are not Disqualified Capital Stock.

         "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the Code.

         "Qualified Institution" means (x) a lending institution organized in a jurisdiction which is party to a bilateral tax treaty with Belgium that collects deposits or other repayable funds from the public and grants credit on its own account and is subject to (i) the supervision of the Belgian Banking, Finance and Insurance Commission or (ii) supervision of a local supervisory authority in the country in which such lending institution is organized and (y) a Person who agrees to waive its entitlement to additional amounts or indemnity provided by
Section 2.16 hereof with respect to any Belgian withholding tax..

         "Quotation Day" has the meaning assigned to such term in the definition of "EURIBOR Rate".

         "Ratable Portion" has the meaning assigned thereto in Section 7.05.

         "Real Property" means all right, title and interest of any Company in and to a parcel of real property owned, leased or operated (including, without limitation, any leasehold estate) by any Company together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

         "Reference Bank" means the principal office in Brussels of KBC Bank N.V. or any Affiliate thereof.

         "Refunded Swing Line Loans" has the meaning assigned thereto in
Section 2.04(b)(iv).

         "Register" has the meaning assigned to such term in Section 10.04(d).

         "Reimbursement Obligations" shall mean either Borrower's obligations under Section 2.06(e) to reimburse LC Disbursements.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person's Affiliates.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

         "Remedial Action" means (a) "remedial action," as such term is defined in CERCLA, 42 USC Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or otherwise take corrective action to address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

         "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

         "Requisite European Revolving Lenders" means, collectively, European Revolving Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the European Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the European Revolving Credit Exposure.

         "Requisite Lenders" means, at any time, Lenders having more than fifty percent (50%) of the sum of (a) the Dollar Equivalent of the aggregate outstanding amount of the U.S. Revolving Credit Commitments and the European Revolving Credit Commitments or, after the termination of the U.S. Revolving Credit Commitments and/or the European Revolving Credit Commitments, the U.S. Revolving Credit Exposure and/or the European Revolving Credit Exposure, as applicable, and (b) the aggregate outstanding amount of all Term Loans then outstanding.

         "Requisite Term Lenders" means Term Lenders having more than fifty percent (50%) of the aggregate principal amount of all Term Loans then outstanding.

         "Requisite U.S. Lenders" means, at any time, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the U.S. Revolving Credit Commitments or, after the termination of the U.S. Revolving Credit Commitments, the U.S. Revolving Credit Exposure and (b) the aggregate outstanding amount of all Term Loans outstanding.

         "Requisite U.S. Revolving Lenders" means, collectively, Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the U.S. Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the U.S. Revolving Credit Exposure.

         "Reserve Account" has the meaning assigned thereto in Section 2.06(m).

         "Restricted Junior Payment" means, with respect to any Company:

         (a) the declaration (other than a declaration, the payment with respect to which is intended to occur after or contemporaneously with the payment in full of the Obligations) or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Equity Interests (other than dividends of common stock and/or payments-in-kind on preferred Equity Interests);

         (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Company Equity Interests or any other payment or distribution made in respect thereof, either directly or indirectly, except any payment made solely in shares of that class of Equity Interests to the holders of that class;

         (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to (other than scheduled payments of principal and interest), and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt;

         (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests of such Company now or hereafter outstanding;

         (e) any payment, loan, contribution or other transfer of funds or other property to any stockholder of such Company's other than payment of compensation in the ordinary course of business to stockholders who are employees of such Person; and

         (f) any payments by any Loan Party to any stockholder of the U.S. Borrower or its Affiliates.

         "Returned Investments" means the aggregate amount of all payments made in respect of such Investment that have been paid or returned, without restriction, in cash or otherwise to the Person making such Investment.

         "Revolving Credit Borrowing" means a U.S. Revolving Borrowing or a European Revolving Borrowing.

         "Revolving Credit Commitment Fee Percentage" means the Revolving Credit Commitment Fee Percentage set forth in the table below across from the applicable Total Leverage Ratio:

                           Total                        Revolving Credit
                       Leverage Ratio              Commitment Fee Percentage
                       --------------              -------------------------

            Greater than or equal to 2.50:1.00               0.50%
            Less than 2.50:1.00                              0.375%

         Each change in the Revolving Credit Commitment Fee Percentage resulting from a change in the Total Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the financial statements required by Section 5.01(a) or (b) and the Compliance Certificate required by Section 5.01(b) and (c), indicating such change, until the date immediately preceding the next date of delivery of such financial statements and Compliance Certificates indicating another such change. Notwithstanding the foregoing, the Revolving Commitment Fee Percentage shall be 0.50% (i) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements required by Section 5.01(a) or 5.01(b) and the Compliance Certificate required by Section 5.01(b) and (c) for the Fiscal Quarter ended April 30, 2007, (ii) at any time during which and only for so long as the U.S. Borrower has failed to deliver the financial statements required by Section 5.01(a) or 5.01(b) and the Compliance Certificate required by Section 5.01(b) or (c), respectively, and (iii) at any time during, and only for so long as there exists, an Event of Default.

         "Revolving Credit Commitment Period" means the period from and including the date of this Agreement to but not including the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments to make Revolving Loans pursuant to Section 2.01 shall terminate as provided herein.

         "Revolving Credit Commitments" means the U.S. Revolving Credit Commitment and the European Revolving Credit Commitment.

         "Revolving Credit Exposure" means the U.S. Revolving Credit Exposure and the Dollar Equivalent of the European Revolving Credit Exposure.

         "Revolving Credit Maturity Date" means December 20, 2012.

         "Revolving Lenders" means U.S. Revolving Lenders and European Revolving Lenders.

         "Revolving Loans" means U.S. Revolving Loans and European Revolving Loans.

         "S&P" means Standard & Poor's, a division of The McGraw-Hill
Companies.

         "Screen Rate" means, (i) in relation to the EURIBOR Rate, the percentage rate per annum determined by the Banking Federation of the European Union for Euros for the relevant period, in each case displayed on the appropriate page of the Telerate screen and (ii) in relation to the LIBOR Rate for any Eurocurrency Rate Loan in Sterling, the British Bankers' Association Settlement Rate for Sterling for the relevant period. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the U.S. Borrower.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Secured Obligations" means (a) the Obligations and (b) the due and punctual payment and performance of all obligations of the Loan Parties under each Hedging Agreement entered into with any counterparty that is a Secured Party.

         "Secured Parties" means, collectively, the U.S. Secured Parties and the European Secured Parties.

         "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Senior Floating Rate Notes" has the meaning assigned to such term in the recitals hereto.

         "Senior Subordinated Notes" has the meaning assigned to such term in the recitals hereto.

         "Senior Subordinated Notes Indenture" means the Indenture dated as of June 9, 2004 between the U.S. Borrower and The Bank of New York, as Trustee, governing the Senior Subordinated Notes.

         "Special Dividend" has the meaning assigned to such term in the recitals thereto.

         "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers' compensation liabilities of U.S. Borrower or any of its Subsidiaries, (b) the obligations of third-party insurers of U.S. Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, (c) performance, payment, deposit or surety obligations of U.S. Borrower or any of its Subsidiaries if required by a Requirement of Law or in accordance with custom and practice in the industry or
(d) Indebtedness of U.S. Borrower or any of its Subsidiaries permitted to be incurred under Section 6.01.

         "Sterling" and the sign "(pound)"each mean the lawful money of United Kingdom.

         "Subordinated Debt" means any Indebtedness of any Company subordinated to the Obligations as to right and time of payment and as to any other rights and remedies thereunder.

         "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, or (iii) any other legal entity the accounts of which would or should be consolidated with those of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP.

         "Substitute Interest Rate" has the meaning assigned to such term in
Section 2.12(a).

         "Survey" means a survey of any Mortgaged Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (or such longer period as may be approved by the U.S. Collateral Agent if the survey exception on any title policy relating thereto is removed or insured over) unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the Title Company, (iv) complying in all material respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) and issue a survey endorsement.

         "Swing Line Lender" means Merrill Lynch Capital Corporation in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

         "Swing Line Loan" means a Loan made by the Swing Line Lender to U.S. Borrower pursuant to Section 2.04.

         "Swing Line Note" means a promissory note in the form of Exhibit E-4, as it may be amended, supplemented or otherwise modified from time to time.

         "Swing Line Sublimit" means the lesser of (i) $5.0 million, and (ii) the aggregate unused amount of U.S. Revolving Credit Commitments then in effect.

         "Syndication Agent" has the meaning assigned to such term in the preamble hereto.

         "Taxes" has the meaning assigned to such term in Section 2.16.

         "Tender Offer" has the meaning assigned to such term in the recitals hereto.

         "Term Borrowing" means a Borrowing comprised of Term Loans.

         "Term Commitment" means with respect to a Term Lender, the commitment, if any, of such Term Lender to make a Term Loan in Dollars hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Term Lender hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Term Lenders' Term Commitments is $450.0 million. Unless the context shall otherwise require, the term "Term Commitment" shall also include any Incremental Term Loan Commitment

         "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan to the U.S. Borrower.

         "Term Loan" means a Loan in Dollars made by the Term Lenders to the U.S. Borrower pursuant to clause (i)(A) of Section 2.01(a)(i). Unless the context shall otherwise require, the term "Term Loans" shall also include any Incremental Term Loans.

         "Term Loan Facility" means the Term Loan Commitments and the provisions herein related to the Term Loans.

         "Term Loan Maturity Date" means December 20, 2013.

         "Test Period" means, at any time, the period of four consecutive Fiscal Quarters of U.S. Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each Fiscal Quarter or Fiscal Year in such period have been or were required to be delivered pursuant to Section 5.01(a) or (b).

         "Title Company" means any title insurance company as shall be retained by U.S. Borrower and reasonably acceptable to the Administrative Agent.

         "Title Policy" means, with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than 105% of the fair market value of such Mortgaged Property and fixtures, which policy (or such marked-up commitment) shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the U.S. Collateral Agent, (C) contain a "tie-in" or "cluster" endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the U.S. Collateral Agent) as shall be reasonably requested by the U.S. Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than exceptions reasonably acceptable to the U.S. Collateral Agent.

         "Total European Revolving Credit Commitment" means, at any time, the aggregate amount of the European Revolving Credit Commitments of the European Revolving Lenders, as in effect at such time.

         "Total Leverage Ratio" means the ratio, as of any date of determination of (i) Consolidated Net Debt as of such date to (ii) Consolidated Adjusted EBITDA for the most recent Test Period ended on or prior to such date.

         "Total U.S. Revolving Credit Commitment" means, at any time, the aggregate amount of the U.S. Revolving Credit Commitments of the U.S. Revolving Lenders as in effect at such time.

         "Trademarks" has the meaning assigned to such term in the U.S. Security Agreement.

         "Transactions" means the execution and delivery by each Loan Party of each of the Loan Documents and the Borrowings hereunder, the repayment of amounts owing under and termination of Existing Facility, the Tender Offer, the Special Dividend and the Preferred Stock Conversion.

         "Transferee" has the meaning assigned to such term in Section 2.16.

         "Transitional Subsidiary" means any Subsidiary formed after the Closing Date solely for the purpose of implementing an Asset Sale or a structural transaction permitted by this Agreement and which will cease to be a Subsidiary after the consummation of such Asset Sale or transaction (which will, in no event, be more than 90 days after the date of the formation of such Subsidiary).

         "Type," when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurocurrency Rate and the Alternate Base Rate.

         "UCC" shall mean the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

         "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Pension Plan exceeds the fair market value of all assets of such Pension Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Pension Plan using the actuarial assumptions for funding purposes in effect under such Pension Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by
Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Loan Party or any ERISA Affiliate as a result of such transaction.

         "U.S. Borrower" has the meaning assigned to such term in the preamble hereto.

         "U.S. Borrower Guaranty" means the Guaranty of even date herewith executed by U.S. Borrower in favor of European Agent substantially in the form of Exhibit P.

         "U.S. Borrower Pledge Agreement" means the agreement of pledge of financial rights of even date herewith executed by U.S. Borrower in favor of the European Collateral Agent governed by the laws of The Netherlands, pledging certain financial rights of Dutch Holdco substantially in the form of Exhibit Q.

         "U.S. Borrowing" means a Borrowing by U.S. Borrower of Loans in Dollars, Euros or Sterling.

         "U.S. Collateral" means the property of U.S. Borrower and U.S. Subsidiary Guarantors on which Liens have been granted to U.S. Collateral Agent pursuant to the U.S. Collateral Documents and any other property of U.S. Borrower or U.S. Subsidiary Guarantors, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of U.S. Collateral Agent, to secure any or all of the Secured Obligations.

         "U.S. Collateral Agent" has the meaning assigned to such term in the preamble hereto and shall include any of its successors or assigns.

         "U.S. Collateral Documents" means the U.S. Security Agreement, the CV Holdings Pledge Agreement, the Mortgages entered into by any U.S. Loan Party and each other security document or pledge agreement delivered in accordance with applicable law to grant a valid, perfected security interest in any property of a U.S. Loan Party as collateral for the Secured Obligations and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property of a U.S. Loan Party as collateral for the Secured Obligations.

         "U.S. Issuing Bank" means, as the context may require, (a) Deutsche Bank AG, New York Branch, in its capacity as issuer of U.S. Letters of Credit issued by it; (b) any other Lender that may become a U.S. Issuing Bank pursuant to Sections 2.06(j) and (k) in its capacity as issuer of U.S. Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

         "U.S. LC Commitment" means the commitment of the U.S. Issuing Bank to issue U.S. Letters of Credit pursuant to Section 2.06. The amount of the U.S. LC Commitment shall initially be $20.0 million, but in no event exceed the Total U.S. Revolving Credit Commitment.

         "U.S. LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under U.S. Letters of Credit that have not yet been reimbursed by or on behalf of the European Borrower at such time. The U.S. LC Exposure of any U.S. Revolving Lender at any time shall be its Commitment Percentage of the total U.S. LC Exposure at such time.

         "U.S. Letter of Credit" means any letter of credit issued by the U.S. Issuing Bank pursuant to this Agreement.

         "U.S. Loan Parties" means, collectively, the U.S. Borrower and the U.S. Subsidiary Guarantors.

         "U.S. Obligations" means the obligations of the U.S. Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans and any U.S. Revolving Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by U.S. Loan Parties under this Agreement in respect of any U.S. Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the U.S. Loan Parties under this Agreement and the other Loan Documents.

         "U.S. Parallel Debt" has the meaning assigned to such term in Section 10.19(d)(i).

         "U.S. Parallel Debt Beneficiary" has the meaning assigned to such term in Section 10.19(b).

         "U.S. Revolving Borrowing" means a Borrowing comprised of U.S. Revolving Loans.

         "U.S. Revolving Credit Commitment" means, with respect to a U.S. Revolving Lender, the commitment, if any, of such U.S. Revolving Lender to make U.S. Revolving Loans in Dollars, Euros or Sterling hereunder on and after the Closing Date, expressed as an amount representing the maximum principal amount of the U.S. Revolving Loans to be made by such U.S. Revolving Lender hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Lender's U.S. Revolving Credit Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its U.S. Revolving Credit Commitment, as applicable. The aggregate amount of the U.S. Revolving Credit Commitments on the Closing Date is the Dollar Equivalent of $50.0 million.

         "U.S. Revolving Credit Exposure" means, with respect to any U.S. Revolving Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding U.S. Revolving Loans of such U.S. Revolving Lender, plus (b) such U.S. Revolving Lender's U.S. LC Exposure at such time, plus (c) in the case of the Swing Line Lender, the aggregate amount of such Swing Line Lender's outstanding Swing Line Loans.

         "U.S. Revolving Lender" means a Lender with a U.S. Revolving Credit Commitment or with any U.S. Revolving Credit Exposure, in its capacity as such.

         "U.S. Revolving Loan Alternate Currency Sublimit" has the meaning assigned to such term in Section 2.01(b).

         "U.S. Revolving Loan Facility" means the U.S. Revolving Credit Commitments and the provisions herein related to the U.S. Revolving Loans and Swing Line Loans.

         "U.S. Revolving Loans" means the revolving loans in Dollars, Euro or Sterling made by the U.S. Revolving Lenders to the U.S. Borrower pursuant to
Section 2.01(b)(i). Each U.S. Revolving Loan in Dollars shall be a Eurocurrency Rate Loan or an ABR Loan and each U.S. Revolving Loan made in Euros or Sterling shall be a Eurocurrency Rate Loan.

         "U.S. Secured Parties" means, collectively, the Administrative Agent, the U.S. Collateral Agent, the U.S. Issuing Bank, the U.S. Revolving Lenders, the Term Lenders and each counterparty to a Hedging Agreement with a Loan Party if at the date of entering into such Hedging Agreement such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the U.S. Collateral Agent as its agent under the applicable Loan Documents and
(ii) agrees to be bound by the provisions of Sections 10.05, 10.07 and 10.16 as if it were a Lender.

         "U.S. Security Agreement" means the Security Agreement of even date herewith entered into by and among U.S. Collateral Agent, U.S. Borrower and each U.S. Subsidiary Guarantor substantially in the form of Exhibit R.

         "U.S. Subsidiary Guarantor" means each of U.S. Borrower's Domestic Subsidiaries listed on Schedule 1.01(b), and each other Domestic Subsidiary of U.S. Borrower that is or becomes a party to the U.S. Subsidiary Guaranty.

         "U.S. Subsidiary Guaranty" means the Guaranty of even date herewith executed by each U.S. Subsidiary Guarantor in favor of the Administrative Agent substantially in the form of Exhibit S.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA, that is maintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or any Subsidiary could incur liability.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "U.S. Revolving Loan") or by Type (e.g., a "Eurocurrency Rate Loan") or by Class and Type (e.g., a "Eurocurrency Rate U.S. Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "U.S. Revolving Credit Borrowing") or by Type (e.g., a "Eurocurrency Rate Borrowing") or by Class and Type (e.g., a "Eurocurrency Rate U.S. Revolving Borrowing").

         SECTION 1.03. Terms Generally.

         (a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (ii) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent with the application used in the financial statements referred to in Section 3.04.

         (b) If any payment under this Agreement or any other Loan Document shall be due on any day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and in the case of any payment accruing interest, interest thereon shall be paid for the period of such extension.

         (c) For purposes of the limitations in Article VI (other than Section 6.09) stated in Dollars, non-Dollar currencies will be converted into Dollars using the methodology set forth in the definition of Dollar Equivalent at the spot exchange rate in effect at the time of incurrence.

         (d) Except as set forth in the Collateral Agency Agreement, in the event of any inconsistencies between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this Agreement shall control.

                                  ARTICLE II

                                  THE CREDITS

         SECTION 2.01. Credit Commitments.

         (a) Term Loans.

         (i) Subject to the terms and conditions hereof, each Term Lender severally agrees to make Term Loans in Dollars to the U.S. Borrower on the Closing Date in an aggregate principal amount not to exceed its Term Commitment. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

         (ii) The Term Loans may from time to time be (i) Eurocurrency Rate Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the U.S. Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03; provided that no such Loan shall be made as or converted to a Eurocurrency Rate Loan after the day that is one month prior to the Term Loan Maturity Date.

         (b) Revolving Loans.

         (i) Subject to the terms and conditions hereof, each U.S. Revolving Lender severally agrees to make U.S. Revolving Loans in Dollars, Euros and Sterling to the U.S. Borrower from time to time during the Revolving Credit Commitment Period; provided that at no time shall the Dollar Equivalent of the amount of all outstanding U.S. Revolving Loans denominated in Euros and Sterling, together with the Dollar Equivalent of the aggregate U.S. LC Exposure under all U.S. Letters of Credit denominated in Euros and Sterling, exceed $10.0 million (the "U.S. Revolving Loan Alternate Currency Sublimit").

         (ii) Subject to the terms and conditions hereof, each European Revolving Lender agrees to make European Revolving Loans in Euros and Sterling to the European Borrower from time to time during the Revolving Credit Commitment Period; provided that at no time shall the Euro Equivalent of the amount of all outstanding European Revolving Loans denominated in Sterling, together with the Euro Equivalent of the aggregate European LC Exposure of all European Letters of Credit denominated in Sterling, exceed (euro)10.0 million (the "European Revolving Loan Sterling Sublimit").

         (iii) During the Revolving Credit Commitment Period each Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may (i) U.S. Revolving Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (A) the Aggregate U.S. Revolving Credit Exposure would exceed the Total U.S. Revolving Credit Commitment then in effect or (B) the U.S. Revolving Credit Exposure of any U.S. Revolving Lender would exceed such U.S. Revolving Lender's U.S. Revolving Credit Commitment, and (ii) European Revolving Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (A) the Aggregate European Revolving Credit Exposure would exceed the Total European Revolving Credit Commitment then in effect or (B) the European Revolving Credit Exposure of any European Revolving Lender would exceed such European Revolving Lender's European Revolving Credit Commitment.

         (iv) The U.S. Revolving Loans may from time to time be (i) Eurocurrency Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the U.S. Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03; provided that no such U.S. Revolving Loan shall be made as or converted to a Eurocurrency Rate Loan after the day that is one month prior to the Revolving Credit Maturity Date.

         (v) The European Revolving Loans shall be Eurocurrency Rate Loans.

         (c) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         SECTION 2.02. Procedure for Borrowing.

         (a) The applicable Borrower may borrow under the applicable Revolving Credit Commitments (in each case, subject to the limitations in Section 2.01) or the Term Commitments by giving the notice substantially in the form of Exhibit B hereto (a "Borrowing Request") to the Applicable Agent (with a copy thereof to be promptly provided to the Administrative Agent or the European Agent, as the case may be), which notice must be received by the Applicable Agent prior to (a) 12:00 p.m., London time, three Business Days prior to the requested Borrowing Date in the case of a European Revolving Loan, or (b) 12:00 p.m., New York City time (i) one Business Day prior to the requested Borrowing Date, in the case of an ABR Borrowing or (ii) three Business Days prior to the requested Borrowing Date, in the case of a Eurocurrency Rate Loan. The Borrowing Request for each Borrowing shall specify (i) the identity of the Borrower and whether the requested Borrowing is to be a U.S. Revolving Borrowing, a European Revolving Borrowing or a Term Borrowing, (ii) the amount to be borrowed, (iii) the requested Borrowing Date (which must be the Closing Date, in the case of a Term Borrowing), (iv) whether the Borrowing is to be of Eurocurrency Rate Loans or ABR Loans, (v) if the Borrowing is to be of Eurocurrency Rate Loans, the length of the initial Interest Period therefor,
(vi) the applicable currency of the Borrowing and (vii) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of this Agreement. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing (if the Borrowing is denominated in Dollars) or a Eurocurrency Rate Borrowing (if otherwise). If no Interest Period is specified with respect to any requested Eurocurrency Rate Borrowing, then the Borrower thereunder shall be deemed to have selected an Interest Period of one month's duration.

         (b) Each Borrowing shall be in a minimum aggregate principal amount of (i) $2.0 million, (euro)2.0 million or (pound)1.0 million, as applicable, or an integral multiple of $1.0 million, (euro)1.0 million or (pound)500,000, as applicable, in excess thereof or (ii) in the case of a Revolving Credit Borrowing, if less, the aggregate amount of then Available U.S. Revolving Credit Commitments or Available European Revolving Credit Commitments, as applicable.

         (c) Upon receipt of a Borrowing Request from the U.S. Borrower, the Administrative Agent shall promptly notify each applicable Lender of the aggregate amount of such Borrowing and of the amount of such Lender's pro rata portion thereof, which shall be based on the respective Available U.S. Revolving Credit Commitments of all the U.S. Revolving Lenders (in the case of a Revolving Credit Borrowing), or Term Commitments (in the case of a Term Borrowing). Each Lender will make the amount of its pro rata portion of each such Borrowing available to the Administrative Agent for the account of the U.S. Borrower at the New York office of the Administrative Agent specified in
Section 10.01 prior to 12:00 p.m., New York City time, on the Borrowing Date requested by U.S. Borrower in funds immediately available to the Administrative Agent and, subject to Section 2.12, denominated in the requested currency. Amounts so received by the Administrative Agent will promptly be made available to the U.S. Borrower by the Administrative Agent crediting the account of U.S. Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the U.S. Issuing Bank.

         (d) Upon receipt of a Borrowing Request from the European Borrower, the European Agent shall promptly notify each European Revolving Lender of the aggregate amount of such Borrowing and of the amount of such European Revolving Lender's pro rata portion thereof, which shall be based on the respective Available European Revolving Credit Commitments of all European Revolving Lenders. Each European Revolving Lender will make the amount of its pro rata portion of such Borrowing available to the European Agent for the account of the European Borrower at the office of the European Agent specified from time to time by the European Agent as the place for payments prior to 10:00 a.m., London time, on the Borrowing Date requested by the European Borrower in funds immediately available to the European Agent. Amounts so received by the European Agent will promptly be made available to the European Borrower by the European Agent crediting the account of the European Borrower on the books of such office with the aggregate of the amounts made available to the European Agent by the European Revolving Lenders and in like funds as received by the European Agent.

         SECTION 2.03. Conversion and Continuation Options for Loans.

         (a) The U.S. Borrower may elect from time to time to convert (i) Eurocurrency Rate Loans denominated in Dollars to ABR Loans by giving the Administrative Agent prior notice of such election not later than 10:00 a.m., New York City time, on the Business Day prior to a requested conversion or
(ii) ABR Loans to Eurocurrency Rate Loans by giving the Administrative Agent prior notice of such election not later than 9:00 a.m., New York time, three Business Days prior to a requested conversion; provided that if any such conversion of Eurocurrency Rate Loans is made other than on the last day of an Interest Period with respect thereto, the U.S. Borrower shall pay any amounts due to the Lenders pursuant to Section 2.17 as a result of such conversion. Any such notice of conversion to Eurocurrency Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurocurrency Rate Loans or ABR Loans, may be converted as provided herein; provided that (i) no Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) no Loan may be converted into a Eurocurrency Rate Loan after the date that is one month prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable.

         (b) Any Eurocurrency Rate Loans may be continued as such upon the expiration of then current Interest Period with respect thereto by the relevant Borrower giving prior notice to the Applicable Agent, not later than
(i) in the case of European Revolving Loans, 11:00 a.m., London time, three Business Days prior to a requested continuation and (ii) in the case of U.S. Revolving Loans and Term Loans, 9:00 a.m. New York time, three Business Days prior to a requested conversion, in each case setting forth the length of the next Interest Period to be applicable to such Loans; provided that no Eurocurrency Rate Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable; and provided, further, that if such Borrower shall fail to give any required notice as described above in this Section 2.03 or if such continuation is not permitted pursuant to the preceding proviso, then in the case of (A) Loans denominated in Dollars, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period (in which case the Administrative Agent shall notify the U.S. Borrower of such conversion) and (B) Loans denominated in Euros or Sterling, such Loans shall be automatically continued as Eurocurrency Rate Loans with an Interest Period of one month.

         (c) In connection with Eurocurrency Rate Borrowings, there shall be no more than ten (10) Interest Periods outstanding at any time.

         SECTION 2.04. Swing Line Loans.

         (a) Swing Line Loans Commitments. During the Revolving Credit Commitment Period, subject to the terms and conditions hereof, the Swing Line Lender hereby agrees to make Swing Line Loans to U.S. Borrower in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided that after giving effect to the making of any Swing Line Loan, in no event shall the Aggregate U.S. Revolving Credit Exposure exceed the Total U.S. Revolving Credit Commitment then in effect. Amounts borrowed pursuant to this
Section 2.04 may be repaid and reborrowed during the Revolving Credit Commitment Period. The Swing Line Lender's U.S. Revolving Credit Commitment shall expire on the Revolving Credit Maturity Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the U.S. Revolving Credit Commitments shall be paid in full no later than such date.

         (b) Borrowing Mechanics for Swing Line Loans.

         (i) Swing Line Loans shall be made in Dollars in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

         (ii) Whenever U.S. Borrower desires that the Swing Line Lender make a Swing Line Loan, U.S. Borrower shall deliver to the Administrative Agent a Borrowing Request no later than 12:00 p.m. (New York City time) on the proposed Borrowing Date.

         (iii) The Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Borrowing Date by wire transfer of same day funds in Dollars, at the office of the Administrative Agent specified in Section 10.01. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to U.S. Borrower on the applicable Borrowing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of U.S. Borrower at the office of the Administrative Agent specified in Section 10.01, or to such other account as may be designated in writing to Administrative Agent by U.S. Borrower.

         (iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by U.S. Borrower pursuant to Section 2.05, the Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to U.S. Borrower), no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed Borrowing Date (and on the CAM Exchange Date), a notice (which shall be deemed to be a Borrowing Request given by U.S. Borrower) requesting that each U.S. Revolving Lender holding a U.S. Revolving Credit Commitment make U.S. Revolving Loans that are ABR Loans to U.S. Borrower on such Borrowing Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which the Swing Line Lender requests the U.S. Revolving Lenders to prepay (with such notice being given on the CAM Exchange Date immediately before the exchange of participations referred to in Section 7.05). Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such U.S. Revolving Loans made by the U.S. Revolving Lenders other than the Swing Line Lender shall be immediately delivered by the Administrative Agent to the Swing Line Lender (and not to U.S. Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such U.S. Revolving Loans are made, the Swing Line Lender's Commitment Percentage of the Refunded the Swing Line Loans shall be deemed to be paid with the proceeds of a U.S. Revolving Loan made by the Swing Line Lender to U.S. Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of the Swing Line Lender but shall instead constitute part of the Swing Line Lender's outstanding U.S. Revolving Loans to U.S. Borrower. U.S. Borrower hereby authorizes the Administrative Agent and the Swing Line Lender to charge the U.S. Borrower's accounts with the Administrative Agent and the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent of the proceeds of such U.S. Revolving Loans made by the U.S. Revolving Lenders, including the U.S. Revolving Loans deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the U.S. Borrower from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders that have U.S. Revolving Credit Commitments in the manner contemplated by Section 2.19.

         (v) If for any reason U.S. Revolving Loans are not made pursuant to
Section 2.04(b)(iv) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the Swing Line Lender, each U.S. Revolving Lender holding a U.S. Revolving Credit Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Commitment Percentage of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swing Line Lender, each U.S. Revolving Lender holding a U.S. Revolving Credit Commitment shall deliver to the Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the office of the Swing Line Lender set forth in Section 10.01. In addition, whether or not such notice is provided, upon the occurrence of the CAM Exchange Date, each U.S. Revolving Lender shall immediately acquire, without recourse or warranty, an undivided participation in each Swing Line Loan, by payment to the Administrative Agent, in immediately available funds, an amount equal to such U.S. Revolving Lender's Ratable Portion of each Swing Loan. In order to evidence such participation each U.S. Revolving Lender holding a U.S. Revolving Credit Commitment agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to the Swing Line Lender. In the event any U.S. Revolving Lender holding a U.S. Revolving Credit Commitment fails to make available to the Swing Line Lender the amount of such Lender's participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such U.S. Revolving Lender together with interest thereon for three Business Days at the rate customarily used by the Swing Line Lender for the correction of errors among banks and thereafter at ABR, as applicable.

         (vi) Notwithstanding anything contained herein to the contrary, each U.S. Revolving Lender's obligation to make U.S. Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each U.S. Revolving Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each U.S. Revolving Lender are subject to the condition that the Swing Line Lender believed in good faith that all conditions under Section 4.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by the Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

         SECTION 2.05. Optional and Mandatory Prepayments of Loans; Repayments of Term Loans.

         (a) Each Borrower may at any time and from time to time prepay the Loans (subject, in the case of Eurocurrency Rate Loans, to compliance with the terms of Section 2.17), in whole or in part, without premium or penalty, upon irrevocable notice to the Applicable Agent not later than (i) in the case of European Revolving Loans, 12:00 noon, London time, and (ii) in the case of Term Loans and U.S. Revolving Loans, 9:00 a.m. New York time, in each case three Business Days prior to the date of such prepayment, specifying (x) the date and amount of prepayment, and (y) whether the prepayment is of Eurocurrency Rate Loans or ABR Loans or a combination thereof (including in the case of Eurocurrency Rate Loans, the Borrowing to which such prepayment is to be applied and, if of a combination thereof, the amount allocable to each). Upon receipt of any such notice the Applicable Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $2.0 million, (euro)2.0 million or (pound)1.0 million, as applicable, or a whole multiple of $1.0 million, (euro)1.0 million or (pound)500,000, as applicable, in excess thereof (or, if less, the remaining outstanding principal amount thereof).

         (b) In the event and on such occasion that (i) the Aggregate U.S. Revolving Credit Exposure exceeds the Total U.S. Revolving Credit Commitment, the U.S. Borrower shall prepay U.S. Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral pursuant to Section 2.06) in an aggregate amount equal to such excess or (ii) the Aggregate European Revolving Credit Exposure exceeds the Total European Revolving Credit Commitment, the European Borrower shall prepay European Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral pursuant to Section 2.06) in an aggregate amount equal to such excess.

         (c) (i) No later than the first Business Day following the date of receipt by U.S. Borrower of any cash proceeds from a capital contribution to, or the issuance of any Equity Interests of, U.S. Borrower (excluding any such capital contribution by or issuance to a Permitted Holder (other than Permitted Cure Securities) and any such capital contribution or issuance pursuant to any employee stock or stock option compensation plan), U.S. Borrower shall prepay the Loans as set forth in Section 2.05(e) below in an aggregate amount equal to 50% of such proceeds, net of underwriting discounts and commissions, investment banking, brokerage, accounting and other professional fees and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, during any period in which the Total Leverage Ratio (determined for any such period by reference to the most recent Test Period) shall be less than (A) 2.50:1.00 but greater than or equal to 2.00:1.00, U.S. Borrower shall only be required to make the prepayments in an amount equal to 25% of such net proceeds or (B) 2.00:1.00, U.S. Borrower shall not be required to make any prepayments from such net proceeds.

         (ii) No later than the first Business Day following the date of receipt by U.S. Borrower or any of its Subsidiaries of any cash proceeds from the incurrence of any Indebtedness of U.S.

Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01), U.S. Borrower shall prepay the Loans as set forth in Section 2.05(e) below in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions, investment banking, brokerage, accounting and other professional fees and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

         (iii) No later than the first Business Day following the date of receipt by U.S. Borrower or any of its Subsidiaries other than Joint Ventures Subsidiaries of any Net Asset Sale Proceeds, U.S. Borrower shall notify the Administrative Agent of the receipt of such proceeds and shall prepay the Loans as set forth in Section 2.05(e) below in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, U.S. Borrower shall have the option, directly or through one or more of its respective Subsidiaries, to invest all or any portion of such Net Asset Sale Proceeds within 12 months of receipt thereof (or within 12 months of entering into a binding agreement to reinvest if such binding agreement is entered into within 12 months of receipt) in long-term productive or other capital assets of the general type used in the business of U.S. Borrower and its Subsidiaries, which assets need not be of the same type as the assets sold or otherwise disposed of to generate such Net Asset Sale Proceeds.

         (iv) No later than the first Business Day following the date of receipt by U.S. Borrower or any of its Subsidiaries other than Joint Ventures Subsidiaries, or the Administrative Agent or European Agent as loss payee, of any Net Insurance/Condemnation Proceeds, U.S. Borrower notify the Administrative Agent of the receipt of such proceeds and shall prepay the Loans as set forth in Section 2.05(e) below in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, U.S. Borrower shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within 12 months of receipt thereof (or within 12 months of entering into a binding agreement to reinvest if such binding agreement is entered into within 12 months of receipt) in long term productive or other capital assets of the general type used in the business of U.S. Borrower and its Subsidiaries, which assets need not be of the same type as the assets relating to which such Net Insurance/Condemnation Proceeds were received. (v) In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2008), U.S. Borrower shall, no later than 100 days after the end of such Fiscal Year, prepay the Loans as set forth in Section 2.05(e) below in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow; provided, during any period in which the Total Leverage Ratio (determined for any such period by reference to the most recent Test Period) shall be less than (A) 3.00:1.00 but greater than or equal to 2.50:1.00, U.S. Borrower shall only be required to make the prepayments otherwise required hereby in an amount equal to 35% of such Consolidated Excess Cash Flow, (B) 2.50:1.00 but greater than or equal to 2.00:1.00, U.S. Borrower shall only be required to make the prepayments otherwise required hereby in an amount equal to 25% of such Consolidated Excess Cash Flow or (C) 2.00:1.00, U.S. Borrower shall not be required to make any prepayments from such Consolidated Excess Cash Flow.

         (d) The Term Loans shall be repaid in installments (each an "Installment Payment") on the dates set forth below (each such day, an "Installment Payment Date"), commencing on March 31, 2007, in an aggregate amount equal to (i) $1,125,000, on each March 31, June 30, September 30 and December 31 of each year, ending on (and including) September 30, 2013 and
(ii) $419,625,000, on the Term Loan Maturity Date.

         (e) Prepayments of Term Loans made pursuant to Section 2.05(a), and each prepayment made pursuant to Section 2.05(c), shall be applied to the remaining Installment Payments in direct order of maturity. Any prepayment of Loans pursuant to this Section
2.05 shall be applied, first, to any ABR Loans then outstanding, and second, the balance of such prepayment, if any, to the Eurocurrency Rate Loans then outstanding.

         SECTION 2.06. Letters of Credit.

         (a) General. Subject to the terms and conditions set forth herein,
(i) U.S. Borrower may request the U.S. Issuing Bank to issue U.S. Letters of Credit denominated in Dollars, Euro or Sterling for its own account or the account of a Subsidiary and in a form reasonably acceptable to the Administrative Agent and the U.S. Issuing Bank and (ii) European Borrower may request the European Issuing Bank to issue European Letters of Credit denominated in Euro or Sterling for its own account or the account of a Subsidiary and in a form reasonably acceptable to the European Agent and the European Issuing Bank, in each case at any time and from time to time prior to the Revolving Credit Maturity Date (provided that U.S. Borrower or European Borrower, as applicable, shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary). The U.S. Issuing Bank shall have no obligation to issue, and the U.S. Borrower shall not request the issuance of, any U.S. Letter of Credit at any time if (A) after giving effect to such issuance, (i) the U.S. LC Exposure would exceed the U.S. LC Commitment, (ii) the Aggregate U.S. Revolving Credit Exposure would exceed the Total U.S. Revolving Credit Commitment or (iii) the Dollar Equivalent of the aggregate U.S. LC Exposure of all U.S. Letters of Credit denominated in Euro or Sterling would exceed the U.S. Revolving Loan Alternate Currency Sublimit or (B) any U.S. Revolving Credit Lender is a Defaulting Lender at such time, unless the U.S. Issuing Bank has entered into arrangements reasonably satisfactory to it and the U.S. Borrower to eliminate the U.S. Issuing Bank's risk with respect to the participation in U.S. Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender's applicable Commitment Percentage thereof. The European Issuing Bank shall have no obligation to issue, and the European Borrower shall not request the issuance of, any European Letter of Credit at any time if (A) after giving effect to such issuance, (i) the European LC Exposure would exceed the European LC Commitment, (ii) the Aggregate European Revolving Credit Exposure would exceed the Total European Revolving Credit Commitment or
(iii) the Euro Equivalent of the aggregate European LC Exposure of all European Letters of Credit denominated in Sterling would exceed the European Revolving Loan Sterling Sublimit or (B) any European Revolving Credit Lender is a Defaulting Lender at such time, unless the European Issuing Bank has entered into arrangements reasonably satisfactory to it and the European Borrower to eliminate the European Issuing Bank's risk with respect to the participation in European Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender's applicable Commitment Percentage thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, either Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions and Notices. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the applicable Borrower shall deliver, by hand or telecopier (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank), an LC Request to (i) the U.S. Issuing Bank and the Administrative Agent, not later than 11:00 a.m. in New York City on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the U.S. Issuing Bank) or (ii) the European Issuing Bank and the European Agent, not later than 11:00 a.m. in Brussels on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the European Issuing Bank).

         A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the applicable Issuing Bank:

         (1) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

         (2) the amount and the currency thereof;

         (3) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

         (4) the name and address of the beneficiary thereof;

         (5) whether the Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries (provided that U.S. Borrower or European Borrower, as applicable, shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary);

         (6) the documents to be presented by such beneficiary in connection with any drawing thereunder;

         (7) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

         (8) such other matters as the applicable Issuing Bank may require.

         A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank:

         (i) the Letter of Credit to be amended, renewed or extended;

         (ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

         (iii) the nature of the proposed amendment, renewal or extension; and

         (iv) such other matters as the applicable Issuing Bank may reasonably require.

If requested by an Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) in the case of a U.S. Letter of Credit, (a) the U.S. LC Exposure shall not exceed the U.S. LC Commitment, (b) the Aggregate U.S. Revolving Credit Exposure shall not exceed the Total U.S. Revolving Credit Commitment and (c) the Dollar Equivalent of the aggregate U.S. LC Exposure of all U.S. Letters of Credit denominated in Euro or Sterling shall not exceed the U.S. Revolving Loan Alternate Currency Sublimit, (ii) in the case of a European Letter of Credit, (a) the European LC Exposure shall not exceed the European LC Commitment, (b) the Aggregate European Revolving Credit Exposure shall not exceed the Total European Revolving Credit Commitment or (c) the Euro Equivalent of the aggregate European LC Exposure of all European Letters of Credit denominated in Sterling shall not exceed the European

Revolving Loan Sterling Sublimit and (iii) the conditions set forth in Section
4.02 in respect of such issuance, amendment, renewal or extension shall have been satisfied or waived. Unless (i) the U.S. Issuing Bank shall agree otherwise, no U.S. Letter of Credit shall be in an initial amount less than the Dollar Equivalent of $100,000, in the case of a Commercial Letter of Credit, or the Dollar Equivalent of $500,000, in the case of a Standby Letter of Credit and (ii) the European Issuing Bank shall agree otherwise, no European Letter of Credit shall be in an initial amount less than Euro Equivalent of (euro)500,000, in the case of a Commercial Letter of Credit, or the Euro Equivalent of (euro)100,000, in the case of a Standby Letter of Credit.

         Upon the issuance of any U.S. Letter of Credit or amendment, renewal, extension or modification to a U.S. Letter of Credit, the U.S. Issuing Bank shall promptly notify the Administrative Agent, who shall promptly notify each U.S. Revolving Lender, thereof, which notice shall be accompanied by a copy of such U.S. Letter of Credit or amendment, renewal, extension or modification to a U.S. Letter of Credit and the amount of such Lender's respective participation in such U.S. Letter of Credit pursuant to Section 2.06(d). On the first Business Day of each calendar month, the U.S. Issuing Bank shall provide to the Administrative Agent a report listing all outstanding U.S. Letters of Credit and the amounts and beneficiaries thereof and the Administrative Agent shall promptly provide such report to each U.S. Revolving Lender.

         Upon the issuance of any European Letter of Credit or amendment, renewal, extension or modification to a European Letter of Credit, the European Issuing Bank shall promptly notify the European Agent, who shall promptly notify each European Revolving Lender thereof, which notice shall be accompanied by a copy of such European Letter of Credit or amendment, renewal, extension or modification to a European Letter of Credit and the amount of such Lender's respective participation in such European Letter of Credit pursuant to Section 2.06(d). On the first Business Day of each calendar month, the European Issuing Bank shall provide to the European Agent a report listing all outstanding European Letters of Credit and the amounts and beneficiaries thereof and the European Agent shall promptly provide such report to each European Revolving Lender.

         (c) Expiration Date. (i) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

         (ii) If a Borrower so requests in any Letter of Credit Request, the applicable Issuing Bank, may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the applicable Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior written notice to the applicant and the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the applicable Borrower shall not be required to make a specific request to the applicable Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, (a) the U.S. Revolving Lenders shall be deemed to have authorized (but may not require) the U.S. Issuing Bank and (b) the European Revolving Lenders shall be deemed to have authorized (but may not require) the European Issuing Bank, to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (i) one year from the date of such renewal and (ii) the Letter of Credit Expiration Date; provided that the applicable Issuing Bank shall not permit any such renewal if (x) the applicable

Issuing Bank, has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.06(l) or otherwise), or (y) it has received notice on or before the day that is two Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph, (1) from the Administrative Agent or European Agent that any Revolving Lender directly affected thereby has elected not to permit such renewal or (2) from the Administrative Agent, the European Agent, any Lender or either Borrower that one or more of the applicable conditions specified in
Section 4.02 are not then satisfied or waived.

         (d) Participations. (i) By the issuance of a U.S. Letter of Credit (or an amendment to a U.S. Letter of Credit increasing the amount thereof) and without any further action on the part of the U.S. Issuing Bank or the U.S. Revolving Lenders, the Issuing Bank hereby irrevocably grants to each U.S. Revolving Lender, and each U.S. Revolving Lender hereby acquires from the U.S. Issuing Bank, a participation in such U.S. Letter of Credit equal to such U.S. Revolving Lender's Commitment Percentage of the aggregate amount available to be drawn under such U.S. Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such U.S. Revolving Lender's Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by U.S. Borrower on the date due as provided in Section 2.06(e), or of any reimbursement payment required to be refunded to U.S. Borrower for any reason. Each U.S. Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of U.S. Letters of Credit is absolute and unconditional and shall not be affected by any circumstance or fact whatsoever, including those set forth in Section 2.06(f)(i) through (v) and any amendment, renewal or extension of any U.S. Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any U.S. Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (ii) By the issuance of a European Letter of Credit (or an amendment to a European Letter of Credit increasing the amount thereof) and without any further action on the part of the European Issuing Bank or the European Revolving Lenders, the European Issuing Bank hereby irrevocably grants to each European Revolving Lender, and each European Revolving Lender hereby acquires from the European Issuing Bank, a participation in such European Letter of Credit equal to such European Revolving Lender's Commitment Percentage of the aggregate amount available to be drawn under such European Letter of Credit. In consideration and in furtherance of the foregoing, each European Revolving Lender hereby absolutely and unconditionally agrees to pay to the European Agent, for the account of the European Issuing Bank, such European Revolving Lender's Commitment Percentage of each LC Disbursement made by the European Issuing Bank and not reimbursed by European Borrower on the date due as provided in Section 2.06(e), or of any reimbursement payment required to be refunded to European Borrower for any reason. Each European Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of European Letters of Credit is absolute and unconditional and shall not be affected by any circumstance or fact whatsoever, including those set forth in Section 2.06(f)(i) through (v) and any amendment, renewal or extension of any European Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any European Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement.

         (i) If either Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the applicable

Issuing Bank, an amount equal to such LC Disbursement not later than (i) in the case of a U.S. Letter of Credit, 3:00 p.m., New York City time, on the date that such LC Disbursement is made if U.S. Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by U.S. Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that U.S. Borrower receives such notice and (ii) in the case of a European Letter of Credit, 3:00 p.m., Brussels time, on the date that such LC Disbursement is made if European Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Brussels time, on such date, or, if such notice has not been received by European Borrower prior to such time on such date, then not later than 3:00 p.m., Brussels time, on the Business Day immediately following the day that European Borrower receives such notice; provided that the U.S. Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with ABR Revolving Loans in an equivalent amount and, to the extent so financed, the U.S. Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans.

         (ii) If the applicable Borrower fails to make such payment when due,
(A) in the case of U.S. Letters of Credit, the U.S. Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each U.S. Revolving Lender of the applicable LC Disbursement, the payment then due from U.S. Borrower in respect thereof and such U.S. Revolving Lender's Commitment Percentage thereof or (B) in the case of European Letters of Credit, the European Issuing Bank shall notify the European Agent and the European Agent shall notify each European Revolving Lender of the applicable LC Disbursement, the payment then due from European Borrower in respect thereof and such European Revolving Lender's Commitment Percentage thereof. In the case of clause (A) above, each U.S. Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such U.S. Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such U.S. Revolving Lender's Commitment Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to U.S. Revolving Loans made by such U.S. Revolving Lender, and the Administrative Agent will promptly pay to the European Issuing Bank the amounts so received by it from the U.S. Revolving Lenders. In the case of clause (B) above, each European Revolving Lender shall pay by wire transfer of immediately available funds to the European Agent not later than 2:00 p.m., Brussels time, on such date (or, if such European Revolving Lender shall have received such notice later than 12:00 noon, Brussels time, on any day, not later than 11:00 a.m., Brussels time, on the immediately following Business Day), an amount equal to such European Revolving Lender's Commitment Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(d) with respect to European Revolving Loans made by such European Revolving Lender, and the European Agent will promptly pay to the European Issuing Bank the amounts so received by it from the European Revolving Lenders. The Administrative Agent or the European Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the applicable Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the foregoing and any such amounts received by the Administrative Agent or the European Agent, as appropriate, from the applicable Borrower thereafter will be promptly remitted by the Administrative Agent or the European Agent to the U.S. Revolving Lenders or European Revolving Lenders that shall have made such payments and to the applicable Issuing Bank, as appropriate.

         (iii) If any Revolving Lender shall not have made its Commitment Percentage of such LC Disbursement available to the Administrative Agent or European Agent, as provided above, each of such Revolving Lender and the applicable Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the U.S.

Issuing Bank or to the European Agent for the account of the European Issuing Bank at (A) in the case of the Borrowers, the rate per annum set forth in
Section 2.06(h) and (B) in the case of such Lender, at a rate determined by the Administrative Agent or the European Agent, as appropriate, in accordance with banking industry rules or practices on interbank compensation.

         (f) Obligations Absolute. The Reimbursement Obligation of the Borrowers as provided in Section 2.06(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the U.S. Issuing Bank under a U.S. Letter of Credit or by the European Issuing Bank under a European Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder; or (v) the fact that a Default shall have occurred and be continuing. None of the Agents, the Lenders, the Issuing Banks or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse the Issuing Banks from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable Requirements of Law) suffered by the Borrower that are caused by the Issuing Banks' failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Banks (as finally determined by a court of competent jurisdiction), the Issuing Banks shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. In the case of (i) a U.S. Letter of Credit, the U.S. Issuing Bank shall promptly give written notice to the Administrative Agent and U.S. Borrower of such demand for payment and whether the U.S. Issuing Bank has made or will make an LC Disbursement thereunder and
(ii) a European Letter of Credit, the European Issuing Bank shall promptly give written notice to the European Agent and European Borrower of such demand for payment and whether the European Issuing Bank has made or will make an LC Disbursement thereunder; provided that, in either case, any failure to give or delay in giving such notice shall not relieve either Borrower of its Reimbursement Obligation to the applicable Issuing Bank, and to the applicable Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.06(e)).

         (h) Interim Interest. If either Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum determined pursuant to Section 2.08(c). Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.06(e) to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

         (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that (i) U.S. Borrower receives notice from the Administrative Agent or the Requisite U.S. Revolving Lenders (or, if the maturity of the Loans has been accelerated, U.S. Revolving Lenders with U.S. LC Exposure representing greater than 50% of the total U.S. LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, U.S. Borrower shall deposit on terms and in interest bearing accounts reasonably satisfactory to the U.S. Collateral Agent, in the name of the U.S. Collateral Agent and for the benefit of the U.S. Revolving Lenders, an amount in cash equal to the U.S. LC Exposure as of such date plus any accrued and unpaid interest thereon and (ii) European Borrower receives notice from the European Agent or the Requisite European Revolving Lenders (or, if the maturity of the Loans has been accelerated, European Revolving Lenders with European LC Exposure representing greater than 50% of the total European LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, European Borrower shall deposit on terms and in interest bearing accounts reasonably satisfactory to the European Collateral Agent, in the name of the European Collateral Agent and for the benefit of the European Revolving Lenders, an amount in cash equal to the European LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that, in each case, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 7.01(i). Funds so deposited shall be applied, in the case of clause (i), by the U.S. Collateral Agent to reimburse the U.S. Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of U.S. Revolving Lenders with U.S. LC Exposure representing greater than 50% of the total U.S. LC Exposure), be applied to satisfy other Obligations of the U.S. Borrower under this Agreement. Funds so deposited shall be applied, in the case of clause (ii), by the European Collateral Agent to reimburse the European Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of European Revolving Lenders with European LC Exposure representing greater than 50% of the total European LC Exposure), be applied to satisfy other Obligations of the European Borrower under this Agreement. If either Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the appropriate Borrower within three Business Days after all Events of Default have been cured or waived.

         (j) Additional Issuing Banks. Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Issuing Banks and such Revolving Lender(s). Any Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Loan Documents to the terms "Issuing Bank" and "U.S. Issuing Bank" or

"European Issuing Bank", as applicable, shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.

         (k) Resignation or Removal of the Issuing Bank. Either Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days' prior notice to the Lenders, the Administrative Agent, the European Agent and Borrowers. Such Issuing Bank may be replaced at any time by written agreement among the applicable Borrower, the Applicable Agent, the replaced Issuing Bank and the successor Issuing Bank. The Applicable Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the terms "Issuing Bank" and "U.S. Issuing Bank" or "European Issuing Bank", as applicable, shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one U.S. Issuing Bank or European Issuing Bank hereunder, the applicable Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

         (l) Other. The Issuing Banks shall be under no obligation to issue any Letter of Credit if:

         (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank, shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; or

         (2) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank.

The Issuing Banks shall be under no obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (m) Matters Relating to Letters of Credit on CAM Exchange Date.

         (i) On the CAM Exchange Date, immediately prior to the exchange referred to in Section 7.05, each Revolving Lender shall promptly pay over to the Administrative Agent, in immediately available funds, an amount in Dollars equal to such Lender's Ratable Portion of the aggregate undrawn amount of all outstanding Letters of Credit at such time, together with interest thereon from the CAM Exchange Date to the date on which such amounts shall be paid to the Administrative Agent, for the first Business Day after payment was first due at the Eurocurrency Rate and, thereafter, until such amount is paid to the Administrative Agent, at a rate per annum equal to the rate applicable to Eurocurrency Rate Loans under the Revolving Facility. The Administrative Agent shall establish an interest bearing account (a "Reserve Account") (in which each Lender shall have an interest as provided herein equal to its Ratable Portion (after giving effect to the CAM Exchange) of the funds on deposit in the Reserve Account) in which it shall deposit all funds received by it pursuant to the preceding sentence. The Administrative Agent shall have sole dominion and control over the Reserve Account, and the amounts deposited in the Reserve Account shall be held in the Reserve Account until withdrawn as provided in subparagraph (ii), (iii) or (iv) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Reserve Account in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's Ratable Portion. The amounts held in the Reserve Account shall be held as a reserve against the undrawn amount of the Letters of Credit and shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any additional obligation on the part of any Loan Party to pay interest to the Lenders, it being agreed that fees shall continue to accrue on all outstanding Letters of Credit as otherwise provided in this Section 2.06.

         (ii) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the applicable Issuing Bank, withdraw from the Reserve Account any remaining funds on deposit and deliver such amounts to such Issuing Bank in complete satisfaction of the reimbursement obligations of the Lenders (but not of the Borrowers). In the event that any Lender shall default on its obligation to pay over any amount to the Administrative Agent as provided in subparagraph (i) of this clause (m), the applicable Issuing Bank shall have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under clause (e) above, but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the CAM Exchange. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event that such Letter of Credit shall expire undrawn, its Ratable Portion of the defaulted amount.

         (iii) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall distribute from the Reserve Account to the Lenders their Ratable Portions of any amount remaining on deposit therein.

         (iv) Pending any withdrawal of any amount from the Reserve Account as contemplated above, the Administrative Agent will, in its sole discretion, invest such amounts in Cash Equivalents as may be reasonably selected by it (it being understood that the Administrative Agent shall have no liability for any loss resulting from the sale of any cash equivalent prior to maturity for purposes of making any payment required above).

         SECTION 2.07. Repayment of Loans; Evidence of Debt.

         (a) Each Borrower hereby unconditionally promises to pay to the Applicable Agent for the account of the relevant Lenders (i) in respect of Revolving Credit Borrowings of such Borrower, on the Revolving Credit Maturity Date (or such earlier date as, and to the extent that, such Revolving Loan becomes due and payable pursuant to Section 2.04, Section 2.05, Section 2.11,
Section 2.12, Section 2.14, or Article VII), the unpaid principal amount of each Revolving Loan made to it by each such Lender, in the applicable currency of such Loan and (ii) in respect of Term Borrowings of such Borrower, on the Term Loan Maturity Date (or such earlier date as, and to the extent that, such Term Loan becomes due and payable pursuant to Section 2.05, Section 2.11,
Section 2.12, Section 2.14 or Article VII), the unpaid principal amount of each Term Loan made to it by each such Term Lender. Each Borrower hereby further agrees to pay interest in immediately available funds (in the applicable currency of each Loan) at the office of the Applicable Agent (as specified in Section 2.13(a)) on the unpaid principal amount of the Revolving Loans and Term Loans made to it from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.08.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the applicable currency and amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

         (c) The Applicable Agent shall maintain the Register pursuant to
Section 10.04, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the currency of each Loan made hereunder, the amount of each such Loan, the Class and Type of each such Loan, and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Applicable Agent hereunder from each Borrower in respect of each such Loan and each Lender's share thereof.

         (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.07 and the Notes maintained pursuant to paragraph (e) of this Section 2.07 shall, to the extent permitted by applicable law, absent manifest error, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Applicable Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

         (e) The Loans of each Class made by each Lender to each Borrower shall, if requested by the applicable Lender (which request shall be made to the Applicable Agent), be evidenced by one or more Notes duly executed on behalf of such Borrower, in substantially the form attached hereto as Exhibit E-1, E-2, E-3 or E-4, as applicable, with the blanks appropriately filled, payable to the order of such Lender.

         SECTION 2.08. Interest Rates and Payment Dates.

         (a) Each Eurocurrency Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) for each day during each Interest Period with respect thereto at a rate per annum equal to (A) the Eurocurrency Rate determined for such Interest Period, plus (B) the Applicable Margin.

         (b) Each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may
be) at a rate per annum equal to (A) the Alternate Base Rate plus (B) the Applicable Margin.

         (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this
Section 2.08 plus 2.00% per annum or (y) in the case of any overdue interest, Commitment Fee or other amount, the rate described in Section 2.08(b) applicable to an ABR Revolving Loan plus 2.00% per annum, in each case from the date of such nonpayment to (but excluding) the date on which such amount is paid in full (after as well as before judgment).

         (d) Interest on each Loan shall be payable in the currency in which such Loan is made. Interest shall be payable in arrears on each Interest Payment Date and on the Term Loan Maturity Date and Revolving Credit Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the date of such conversion. Interest in respect of each Loan shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         (e) In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.01 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin applied for such Applicable Period, then (i) the U.S. Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the correct Compliance Certificate had been delivered for such Applicable Period and (iii) the Borrowers shall immediately pay to the Applicable Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Applicable Agent in accordance with Section 2.13. This Section 2.08(e) shall not limit the rights of the Agents and Lenders with respect to any other Section of this Agreement, including Section 2.08(c) or Article VII.

         SECTION 2.09. Computation of Interest. Each determination of an interest rate by the Applicable Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

         SECTION 2.10. Fees.

         (a) The U.S. Borrower agrees to pay a commitment fee (a "Commitment Fee") to each U.S. Revolving Lender, and the European Borrower agrees to pay a Commitment Fee to each European Revolving Lender, in each case for which payment will be made in arrears through the Applicable Agent on the last day of March, June, September and December, and on the Commitment Fee Termination Date (as defined below). The Commitment Fee due to each Revolving Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the date (the "Commitment Fee Termination Date") that is the later of (i) the date on which the applicable Revolving Credit Commitment of such Revolving Lender shall be terminated as provided herein and (ii) the date after the end of the Revolving Credit Commitment Period. The Commitment Fee accrued to each Revolving Lender shall equal the Revolving Credit Commitment Fee Percentage multiplied by such Revolving Lender's Commitment Fee Average Daily Amount (as defined below) for the applicable quarter (or shorter period commencing on the date of this Agreement or ending with such Lender's Commitment Fee Termination
Date). A Revolving Lender's "Commitment Fee Average Daily Amount" with respect to a calculation period shall equal the average daily amount during such period calculated using the daily amount of (i) in the case of a U.S. Revolving Lender, such U.S. Revolving Lender's U.S. Revolving Credit Commitment less such U.S. Revolving Lender's U.S. Revolving Credit Exposure, and (ii) in the case of a European Revolving Lender, such European Revolving Lender's European Revolving Credit Commitment less such European Revolving Lender's European Revolving Credit Exposure, in each case, for any applicable days during such Revolving Lender's Revolving Credit Commitment Period. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The U.S. Borrower shall pay all Commitment Fees in respect of U.S. Revolving Credit Commitments in Dollars. The European Borrower shall pay all Commitment Fees in respect of European Revolving Credit Commitments in Euros.

         (b) The U.S. Borrower agrees to pay (i) to the Administrative Agent for the account of each U.S. Revolving Lender a participation fee with respect to its participations in U.S. Letters of Credit, which shall accrue at a rate equal to the Applicable Margin for Eurocurrency Rate Loans on the average daily amount of such U.S. Revolving Lender's U.S. LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such U.S. Revolving Lender's U.S. Revolving Credit Commitment terminates and the date on which such U.S. Revolving Lender ceases to have any U.S. LC Exposure, and (ii) to the U.S. Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the U.S. LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the U.S. Revolving Lenders' U.S. Revolving Credit Commitments and the date on which there ceases to be any U.S. LC Exposure, as well as the U.S. Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. The European Borrower agrees to pay (i) to the European Agent for the account of each European Revolving Lender a participation fee with respect to its participations in European Letters of Credit, which shall accrue at a rate equal to the Applicable Margin for Eurocurrency Rate Loans on the average daily amount of such European Revolving Lender's European LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such European Revolving Lender's European Revolving Credit Commitment terminates and the date on which such European Revolving Lender ceases to have any European LC Exposure, and (ii) to the European Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the European LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the European Revolving Lenders' European Revolving Credit Commitments and the date on which there ceases to be any European LC Exposure, as well as the European Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees (collectively, "LC Fees") accrued through and including the last day of March, June, September and December of each Fiscal Year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the U.S. Revolving Lenders' U.S. Revolving Credit Commitments or European Revolving Lender's European Revolving Credit Commitments terminate (as the case may be) and any such fees accruing after the date on which such Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

         (c) The U.S. Borrower agrees to pay to the Administrative Agent the administrative and other fees separately agreed upon by the U.S. Borrower and the Administrative Agent to be payable to the Administrative Agent for its own account (the "Administrative Agent Fees"). The U.S. Borrower shall pay all Administrative Agent Fees in Dollars.

         (d) The European Borrower agrees to pay to the European Agent the administrative and other fees separately agreed upon by the European Borrower and the European Agent to be payable to the European Agent for its own account (the "European Agent Fees" and together with the Administrative Agent Fees, the "Agent Fees"). The European Borrower shall pay all European Agent Fees in Euros.

         (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution. Once paid, none of the Fees shall be refundable.

         SECTION 2.11. Termination, Reduction or Adjustment of Commitments.

         (a) Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Closing Date and (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date. In addition, all Commitments shall terminate at 5:00 p.m., New York City time on December 22, 2006 if the initial Credit Event has not occurred.

         (b) The U.S. Borrower and the European Borrower shall have the right, upon one Business Day's notice to the Applicable Agent, to terminate or, from time to time, reduce the amount of the U.S. Revolving Lenders' U.S. Revolving Credit Commitments and the European Revolving Lenders' European Revolving Credit Commitments, respectively; provided that (i) any such reduction shall be made pro rata among the U.S. Revolving Credit Commitments or the European Revolving Credit Commitments and (ii) no such termination or reduction of U.S. Revolving Credit Commitments or European Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Revolving Loans made on the Closing Date thereof, (i) the Aggregate U.S. Revolving Credit Exposure then outstanding would exceed the U.S. Revolving Lenders' Total U.S. Revolving Credit Commitment then in effect or (ii) the Aggregate European Revolving Credit Exposure then outstanding would exceed the European Revolving Lenders' Total European Revolving Credit Commitment then in effect. Any such reduction shall be in an amount equal to the Dollar Equivalent of $2.0 million or the Euro Equivalent of (euro)2.0 million, as the case may be (or such lesser amount equal to the Total European Revolving Credit Commitment or Total U.S. Revolving Credit Commitment, as applicable, then remaining), or a whole multiple of the Dollar Equivalent of $1.0 million or the Euro Equivalent of (euro)1.0 million, as the case may be, in excess thereof and shall reduce permanently the U.S. Revolving Lenders' U.S. Revolving Credit Commitments and the European Revolving Lenders' European Revolving Credit Commitments, as applicable, then in effect.

         (c) The U.S. Borrower and the European Borrower shall pay to the Applicable Agent for the account of the applicable Revolving Lenders, on each date of termination or reduction of the Revolving Credit Commitments, the Commitment Fee on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

         SECTION 2.12. Inability to Determine Interest Rate; Unavailability of Deposits; Inadequacy of Interest Rate.

         (a) If prior to 12:00 noon, London time on the Quotation Day, including an initial Interest Period, for a requested Eurocurrency Rate
Borrowing:

         (i) the Applicable Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the applicable Eurocurrency Rate for the currency in which any Eurocurrency Rate Loan is denominated or the currency specified in the Borrowing Request for such Eurocurrency Rate Borrowing (the "Applicable Currency") for such Interest Period, or

         (ii) the Applicable Agent shall have received notice from a majority in interest of the Lenders of the applicable Class that the applicable Eurocurrency Rate determined or to be determined for such Interest Period for the Applicable Currency will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Applicable Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders by 12:30 p.m., London time, on the same day. If such notice is given under clause (a)(i) or (a)(ii) above, then (x) any affected Eurocurrency Rate Loans denominated in Dollars shall automatically, on the last day of the current Interest Period for such Loan, convert into an ABR Loan and the obligations of the Lenders to make Eurocurrency Rate Loans denominated in Dollars or to convert ABR Loans into Eurocurrency Rate Loans denominated in Dollars shall be suspended until the Administrative Agent shall notify the Borrowers that a majority in interest of the Lenders of the applicable Class have determined that the circumstances described in clause
(ii) above no longer exist and (y) any affected Eurocurrency Rate Loans denominated in Euros or Sterling shall be converted or continued, or made pursuant to a Borrowing Request, but with an Interest Period of one month and the amount of interest payable in respect of any such Eurocurrency Rate Loan shall be determined in accordance with the following provisions:

         (A) if the Applicable Agent so requires, within five days of such notification the Applicable Agent and the applicable Borrower shall enter into negotiations with a view to agreeing on a substitute basis for determining the rate of interest (a "Substitute Interest Rate") which may be applicable to affected Eurocurrency Rate Loans in the future and any such Substitute Interest Rate that is agreed shall take effect in accordance with its terms and be binding on each party hereto; provided that the Applicable Agent may not agree on any such Substitute Interest Rate without the prior consent of each affected Lender;

         (B) if no Substitute Interest Rate is agreed pursuant to clause (A) above, any such Eurocurrency Rate Loan converted, continued or made by the Lenders pursuant to this Section 2.12(a) shall bear interest during the subsequent Interest Period at the rate per annum determined by the Applicable Agent pursuant to Section 2.08(a) except that in the place of the Eurocurrency Rate, in respect of Eurocurrency Loans denominated in Euros or Sterling, the Applicable Agent shall use the cost to the applicable Lender (as conclusively certified by such Lender to the Applicable Agent with a copy to the applicable Borrower and expressed as a rate per annum) of funding such Loan from whatever source it shall reasonably select; and

         (C) if the Applicable Agent has required the applicable Borrower to enter into negotiations pursuant to clause (A) above, the Applicable Agent may (acting on the instructions of the Requisite European Revolving Lenders or Requisite U.S. Revolving Lenders, as applicable) declare that no further Eurocurrency Rate Loans in Euros or Sterling shall be converted, continued or made unless a Substitute Interest Rate has been agreed by the applicable Borrower and the Applicable Agent within 30 days of the European Agent having so required negotiations.

         (b) The Applicable Agent shall promptly withdraw such notice upon becoming aware that the circumstances giving rise thereto shall no longer exist. Until such notice has been withdrawn by the Applicable Agent, no further Eurocurrency Rate Loans shall be made or continued as such, except as provided in Section 2.12(a), nor shall any Borrower have the right to convert ABR Loans to Eurocurrency Rate Loans.

         SECTION 2.13. Pro Rata Treatment and Payments.

         (a) Each payment (including each prepayment) by the U.S. Borrower on account of principal of and interest on Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders of the applicable Class. Each payment (including each prepayment) by the U.S. Borrower on account of principal of and interest on Loans which are Eurocurrency Rate Loans designated by a Borrower to be applied to a particular Eurocurrency Rate Borrowing shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders of the applicable Class. All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 10:00 a.m., local time in the place of payment, on the due date thereof to the Applicable Agent, for the account of the Lenders of the applicable Class, in the case of Loans to the U.S. Borrower, at the Administrative Agent's New York office specified in Section
10.01 and, in the case of Loans to the European Borrower, at the European Agent's office specified in Section 10.01, in the currency in which the applicable obligation is denominated and in immediately available funds. The Applicable Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurocurrency Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at then Applicable Margin during such extension. If any payment on a Eurocurrency Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at then Applicable Margin during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (b) Subject to Section 2.12, unless the Applicable Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Applicable Agent, the Applicable Agent may assume that such Lender is making such amount available to the Applicable Agent, and the Applicable Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Applicable Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Applicable Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Applicable Agent. A certificate of the Applicable Agent submitted to any Lender with respect to any amounts owing under this Section 2.13(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Applicable Agent by such Lender within three Business Days of such Borrowing Date, the Applicable Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Revolving Loans hereunder, on demand, from the relevant Borrower, but without prejudice to any right or claim that such Borrower may have against such Lender.

         (c) If at any time insufficient funds are received by and available to the Applicable Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         SECTION 2.14. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law after the date of this Agreement, or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurocurrency Rate Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Rate Loans, continue Eurocurrency Rate Loans as such and convert ABR Loans to Eurocurrency Rate Loans shall forthwith be suspended until such time as the making or maintaining of Eurocurrency Rate Loans shall no longer be unlawful, (b) such Lender's Loans in Dollars then outstanding as Eurocurrency Rate Loans, if any, shall be converted automatically to ABR Loans on the respective last days of then current Interest Periods with respect to such Loans or within such earlier period as required by law, and (c) such Lender's Eurocurrency Rate Loans in Euros and Sterling, if any, shall be prepaid on the respective last days of then current Interest Periods with respect to such Loans (or within such earlier period as may be required by law).

         SECTION 2.15. Requirements of Law.

         (a) The applicable Borrowers agree to reimburse each Lender or each Issuing Bank for any increase in the cost to such Lender or such Issuing Bank of, or any reduction in the amount of any sum receivable by such Lender or such Issuing Bank in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurocurrency Rate Loans or participating in, issuing or maintaining any Letter of Credit, including, without limitation, by reason of any requirements imposed after the date of this Agreement by the Board upon the making or funding of Eurocurrency Rate Loans or participating in, issuing or maintaining any Letter of Credit. Such Lender or such Issuing Bank, as applicable, shall promptly notify the Applicable Agent and the relevant Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or such Issuing Bank, as applicable, for such increased cost or reduced amount. Such additional amounts shall be payable directly to such Lender or such Issuing Bank, as applicable, within ten days of the relevant Borrower's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on such Borrower.

         (b) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law (other than with respect to Taxes to which Section 2.16 shall apply)) of any court, central bank, regulator or other Governmental Authority after the date hereof affects or would affect the amount of capital required or expected to be maintained by any Lender or any Issuing Bank (or a holding company controlling such Lender or such Issuing Bank) and such Lender or such Issuing Bank determines (in its sole and absolute discretion) that the rate of return on its capital (or the capital of its holding company, as the case may be) as a consequence of its Revolving Credit Commitment or the Loans made by it or any issuance, participation or maintenance of Letters of Credit is reduced to a level below that which such Lender or such Issuing Bank (or its holding company) could have achieved but for the occurrence of any such circumstance, then, in any such case within 10 days of receipt of written notice from such Lender or such Issuing Bank to the relevant Borrower, the relevant Borrower shall pay directly to such Lender or such Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or such Issuing Bank (or its holding company) for such reduction in rate of return (without duplication of any amounts paid under Section 2.16). A statement of such Lender or such Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the relevant Borrower. In determining such amount, such Lender or such Issuing Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         (c) Neither any Issuing Bank nor any Lender shall be entitled to compensation under this Section 2.15 for any costs incurred or reductions suffered with respect to any date that it has such costs unless it shall have notified the relevant Borrower that it will demand compensation for such costs or reductions under paragraph (a) or (b) above, as applicable, not more than 120 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions; provided that the foregoing shall in no way operate in derogation of the undertaking contained in the last sentence of this paragraph (c). In the event that any Issuing Bank or any Lender determines that any event or circumstance will lead to a claim under this Section 2.15 has occurred or will occur, such Issuing Bank or such Lender will use its best efforts to so notify the relevant Borrower; provided that any failure to provide such notice shall in no way impair the rights of such Issuing Bank or such Lender to demand and receive compensation under this
Section 2.15, but without prejudice to any claims of the relevant Borrower for compensation for actual damages sustained as a result of any failure to observe this undertaking.

         SECTION 2.16. Taxes. All payments by Loan Party of principal of, and interest on, the Loans and all other amounts payable under the Loan Documents shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Applicable Agent, any Issuing Bank or any Lender (or any assignee of such Lender or such Issuing Bank, as the case may be, or a participation holder or a change in designation of the lending office of a Lender or an Issuing Bank, as the case may be (a "Transferee")), but excluding
(i) taxes imposed on or measured by the recipient's overall net income by a jurisdiction in which such recipient is incorporated or in which such recipient's principal executive office or lending office is located, and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the recipient is located (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by any Loan Party under any Loan Document hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Loan Party will

         (i) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted;

         (ii) promptly forward to the Applicable Agent an official receipt or other documentation satisfactory to the Applicable Agent evidencing such payment to such authority; and

         (iii) pay to the Applicable Agent for the account of the Lenders or the applicable Issuing Bank or Transferee, as the case may be, such additional amount or amounts as are necessary to ensure that the net amount actually received by each Lender or each Issuing Bank or Transferee, as the case may be, will equal the full amount such Lender or such Issuing Bank or Transferee, as the case may be, would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Applicable Agent, any Issuing Bank or any Lender or Transferee with respect to any payment received by the Applicable Agent, such Issuing Bank or such Lender or Transferee under any Loan Document, the Applicable Agent, such Issuing Bank or such Lender or Transferee may pay such Taxes and the applicable Loan Party will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted. In addition, the applicable Loan Party shall also, without duplication, reimburse each Lender or

Transferee or each Issuing Bank, upon the written request of such Lender or Transferee or Issuing Bank, for taxes imposed on or measured by the net income of such Person pursuant to the laws of the United States of America, any state or political subdivision thereof, or the jurisdiction in which such Person is incorporated, or a jurisdiction in which the principal executive office or lending office of such Person is located, or under the laws of any political subdivision or taxing authority of any such jurisdiction, as such Person shall determine are or were payable by such Person, in respect of amounts payable to such Person pursuant to this Section 2.16 taking into account the amount of Taxes that are (x) allowed as a deduction in determining taxes imposed on or measured by the net income or allowed as a credit against any taxes imposed on or measured by net income (as determined in the sole discretion of the Applicable Agent, any Issuing Bank or any Lender or Transferee, as the case may be) and (y) payable to such Person pursuant to this Section 2.16.

         If a Loan Party fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Applicable Agent, for the account of any Issuing Bank, the respective Lenders or Transferees, the required receipts or other required documentary evidence, the Loan Parties shall indemnify the Issuing Banks, Lenders and Transferees for any incremental Taxes, interest, penalties or other costs (including reasonable attorneys' fees and expenses) that may become payable by any Issuing Bank, any Lender or Transferee as a result of any such failure. For purposes of this Section 2.16, a distribution hereunder by the Applicable Agent to or for the account of any Issuing Bank, any Lender or Transferee shall be deemed a payment by a Borrower.

         Each Lender or Transferee with respect to the U.S. Borrower that is organized under the laws of a jurisdiction other than the United States shall, on or prior to the Closing Date (in the case of each Lender that is a party hereto on the Closing Date) or on or prior to the date of any assignment or participation hereunder (in the case of a Transferee) and thereafter as reasonably requested from time to time by the applicable Borrower or the Applicable Agent, execute and deliver, if legally able to do so, to the applicable Borrower and the Applicable Agent one or more (as the applicable Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Transferee is exempt from or entitled to a reduced rate of withholding or deduction of Taxes. In addition, each Lender or Transferee, if requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the applicable Borrower or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender or Transferee is subject to backup withholding or information reporting requirements.

         With respect to obligations under this Agreement, the Borrowers shall not be required to indemnify or to pay any additional amounts to the Issuing Bank, any Lender or Transferee with respect to any Taxes pursuant to this
Section 2.16 to the extent that (i) an obligation to withhold amounts with respect to such United States federal withholding Tax existed on the date such Issuing Bank, such Lender or Transferee became a party to this Agreement, or
(ii) such Tax results from a failure by the recipient Lender or Transferee to comply with the provisions of the immediately preceding paragraph.

         With respect to Loans to the European Borrower, each relevant Lender or Transferee shall determine the extent to which obligations to withhold, deduct or pay amounts with respect to Taxes would exist on the Closing Date or the date such Lender or Transferee becomes a party to this Agreement in connection with the initial syndication of the Loans and shall disclose to the European Borrower such determination on or after such date. The European Borrower shall indemnify or pay any such additional amounts to each such Lender or Transferee pursuant to this Section 2.16.

         If any Applicable Agent, Lender, Transferee or Issuing Bank determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Applicable Agent, Lender, Transferee or Issuing Bank, as the case may be and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Applicable Agent, Lender, Transferee or Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Applicable Agent, Lender, Transferee or Issuing Bank in the event the Applicable Agent, Lender, Transferee or Issuing Bank is required to repay such refund to such Governmental Authority. This Section 2.16 shall not be construed to require any Applicable Agent, Lender, Transferee or Issuing Bank to make available its returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

         SECTION 2.17. Indemnity. In the event any Lender (or other applicable Person mentioned in Section 2.16) shall incur any loss or expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurocurrency Rate Loan) as a result of any conversion of a Eurocurrency Rate Loan to an ABR Loan or repayment or prepayment of the principal amount of any Eurocurrency Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.03, 2.05, 2.07, 2.15 or 2.20 or otherwise, or any failure to borrow or convert any Eurocurrency rate Loan after notice thereof shall have been given hereunder, whether by reason of any failure to satisfy a condition to such borrowing or otherwise, then, upon the written notice of such Lender to the applicable Borrower (with a copy to the Applicable Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

         SECTION 2.18. Mitigation of Obligations; Replacement of Lenders.

         (a) Each Lender (or Transferee), or other applicable Person mentioned in Section 2.16, agrees that upon the occurrence of any event giving rise to the operation of Section 2.14, 2.15 or 2.16 with respect to such Lender (or Transferee), it will, if requested by the applicable Borrower, use commercially reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its respective lending offices to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.18 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender (or Transferee) pursuant to Sections 2.14, 2.15 and 2.16.

         (b) If any Lender requests compensation under Section 2.15, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, or if Borrowers exercise their replacement rights under Section 10.09(e), then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Applicable Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

         (1) the Administrative Agent shall have been paid the processing and recordation fee specified in Section 10.04(b);

         (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

         (3) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and

         (4) such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

         SECTION 2.19. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against a Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment in cash or otherwise (voluntary or involuntary) in respect of any Obligations or participations in LC Disbursements which at the time shall be due and payable as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements which at the time shall be due and payable shall be proportionately less than the unpaid principal portion of such Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans and participations in LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans and participations in LC Disbursements as prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or an LC Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender were a direct creditor directly to such Borrower in the amount of such participation.

         SECTION 2.20. Assignment of Commitments Under Certain Circumstances. In the event that any Lender (or other applicable Person mentioned in Section 2.16) shall have delivered a notice or certificate pursuant to Section 2.12(b), 2.14 or 2.15, or any Borrower shall be required to make additional payments to any Lender under Section 2.16 (an "Increased Cost Lender"), then, with respect to

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each such Increased Cost Lender, the Borrowers shall have the right, but not the obligation, at their own expense, upon notice to such Increased Cost Lender and the Applicable Agent, to replace such Increased Cost Lender with an assignee (in accordance with and subject to the restrictions contained in Section 10.04) approved by the Applicable Agent and, in the case of a Revolving Lender, the applicable Issuing Bank (which approval shall not be unreasonably withheld), and such Increased Cost Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Increased Cost Lender shall be obligated to make any such assignment unless
(i) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (ii) such assignee or the Borrowers shall pay to the affected Increased Cost Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Increased Cost Lender and participations in LC Disbursements held by such Increased Cost Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder (including, without limitation, any Fees).

         SECTION 2.21. Increase in Commitments.

         (a) Borrower Request. U.S. Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new Term Loan Commitments (each, an "Incremental Term Loan Commitment") by an amount not in excess of $200.0 million in the aggregate and not less than $10.0 million individually. Each such notice shall specify (i) the date (each, an "Increase Effective Date") on which U.S. Borrower proposes that the Incremental Term Loan Commitment shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom U.S. Borrower proposes any portion of such Incremental Term Loan Commitment be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Term Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment.

         (b) Conditions. The Incremental Term Loan Commitment shall become effective, as of such Increase Effective Date; provided that:

         (1) each of the conditions set forth in Section 4.02 shall be satisfied or waived;

         (2) no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

         (3) after giving pro forma effect to the borrowings to be made on the Increase Effective Date and to any change in Consolidated Adjusted EBITDA and any increase in Indebtedness resulting from the consummation of any Permitted Acquisition concurrently with such borrowings as of the date of the most recent financial statements delivered pursuant to Section 5.01(a) or (b), U.S. Borrower shall be in compliance with the covenants set forth in Sections 6.01(d)(ii) and 6.09; and

         (4) U.S. Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

         (c) Terms of New Loans and Commitments. The terms and provisions of Term Loans made pursuant to the Incremental Term Loan Commitments shall be as follows:

         (1) terms and provisions of Loans made pursuant to Incremental Term Loan Commitments ("Incremental Term Loans") shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Term Loans (it being understood that Incremental Term Loans may be a part of the Term Loans);

         (2) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the weighted average life to maturity of the existing Term Loans;

         (3) the maturity date of Incremental Term Loans (the "Incremental Term Loan Maturity Date") shall not be earlier than the Term
     ----------------------------------- Loan Maturity Date; and

         (4) the Applicable Margins for the Incremental Term Loans shall be determined by U.S. Borrower and the Lenders of the Incremental Term Loans.

The Incremental Term Loan Commitments shall be effected by a joinder agreement (the "Increase Joinder") executed by U.S. Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment, in form and substance reasonably satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this
Section 2.21.

         (d) Making of New Term Loans. On any Increase Effective Date on which Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Loan Commitment shall make a Term Loan to U.S. Borrower in an amount equal to its Incremental Term Loan Commitment.

         (e) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranties and security interests created by the U.S. Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the U.S. Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Incremental Term Loans or any such Incremental Term Loan Commitments.

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

         Each Loan Party represents and warrants to the Agents, the Issuing Banks and each of the Lenders that:

         SECTION 3.01. Organization; Powers. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder which would reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03. No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that would not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and the PBGC Ratable Lien.

         SECTION 3.04. Financial Statements; Projections.

         (a) Historical Financial Statements of the U.S. Borrower. The U.S. Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the U.S. Borrower (i) as of and for the fiscal years ended January 31, 2004, 2005 and 2006, audited by and accompanied by the unqualified opinion of KPMG LLP, independent public accountants, and (y) as of and for the nine-month period ended October 31, 2006 and for the comparable period of the preceding fiscal year, in each case, certified by the chief financial officer of the U.S. Borrower. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a) and (b) have been prepared in accordance with GAAP and present fairly and accurately the financial condition and results of operations and cash flows of the U.S. Borrower as of the dates and for the periods to which they relate.

         (b) No Liabilities. Except as set forth in the financial statements referred to in Section 3.04(a) or on Schedule 3.04(b), there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which would reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than liabilities under the Loan Documents. Since January 31, 2006, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect.

         (c) Forecasts. The forecasts of financial performance of the U.S. Borrower and its Subsidiaries furnished to the Lenders have been prepared in good faith by the U.S. Borrower and based on assumptions believed by the U.S. Borrower to be reasonable at the time they were furnished to the Lenders.

         SECTION 3.05. Properties.

         (a) Generally. Each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens, except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

         (b) Real Property. Schedule 3.05 contains a true and complete list of each interest in Real Property owned or leased by any Loan Party as of the date hereof and describes the type of interest therein held by such Loan Party.

         (c) Collateral. Each Loan Party owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Loan Party's business as currently conducted except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The use by each Loan Party of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the Loan Parties' knowledge, no claim has been made and remains outstanding that any Loan Party's use of any Collateral does or may violate the rights of any third party that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.06. Intellectual Property.

         (a) Ownership/No Claims. Each Company owns, or is licensed to use, all patents, patent applications, trademarks, trade names, servicemarks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"), except for those the failure to own or license which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Other than as set forth in
Schedule 3.06(a), to the Loan Parties' knowledge, no claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which claim if adversely adjudicated would reasonably be expected to result in a Material Adverse Effect. Other than as set forth in
Schedule 3.06(a), to the Loan Parties' knowledge, the use of such Intellectual Property by each Company does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

         (b) Registrations. Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business that are listed on Schedule 3.06(b), on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any Copyright, Patent or Trademark listed on Schedule 3.06(b) and (ii) all registrations listed on
Schedule 3.06(b) are valid and in full force and effect, except in the case of clauses (i) and (ii), as would not reasonably be expected to result in a Material Adverse Effect.

         (c) No Violations or Proceedings. To each Loan Party's knowledge, on and as of the date hereof, there is no violation by others of any right of such Loan Party with respect to any Copyright, Patent or Trademark pledged by it under the name of such Loan Party except as may be set forth on Schedule 3.06(c) except for violations which would not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.07. Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth on Schedule 3.07, as of the Closing Date, no Company has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is (other than with respect to its stockholders, officers and directors and other Subsidiaries of U.S. Borrower) an Affiliate of any other Person. All of the issued and outstanding Equity Interests of each Company is owned by each of the stockholders and in the amounts set forth on Schedule 3.07. Except as set forth in Schedule 3.07, there are no outstanding rights to purchase, options (other than put and call arrangements in joint venture agreements and stock options issued to employees of U.S. Borrower consistent with practices as in effect on the Closing Date), warrants or similar rights or agreements pursuant to which any Company may be required to issue, sell, repurchase or redeem any of its Equity Interests or any Equity Interests of its Subsidiaries.

         SECTION 3.08. Litigation; Compliance with Laws. Except as set forth on Schedule 3.08, there is no Litigation now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involves any Loan Document or any of the Transactions or (ii) as to which there is a reasonable probability of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except for matters covered by Section 3.18, no Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company's Real Property or is in default with respect to any Requirement of Law, where such violation or default, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.09. Agreements. No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default would reasonably be expected to result in a Material Adverse Effect, and no condition exists, to the Loan Parties' knowledge, which, with the giving of notice or the lapse of time or both, would constitute such a default.

         SECTION 3.10. Federal Reserve Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Loan Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Board. No Loan Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Board.

         SECTION 3.11. Investment Company Act. No Loan Party is an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the U.S. Investment Company Act of 1940, as amended.

         SECTION 3.12. Use of Proceeds. Borrowers will use the proceeds of (a) the Term Loans (and a portion of the Revolving Loans) to repurchase those Senior Floating Rates Notes and Senior Subordinated Notes tendered in the Tender Offer (or otherwise called upon for redemption) and to effect the Special Dividend and to pay related fees and expenses and (b) the Revolving Loans on and after the Closing Date for general corporate purposes (including to effect Permitted Acquisitions). European

Borrower will not use the proceeds of any European Revolving loans in such a way that it constitutes (directly or indirectly) unlawful financial assistance as described in Article 629 of the Belgian Companies Code.

         SECTION 3.13. Taxes. Except as described on Schedule 3.13, all federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Company have been timely filed with the appropriate Governmental Authority, and all Charges have been timely paid excluding Charges or other amounts being contested in accordance with Section 5.13(b) and unless the failure to so file or pay would not reasonably be expected to result in liabilities for withholding taxes, fines, penalties or interest in excess of $500,000 in the aggregate. Charges that have not yet become due but that have accrued, have been adequately and fully provided for in the relevant Company's accounts. Except as described on Schedule 3.13, proper and accurate amounts have been withheld by each Company from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities unless the failure to so withhold or pay would not reasonably be expected to result in fines, penalties or interest in excess of $250,000 in the aggregate. Schedule 3.13 sets forth as of the Closing Date those taxable years for which any Company's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any written assessments or proposed assessments in connection with such audit, or otherwise currently outstanding. Except as described on Schedule 3.13, as of the Closing Date, no Company has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges in excess of $500,000. None of the Companies and their respective predecessors is liable for any Charges in excess of $500,000: (a) under any agreement (including any tax sharing agreements) or (b) to each Company's knowledge, as a transferee. As of the Closing Date, no Company has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

         SECTION 3.14. No Material Misstatements. No information, report, financial statement, certificate, Borrowing Request, exhibit or schedule furnished by or on behalf of any Company to any Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, or the Information Memorandum contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that, to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection (it being understood that forecasts and projections are subject to many contingencies and actual results may vary materially from the forecasts and the projections), each Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         SECTION 3.15. Labor Matters. Except as set forth on Schedule 3.15, as of the Closing Date (a) no strikes or other labor disputes against any Company are pending or, to any Company's knowledge, threatened in writing; (b) hours worked by and payment made to employees of each Company comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on the books of such Company and each Company has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable laws; (d) no Company is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Schedule 3.15 have been delivered to Administrative Agent (which, in the case of employment agreements only, shall comprise of true and complete copies of all material employment agreements or have been filed with the SEC); (e) there is no organizing activity involving any Company pending or, to any Company's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Company's knowledge, threatened with the National Labor Relations Board, or any other applicable labor board and no labor organization or group of employees of any Company has made a pending demand for recognition; and (g) there are no material complaints or charges against any Company pending or, to the knowledge of any Company, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Company of any individual except, in the case of the foregoing clauses (a), (b), (c) (e), (f) and (g), where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.16. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the properties of each Loan Party (on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party (on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and mature; and (d) each Loan Party (on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         SECTION 3.17. ERISA.

         (a) Schedule 3.17 lists, as of the Closing Date, (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, Multiemployer Plans, and all post-retirement Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan, have been delivered to Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred to the Loan Parties' knowledge that would reasonably be expected to cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and its terms, including the timely filing of all reports required under the Code or ERISA. Neither any Company nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Plan, that would subject any Company to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code.

         (b) Except as set forth in Schedule 3.17, (i) no Pension Plan has any material Unfunded Pension Liability; (ii) no unreported ERISA Event, other than an ERISA Event described in 29 C.F.R. Section 4043.23, has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Company, threatened material claims (other than claims for benefits in the normal course), sanctions, audits, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Company or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Pension Plan of any Company or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041 of ERISA, nor has any Pension Plan of any Company or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Company or ERISA Affiliate (determined at such time).

         SECTION 3.18. Environmental Matters.

         (a) Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (other than with respect to clause (viii) below), as of the Closing Date, (i) the Real Property is free of contamination from any Hazardous Material except for such contamination that would not materially adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities; (ii) no Company has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Property; (iii) the Companies are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities; (iv) the Companies have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted and all such Environmental Permits are valid, uncontested and in good standing; (v) no Company is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Company;
(vi) there is no Litigation or Environmental Claim now pending or, to the knowledge of any Company, threatened in writing against any Company arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $500,000 or injunctive relief against, disbarment or that alleges criminal misconduct by, any Company; (vii) no notice has been received by any Company identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state or foreign statutes in each case where any Company's allocated share of costs and liabilities, as a "potentially responsible party," is reasonably likely to exceed $250,000, and to the knowledge of the Companies, there are no facts, circumstances or conditions that may result in any Company being identified as a "potentially responsible party" under CERCLA or analogous state or foreign statutes; and (viii) the Companies have provided to Administrative Agent copies of all existing material environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Company in their possession or have given the Administrative Agent access thereto.

         (b) Each Company hereby acknowledges and agrees that each of the Agents (i) is not now, and has not ever been, in control of any of the Real Property or any Company's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Company's conduct with respect to the ownership, operation or management of any of its Real Property or compliance with Environmental Laws or Environmental Permits.

         SECTION 3.19. Insurance. All insurance maintained by the U.S. Borrower and by each of its Subsidiaries (other than Immaterial Subsidiaries) is in full force and effect, all premiums have been duly paid, and none of the U.S. Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) has received notice of violation or cancellation thereof. Each of the U.S. Borrower and its Subsidiaries (other than Immaterial Subsidiaries) has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

         SECTION 3.20. Collateral Documents.

         (a) Collateral Documents.

         (i) The U.S. Collateral Documents are effective to create in favor of the U.S. Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the U.S. Collateral and, when (A) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (B) upon the taking of possession or control by the U.S. Collateral Agent of the U.S. Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the U.S. Collateral Agent to the extent possession or control by the U.S. Collateral Agent is required by the U.S. Security Agreement), the Liens created by the U.S. Collateral Documents shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the U.S. Collateral.

         (ii) The European Collateral Documents are effective to create in favor of the European Collateral Agent for the benefit of the European Secured Parties, legal, valid and enforceable Liens on, and security interests in, the European Collateral and, when actions specified in the European Collateral Documents have been taken, the Liens created by the European Collateral Documents shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the European Collateral.

         (b) PTO Filing; Copyright Office Filing. When the U.S. Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such U.S. Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or Copyrights registered or applied for with the United States Copyright Office, as the case may be.

         (c) Valid Liens. Each Collateral Document delivered pursuant to
Section 5.10 will, upon execution and delivery thereof, be effective to create in favor of the applicable Collateral Agent, for the benefit of the applicable Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties' right, title and interest in and to the Collateral for which such Collateral Document creates a security interest thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the applicable Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the applicable Collateral Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral.

         SECTION 3.21. Holdco Status. None of C.V. Holdings, Dutch Holdco or Danish Holdco (i) is engaged in any business and (ii) has assets (other than Equity Interests which are pledged to the U.S. Collateral Agent or European Collateral Agent, as the case may be,) with a fair market value in excess of the Dollar Equivalent of $500,000 or (iii) has any liabilities (other than the Obligations) which in the aggregate are greater than the Dollar Equivalent of $500,000.

         SECTION 3.22. Anti-Terrorism Laws.

         (a) No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any Requirement of Law relating to terrorism or money laundering ("Anti-Terrorism

Laws"), including U.S. Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

         (b) No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

         (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

         (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

         (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

         (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

         (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

         (c) No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                                  ARTICLE IV

                                  CONDITIONS

         SECTION 4.01. Closing Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.09) and subject to satisfaction or waiver of the conditions set forth in Section 4.02:

         (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission or ".PDF" of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

         (b) The Administrative Agent shall have received, on behalf of itself, the other Agents and the Lenders, favorable written opinions of each of (i) McGuireWoods LLP, counsel for the Loan Parties, substantially in the form of Exhibit T, and (ii) U.S. and non-U.S. local counsel for the Loan Parties, as specified on Schedule 4.01(b), in form and substance reasonably satisfactory to the Administrative Agent, in each case,
(A) dated the Closing Date and (B) addressed to the Agents and the Lenders.

         (c) All documents executed or submitted in connection with this Agreement, the borrowings hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders.

         (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

         (e) The Administrative Agent shall have received an Officer's Certificate, dated the Closing Date and signed by a Financial Officer of each of the Borrowers, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.02, substantially in the form of Exhibit F.

         (f) The Applicable Agent shall have received all fees payable to the Agents or any Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP and U.S. and non-U.S. local counsel to the Agents) required to be reimbursed or paid by the Loan Parties hereunder or under any other Loan Document.

         (g) The U.S. Collateral Agent shall have received a counterpart of the U.S. Security Agreement signed on behalf of U.S. Borrower and each U.S. Subsidiary Guarantor, together with the following:

         (1) reasonably satisfactory evidence that all certificates, agreements or instruments representing or evidencing Equity Interests forming a part of the U.S. Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank have been delivered to the U.S. Collateral Agent;

         (2) reasonably satisfactory evidence that the Intercompany Note executed by and among U.S Borrower and each of its Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank have been delivered to the U.S. Collateral Agent;

         (3) reasonably satisfactory evidence that all other certificates, agreements or instruments necessary to perfect the U.S. Collateral Agent's security interest in all Chattel Paper and, all Instruments, of each U.S. Loan Party (as each such term is defined in the U.S. Security Agreement and to the extent required by the U.S. Security Agreement) have been delivered to the U.S. Collateral Agent;

         (4) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the U.S. Collateral

Agent, desirable to perfect the Liens created, or purported to be created, by the U.S. Collateral Documents;

         (5) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any U.S. Loan Party as debtor and that are filed in those state and county jurisdictions in which any U.S. Loan Party is organized or maintains its principal place of business and such other searches that are required by the Perfection Certificate or that the U.S. Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the U.S. Collateral Documents (other than Permitted Liens or any other Liens acceptable to the U.S. Collateral Agent);

         (6) with respect to each location set forth on Part A of Schedule 4.01(g)(6), a Landlord Access Agreement or Bailee Letter, as applicable; provided that no such Landlord Access Agreement or Bailee Letter shall be required with respect to any Real Property that could not be obtained after the U.S. Loan Party that is the lessee of such Real Property or owner of the inventory or other personal property Collateral stored with the bailee thereof, as applicable, shall have used all commercially reasonable efforts to do so; and

         (7) evidence reasonably acceptable to the U.S. Collateral Agent of payment or arrangements for payment by the U.S. Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the U.S. Collateral Documents.

         (h) The European Collateral Agent shall have received counterparts of each European Collateral Document signed on behalf of each European Loan Party thereto, in each case, together with the following:

         (1) if required by such European Collateral Document, certificates representing all certificated pledged Equity Interests, together with executed and undated stock powers and/or assignments in blank; and

         (2) evidence that all other actions reasonably necessary or desirable to perfect the security interest created by the European Collateral Documents have been taken.

         (i) The Administrative Agent shall have received counterparts of the Guaranties on behalf of each Guarantor party thereto.

         (j) The Administrative Agent, with respect to U.S. insurance policies, shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable or mortgagee endorsement (as applicable) (or such comparable endorsement in the case of the European Agent) and shall name the applicable Collateral Agent, on behalf of the applicable Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent or the European Agent, as appropriate.

         (k) The Administrative Agent shall have received an Officer's Certificate dated the Closing Date and signed by a Financial Officer of each of the Borrowers, certifying the solvency of each of the U.S. Borrower and the European Borrower, in each case, on a consolidated basis after giving effect to the Transactions, in the forms attached hereto as Exhibit U.

         (l) The Administrative Agent shall have received evidence that the U.S. Borrower shall have given notice to the PBGC of the entering into of the Loan Documents and the termination of the Existing Facility in accordance with the terms of the PBGC Agreement and shall have received confirmation from the PBGC as to the correct amount of the Unfunded Pension Liability under the Plans to be secured under the Loan Documents.

         (m) At least a majority of the aggregate outstanding principal amount of Senior Subordinated Notes and Senior Floating Rate Notes shall have been accepted for purchase by U.S. Borrower pursuant to the Tender Offer and U.S. Borrower shall have effectuated the Proposed Amendment (as defined in the Offer to Purchase).

         (n) The Special Dividend shall have been declared and Persons holding at least 90% of the Convertible Preferred Stock shall have given irrevocable notice of conversion of their Convertible Preferred Stock into common stock of the U.S. Borrower pursuant to the Preferred Stock Conversion.

         (o) The Existing Facility shall have been terminated in full to the reasonable satisfaction of the Lenders with all liens in favor of the existing lenders being unconditionally released; the Administrative Agent shall have received a "pay-off" letter in form and substance reasonably satisfactory to the Administrative Agent with respect to any debt outstanding under the Existing Facility; and the Administrative Agent shall have received from any person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as such Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

         (p) The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information that may be required by the Lenders in order to enable compliance with applicable "know your customer" and anti-money laundering rules and regulations, including the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) including the information described in Section 10.20

         SECTION 4.02. Conditions to Each Credit Event. The agreement of each Lender to make any Loan and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (such event being called a "Credit Event") (excluding continuations and conversions of Loans) requested to be made by it on any date is subject to the satisfaction or waiver of the following conditions:

         (a) The Applicable Agent shall have received a notice of such Credit Event as required by Section 2.02 or 2.06, as applicable.

         (b) The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct (or true and correct in all material respects, as the case may be) as of such earlier date).

         (c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the applicable Borrower on the date of such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 4.02.

                                  ARTICLE V

                             AFFIRMATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party, jointly and severally, covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Information, Reports, Notices, etc. U.S. Borrower will furnish, or will cause to be furnished, to the Administrative Agent and the European Agent (each of which shall make such information available to the Lenders in accordance with their customary practices) copies of the following financial statements, reports, notices and information:

         (a) as soon as available and in any event within 60 days (or such shorter period for the filing of U.S. Borrower's Form 10-Q as may be required by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of U.S. Borrower (commencing with the Fiscal Quarter ending April 30, 2007), (i) a consolidated balance sheet of U.S. Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of U.S. Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of U.S. Borrower and (ii) a narrative report and management's discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, as compared to the comparable periods in the previous Fiscal Year, it being understood and agreed that the delivery of U.S. Borrower's Form 10-Q (as filed with the SEC), if certified as required in this clause (a), shall satisfy the requirements set forth in clauses (i) and (ii); provided that, if the U.S. Borrower no longer is required to make periodic filings with the SEC, -------- delivery by the U.S. Borrower of the same reporting information required in a Form 10-Q, if certified as required in this clause (a), shall satisfy the requirements set forth in clauses (i) and (ii);

         (b) as soon as available and in any event within 105 days (or such shorter period for the filing of U.S. Borrower's Form 10-K as may be required by the SEC) after the end of each Fiscal Year of U.S. Borrower (commencing with the Fiscal Year ended January 31, 2007), (i) a copy of the annual audit report for such Fiscal Year for U.S. Borrower and its Subsidiaries, including therein a consolidated balance sheet of U.S. Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of U.S. Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion of KPMG LLP or other independent public accountants reasonably acceptable to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of U.S. Borrower as of the dates and for the periods specified in accordance with GAAP and (ii) a narrative report and management's discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of U.S. Borrower for such Fiscal Year, as compared to amounts for the previous fiscal year and budgeted amounts (it being understood and agreed that the delivery of U.S. Borrower's Form 10-K (as filed with the SEC), if certified as required by this clause (b), shall satisfy such delivery requirement in clause (i) and (ii)), together with a certificate from a Financial Officer of U.S. Borrower substantially in the form of Exhibit D (a "Compliance Certificate") containing a computation in reasonable detail of, and showing compliance with, the financial ratio and restriction contained in Section 6.09 and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officer has not become aware of any Default or Event of Default that has occurred and is continuing, or, if such Financial Officer has become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it, and concurrently with the delivery of the foregoing financial statements, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by the internal policies of such accounting firm and accounting rules or guidelines); provided that if the U.S. Borrower no longer is required to make periodic filings with the SEC, -------- delivery by the U.S. Borrower of the same reporting information required in a Form 10-K, if certified as required in this clause (b), shall satisfy the requirements set forth in clauses (i) and (ii));

         (c) as soon as available and in any event within 60 days (or such shorter period as may be required for the filing of U.S. Borrower's Form 10-Q by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year, a Compliance Certificate from a Financial Officer of U.S. Borrower, containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in
Section 6.09 and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officers have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such Financial Officers have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

         (d) no later than March 1 of each Fiscal Year of U.S. Borrower (commencing with the Fiscal Year ending January 31, 2007), a detailed consolidated budget of U.S. Borrower and its Subsidiaries by Fiscal Quarter for such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year; it being understood that projections are subject to many contingencies and actual results may vary materially from the projections) and, promptly when available, any significant revisions of such budgets; provided that, in the case of each of the foregoing, the Administrative Agent shall treat such information as material non-public information;

         (e) promptly upon receipt thereof, copies of all reports submitted to U.S. Borrower or its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of U.S. Borrower or any of its Subsidiaries made by such accountants, including any management letters submitted by such accountants to management in connection with their annual audit;

         (f) as soon as possible and in any event within three Business Days after becoming aware of the occurrence of any Default or Event of Default, a statement of a Financial Officer of U.S. Borrower and the European Borrower setting forth details of such Default or Event of Default and the action which the U.S. Borrower and the European Borrower have taken and propose to take with respect thereto;

         (g) as soon as possible and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action or proceeding described in Section 3.08 that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding of the type described in Section 3.08, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and copies of all documentation relating thereto;

         (h) promptly after the sending or filing thereof, copies of all reports which any Loan Party sends to any of its security holders and all reports, registration statements (other than on Form S-8 or any successor form) or other materials which any Loan Party or any of its Subsidiaries or any of their officers file with the SEC or any national securities exchange;

         (i) immediately upon becoming aware of the taking of any specific actions by U.S. Borrower or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without U.S. Borrower or any ERISA Affiliate having to provide more than $5.0 million in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the occurrence of an ERISA Event which could result in a Lien or in the incurrence by a Loan Party of any liability, fine or penalty which would reasonably be expected to have a Material Adverse Effect, or any increase in the contingent liability of a Loan Party with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability would reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

         (j) promptly and in any event within five (5) Business Days after receipt or dispatch thereof, as applicable, by U.S. Borrower or any of its ERISA Affiliates, all written notices or reports under the PBGC Agreement, and each such notice from U.S. Borrower or its Subsidiaries shall be accompanied by a copy of such notice or report under the PBGC Agreement;

         (k) (i) as soon as practicable, but in any event not later than ninety (90) days after the end of each respective plan year applicable to the U.S. Borrower's Guaranteed Pension Plan, a statement from the principal financial or accounting officer of U.S. Borrower describing in reasonable detail any changes in actual or projected expense or liability to U.S. Borrower or any of its Subsidiaries with respect to the Guaranteed Pension Plan, and (ii) promptly after the periodic calculation thereof under the PBGC Agreement, a statement from the principal financial or accounting officer of U.S. Borrower setting forth in reasonable detail a calculation of Unfunded Benefit Liability (as defined in the PBGC Agreement) on a termination basis as of the relevant calculation date;

         (l) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Loan Party or ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

         (m) as soon as possible and in any event within three Business Days after becoming aware of the occurrence thereof, notice of any other development that would reasonably be expected to have a Material Adverse Effect;

         (n) such other information respecting the condition or operations, financial or otherwise, of U.S. Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

         SECTION 5.02. Compliance with Laws, etc. Each Loan Party will, and will cause each of its Subsidiaries to, comply in all respects with all applicable laws, rules, regulations and orders, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, such compliance to include, subject to the foregoing (without limitation), the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except as provided in Section 5.09.

         SECTION 5.03. Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties and assets in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03 shall prevent any Loan Party from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Loan Party, desirable in the conduct of its or their business and does not in the aggregate have a Material Adverse Effect.

         SECTION 5.04. Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with financially sound and responsible insurance companies (a) insurance with respect to its properties material to the business of U.S. Borrower and its Subsidiaries against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Collateral Documents, and will, upon request of the Administrative Agent, furnish to the Administrative Agent on behalf of the Lenders at reasonable intervals a certificate of an Authorized Officer of U.S. Borrower setting forth the nature and extent of all insurance maintained by U.S. Borrower and its Subsidiaries in accordance with this Section. Each such insurance policy shall provide that (i) it may not be canceled or otherwise terminated without at least thirty (30) days' prior written notice to the applicable Collateral Agent (and to the extent any such policy is cancelled, modified or renewed, the applicable Borrower shall deliver a copy of the renewal or replacement policy (or other evidence thereof) to the Administrative Agent and the applicable Collateral Agent, or insurance certificate with respect thereto, together with evidence reasonably satisfactory to the Administrative Agent and the applicable Collateral Agent of the payment of the premium therefor); (ii) the applicable Collateral Agent is named as an additional insured thereunder on behalf of the applicable Secured Parties; and (iii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the applicable Collateral Agent, that names the applicable Collateral Agent, on behalf of the applicable Secured Parties as the loss payee thereunder. Each Loan Party shall promptly notify the applicable Collateral Agent if it does not intend to or has not paid when due any premium under any such insurance policy, and after 30 days after receipt of such notice, the applicable Collateral Agent shall be permitted to pay such premium. In the event any Loan Party gives a Collateral Agent written notice that it does not intend to pay any premium relating to any insurance policy when due, such Collateral Agent shall not exercise its right to pay such premium so long as such Loan Party delivers to such Collateral Agent a replacement insurance policy or insurance certificate evidencing that such replacement policy or certificate provides the same insurance coverage required under this Section 5.04 as the policy being replaced by such Loan Party with no lapse in such coverage.

         SECTION 5.05. Books and Records; Visitation Rights. Each Loan Party will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and material transactions and permit each Agent and each Lender or any of their respective representatives, at mutually convenient reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant and, upon the reasonable request of an Agent, to examine (and, at the expense of the relevant Loan Party or Subsidiary, photocopy extracts from) any of its books or other corporate or partnership records.

         SECTION 5.06. Environmental Covenant. Each Loan Party will, and will cause each of its Subsidiaries to, except, in each case with respect to clauses (a) and (c) below, where the failure to do so would not individually or in the aggregate with all existing Environmental Liability reasonably be expected to have a Material Adverse Effect:

         (a) use and operate all of its facilities and properties, and use reasonable efforts to ensure that all agents and tenants operate its facilities and properties, in compliance with all Environmental Laws, keep all Environmental Permits in effect and remain in compliance therewith and handle all Hazardous Materials in compliance with all applicable Environmental Laws;

         (b) promptly notify the Administrative Agent and provide copies of all written inquiries, claims, complaints or notices from any Governmental Authority or other Person relating to the environmental condition of its facilities and properties or compliance with or liability under any Environmental Law which would reasonably be expected to have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating thereto;

         (c) in the event of the presence of any Hazardous Material on any Mortgaged Property which is in violation of any Environmental Law, or which could reasonably be expected to have Environmental Liability, each Borrower and their respective Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete in all material respects all response, corrective and other action to mitigate and eliminate any such adverse effect in accordance with and to the extent required by applicable Environmental Laws, and shall keep the Administrative Agent informed of their actions;

         (d) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 5.06.

         SECTION 5.07. Information Regarding Collateral.

         (a) Each U.S. Loan Party will not effect any change (i) in such U.S. Loan Party's legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of such U.S. Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in such U.S. Loan Party's identity or corporate structure,
(iv) in such U.S. Loan Party's Federal Taxpayer Identification Number or (v) in such U.S. Loan Party's jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the applicable Collateral

Agent and the Applicable Agent not less than 30 days' prior written notice (in the form of an officers' certificate), or such lesser notice period agreed to by the applicable Collateral Agent (it being understood that ten (10) days' prior written notice is acceptable to the U.S. Collateral Agent in the case of the anticipated move from U.S. Borrower's Denver warehouse facility to another facility or facilities owned or leased by a Loan Party on the Closing Date or the temporary relocation of inventory to mitigate potential shipping shortages and risks associated with the implementation of the SAP system software), of its intention so to do, clearly describing such change and providing such other information in connection therewith as the applicable Collateral Agent or the Applicable Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the applicable Collateral Agent to maintain the perfection and priority of the security interest of the applicable Collateral Agent for the benefit of the applicable Secured Parties in the applicable Collateral. Each Loan Party also agrees promptly to notify the Agents if any material portion of the Collateral is damaged or destroyed.

         (b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year (commencing with Fiscal Year 2008) pursuant to clause (b) of Section 5.01, each Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of each Borrower (i) setting forth the information required pursuant to Sections 1, 2, 3, 4, 7, 8, 10, 11, 12, 13 and 14 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and
(ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

         SECTION 5.08. Existence; Conduct of Business. Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any other transaction permitted hereunder.

         SECTION 5.09. Performance of Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, perform all of its respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party, except where such nonperformance would not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.10. Guarantees; Pledge of Additional Collateral.

         (a) In the event that any Person becomes a Domestic Subsidiary (other than a non-Wholly Owned Subsidiary or a Transitional Subsidiary) of U.S. Borrower after the Closing Date, U.S. Borrower will promptly notify the Administrative Agent of that fact and cause such Domestic Subsidiary to execute and deliver to the Administrative Agent a counterpart of the U.S. Subsidiary Guaranty and deliver to the U.S. Collateral Agent a counterpart of each applicable U.S. Collateral Document and to take all such further actions and execute all such further documents and instruments (including actions, documents and certificates comparable to those described in Section 4.01(d)) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create in favor of the U.S. Collateral

Agent, for the benefit of the Secured Parties, a valid and perfected first priority Lien on all of the property and assets of such Subsidiary described in the applicable U.S. Collateral Documents.

         (b) In any event within 60 days after the acquisition of assets of the type that would have constituted U.S. Collateral on the Closing Date pursuant to the U.S. Security Agreement (the "Additional U.S. Collateral"), U.S. Borrower will, and will cause each appropriate Domestic Subsidiary to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending the U.S. Subsidiary Guaranty or the U.S. Security Agreement, to grant to the U.S. Collateral Agent for its benefit and the benefit of the Secured Parties a perfected Lien (having the priority set forth in the U.S. Security Agreement) on such Additional U.S. Collateral pursuant to and to the full extent required by the U.S. Security Agreement and this Agreement (including, without limitation, to the extent requested by the U.S. Collateral Agent, satisfaction of the conditions set forth in subsections
(b)(ii) and (g) of Section 4.01).

         (c) In any event within 60 days after the acquisition by a Loan Party of Foreign assets (including Equity Interests of a Foreign Person) with a fair market value of at least the Dollar Equivalent of $10.0 million (in a transaction or a series of related transactions), the European Borrower will give the European Agent notice of such acquisition and the European Borrower will, and will cause each appropriate Foreign Subsidiary to, take all necessary action reasonably requested by the European Agent, including the filing of appropriate financing statements, under the provisions of applicable laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending any European Collateral Document, to grant to the European Collateral Agent for its benefit and the benefit of the European Secured Parties a perfected Lien on such assets (other than up to 65% of the Equity Interests of a Person acquired by a U.S. Loan Party, which shall constitute Additional U.S. Collateral) pursuant to and to the full extent required by this Agreement.

         (d) In the event that any U.S. Loan Party acquires an interest in additional owned Real Property having a fair market value in excess of $5.0 million as determined in good faith by U.S. Borrower, U.S. Borrower or the appropriate U.S. Loan Party, as the case may be, will take such actions and execute such documents as the U.S. Collateral Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage encumbering such additional Real Property (including, without limitation a Title Policy, a Survey and a local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the U.S. Collateral Agent) in respect of such Mortgage).

         (e) All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, costs of counsel for the Agents, shall be for the account of the Loan Parties, which shall pay all sums due on demand.

         SECTION 5.11. Further Assurances. Each Loan Party will, and will cause each of its Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, notarizations, fixture filings, mortgages, deeds of trust and other documents and the delivery of appropriate opinions of counsel), which may be required under any applicable law, or which the Administrative Agent or the Requisite Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Each Loan Party also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

         SECTION 5.12. Use of Proceeds. Each Borrower covenants and agrees that the proceeds of all Borrowings hereunder and all Letters of Credit issued hereunder will be used as set forth in Section 3.12.

         SECTION 5.13. Payment of Charges.

         (a) Subject to Section 5.13(b), each Loan Party will, and will cause each of its Subsidiaries to, pay and discharge or cause to be paid and discharged promptly all material Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security, unemployment withholding and employee source deductions with respect to its employees, (ii) lawful claims for labor, materials, supplies and services, and
(iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such Charges would not reasonably be expected to result in a Material Adverse Effect.

         (b) Each Loan Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in
Section 5.13(a); provided that (i) adequate reserves with respect to such contest are maintained on the books of such Loan Party, in accordance with GAAP (or, with respect to each Foreign Loan Party, generally accepted accounting principles as in effect in each applicable jurisdiction); (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to landlords, warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Loan Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to the Administrative Agent evidence reasonably acceptable to the Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party or the conditions set forth in this Section 5.13(b) are no longer met.

         SECTION 5.14. Hedging Agreements. No later than the 90th day after the Closing Date, U.S. Borrower shall enter into, and for a minimum of three years thereafter maintain, Hedging Agreements with terms and conditions reasonably acceptable to the Administrative Agent that result in at least 40% of the aggregate principal amount of the Term Loans being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent.

         SECTION 5.15. Post-Closing Matters.

         (a) The U.S. Borrower shall call for redemption all remaining outstanding Senior Floating Rate Notes within five (5) Business Days of the Closing Date and shall redeem such Senior Floating rate Notes on the redemption date.

         (b) The applicable Loan Parties shall within 45 (fort-five) days of the Closing Date (unless waived or extended in the U.S. Collateral Agent's sole discretion) use commercially reasonable efforts to deliver Landlord Access Agreements in form of Exhibit M unless the Collateral Agent, in its reasonable judgment, waive such delivery, with respect to each of the leased Real Properties set forth on Part B of Schedule 4.01(g)(6).

         (c) Samsonite Canada, Inc. shall pledge all of its Equity Interests in the European Borrower to the European Collateral Agent within twenty-five
(25) days of the Closing Date (unless waived or extended at the Administrative Agent's sole discretion).

                                  ARTICLE VI

                              NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party, jointly and severally, covenants and agrees with the Lenders that:

         SECTION 6.01. Indebtedness. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

         (a) Indebtedness incurred under this Agreement and the other Loan Documents (including, subject to Section 6.01(d)(ii), Incremental Term Loans);

         (b) Indebtedness permitted by Section 6.04(d);

         (c) Indebtedness incurred by U.S. Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of U.S. Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of U.S. Borrower or any of its Subsidiaries;

         (d) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by U.S. Borrower or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition, provided that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by U.S. Borrower or any Subsidiary (other than by any such person that so becomes a Subsidiary), (ii) Indebtedness of Loan Parties incurred in connection with a Permitted Acquisition (either in the form of seller notes, earn-out obligations, deferred purchase price, guarantees or otherwise) in an aggregate amount at any one time outstanding, together with (but without duplication) any outstanding Indebtedness incurred pursuant to clause (i) and (iii) of this paragraph, not to exceed an amount equal to (x) $200.0 million minus (y) the outstanding ----- principal amount of all Incremental Term Loans, at any one time outstanding minus (z) outstanding Indebtedness incurred ----- pursuant to clause (p) below, and
(iii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclauses (i) and (ii) above; provided that (1) the principal amount of any such Indebtedness is not increased above the -------- principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, (2) the direct and contingent obligors with respect to such Indebtedness are not changed and (3) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced.

         (e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

         (f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, in each case, in the ordinary course of business;

         (g) guaranties in the ordinary course of business of the obligations of suppliers, landlords customers and licensees of U.S. Borrower and its Subsidiaries;

         (h) guaranties by a Loan Party of Indebtedness of another Loan Party with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01;

         (i) Indebtedness described in Schedule 6.01, but not any extensions, renewals or replacements of such Indebtedness other than (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) any Permitted Refinancing thereof.

         (j) Indebtedness under Foreign Credit Lines and any refinancings thereof or amendments or modifications thereto as long as the aggregate outstanding drawn down amount of, and, without duplication, the undrawn face amount of letters of credit and contingent obligations with respect to guaranties and similar obligations issued in relation or pursuant to, all such Foreign Credit Lines shall not exceed the Dollar Equivalent of $75.0 million at any time;

         (k) Indebtedness under Capital Leases and purchase money Indebtedness incurred after the date of this Agreement in an aggregate amount not to exceed at any time $25.0 million; provided any such Indebtedness shall be secured only to the asset acquired in connection with the incurrence of such Indebtedness;

         (l) Indebtedness not otherwise permitted by the other provisions in this Section 6.01 in an aggregate principal amount at any time outstanding not exceeding $100.0 million;

         (m) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law (including pursuant to the PBGC Agreement);

         (n) Indebtedness in respect of Hedging Agreements of any Company, provided that such agreements are (or were) entered into by such Company in the ordinary course of its business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, earnings or properties held or reasonably anticipated by such Company and not for purposes of speculation;

         (o) (i) guaranties by Subsidiaries that are not Loan Parties of the obligations of Subsidiaries that are not Loan Parties and (ii) guaranties by Subsidiaries that are not Loan Parties of the obligations of Loan Parties; and

         (p) Indebtedness incurred to finance the Permitted Joint Venture Acquisition, including, without duplication, a guaranty by the U.S. Borrower of such Indebtedness.

         SECTION 6.02. Liens. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except the following (herein collectively referred to as "Permitted Liens"):

         (a) Liens in favor of a Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document or Liens in favor of an Issuing Bank on documents delivered under Letters of Credit;

         (b) Liens for Charges if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and Liens for Charges not yet due and payable and otherwise in compliance with the requirements of Section 5.13;

         (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

         (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

         (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of U.S. Borrower or any of its Subsidiaries;

         (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

         (g) Liens solely on any cash earnest money deposits made by U.S. Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

         (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

         (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

         (k) licenses of Patents, Trademarks and other Intellectual Property rights granted by U.S. Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of U.S. Borrower or such Subsidiaries;

         (l) Liens described in Schedule 6.02;

         (m) (i) Liens securing Indebtedness permitted pursuant to subsection 6.01(d)(i) (and any permitted refinancing, refunding, renewal or extension thereof pursuant to subsec-tion 6.01(d)(iii)), provided any such Lien shall encumber only the assets acquired with the proceeds of such Indebtedness and (ii) Liens securing Indebtedness permitted pursuant to subsection 6.01(j), provided any such Lien shall encumber only the assets of the obligors in respect thereof;

         (n) Liens securing Indebtedness permitted pursuant to subsection (k) of Section 6.01; provided any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

         (o) an attachment or judgment Lien not constituting an Event of Default under Section 7.01(f);

         (p) other Liens on assets securing Indebtedness in an aggregate amount not to exceed $100.0 million at any time outstanding; provided that no more than $50.0 million of this $100.0 million may be secured by Liens on assets of Loan Parties or that secure Indebtedness of Loan Parties;

         (q) Liens on assets of Subsidiaries of the U.S. Borrower that are not Loan Parties securing Hedging Obligations of Subsidiaries of the U.S. Borrower that are not Loan Parties; and

         (r) the PBGC Ratable Lien;

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Equity Interests that form a portion of the Collateral, other than Liens granted pursuant to the Collateral Documents.

         SECTION 6.03. Fundamental Changes; Disposition of Assets; Acquisitions. No Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

         (a) (i) any Subsidiary of U.S. Borrower may be merged with or into a U.S. Loan Party or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any U.S. Loan Party; provided, in the case of such a merger, such U.S. Loan Party shall be the continuing or surviving Person and (ii) any Foreign Subsidiary of the U.S. Borrower may also be merged with or into a European Loan Party or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a European Loan Party; provided, in the case of such a merger, such European Loan Party shall be the continuing or surviving Person

         (b) sales or other dispositions of assets that do not constitute Asset Sales;

         (c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-cash proceeds) (i) are less than $10.0 million with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year pursuant to this clause (c), are less than $15.0 million; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of such Company (or similar governing body)), (2) no less than 75% of such consideration shall be paid in cash (or Cash Equivalents), and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.05(c)(iii);

         (d) disposals of obsolete, worn out or surplus property;

         (e) the sale, transfer or disposition of Cash Equivalents;

         (f) the sale, transfer or disposition of accounts in connection with the collection or compromise thereof in the ordinary course of business;

         (g) Permitted Acquisitions, the consideration for which constitutes no more than $225.0 million (less (i) the aggregate consideration paid for acquisitions made pursuant to clauses (k) and (l) below and (ii) the aggregate amount of Investments made pursuant to Section 6.04(d)(ii), other than Investments made in Wholly Owned Subsidiaries) in the aggregate from the Closing Date through the Term Loan Maturity Date;

         (h) Investments made in accordance with Section 6.04;

         (i) Asset Sales by Joint Venture Subsidiaries, the proceeds of which (valued at the principal amount thereof in the case of non-cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-cash proceeds) when aggregated with the proceeds of all other Assets Sales of Joint Venture Subsidiaries pursuant to this clause
(i) shall not exceed $50.0 million; provided the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of such Joint Venture Subsidiary (or similar governing body));

         (j) the sale of (i) office, manufacturing and warehouse facility in Mexico City and (ii) manufacturing facility in Hungary;

         (k) acquisitions of Equity Interests of a Joint Venture Subsidiary pursuant to put arrangements set forth in the applicable joint venture agreement; and

         (l) the Permitted Joint Venture Acquisition.

         SECTION 6.04. Investments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

         (a) Investments in cash and Cash Equivalents;

         (b) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and
(ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of U.S. Borrower and its Subsidiaries;

         (c) any Company may enter into and comply with appropriate Hedging Agreements; provided that such Hedging Agreements are (or were) entered into by such Company in the ordinary course of its business for the purpose of directly mitigating risks associated with liabilities (including foreign exchange liabilities), commitments, investments, assets, earnings, EBITDA or properties held or reasonably anticipated by such Company and not for purposes of speculation;

         (d) Other than Permitted Acquisitions, Investments (i) by any Company in any U.S. Loan Party, (ii) by a Company that is not a Loan Party in any other Company (or a Person that would become a Company after giving effect to such Investment) that is not a Loan Party, (iii) by any Foreign Company in any European Loan Party, (iv) by any Loan Party in a Company that is not a Loan Party in an amount under this clause (iv) not to exceed $40.0 million (no more than $10.0 million of which may be made by a Foreign Loan Party) in the aggregate at any time outstanding; provided that any Investment in the form of a loan or advance where at least one party is a Loan Party shall be evidenced by the Intercompany Note and, in the case of a loan or advance by a U.S. Loan Party, pledged by such U.S. Loan Party as Collateral pursuant to the U.S. Collateral Documents;

         (e) loans and advances to employees of U.S. Borrower and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $2.0 million in the aggregate;

         (f) Investments made in connection with Asset Sales or Permitted Acquisitions permitted pursuant to Section 6.03;

         (g) Investments described in Schedule 6.04;

         (h) Investments made with Qualified Capital Stock; and

         (i) other Investments in a Person other than a Company in an aggregate amount not to exceed $25.0 million at any time outstanding.

         SECTION 6.05. Sale and Leaseback Transactions. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed, but excluding retail store leases), having a fair market value in excess of $75.0 million in the aggregate for all such property subjected to any lease described in this Section, whether now owned or hereafter acquired, which such Loan Party or Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than U.S. Borrower or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than U.S. Borrower or any of its Subsidiaries) in connection with such lease.

         SECTION 6.06. Restricted Junior Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

         (a) any Company may make Restricted Junior Payments to any Loan Party and any Subsidiary of the U.S. Borrower may make Restricted Junior Payments of the type described in clause (a) of the definition of "Restricted Junior Payment" to the U.S. Borrower or any Loan

Party, including, if applicable, pro rata payments to the minority holders of Equity Interests in such Subsidiary;

         (b) so long as no Default or Event of Default shall have occurred and be continuing, U.S. Borrower may make payments to Permitted Holders in an amount not to exceed an aggregate amount of $1.5 million per annum (which may be paid in advance on the first day of such Fiscal Year); provided that, if any payment of such fees is not permitted because an Event of Default has occurred and is continuing, such amount shall accrue and may subsequently be paid at such time as no Event of Default has occurred and is continuing;

         (c) so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, U.S. Borrower may make Restricted Junior Payments, in an aggregate amount not to exceed 50% of the Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first Fiscal Quarter commencing after the Closing Date to the end of most recently ended Fiscal Quarter for which internal consolidated financial statements of U.S. Borrower are available at the time of such Restricted Junior Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) less the amount of any Restricted Junior Payments previously made pursuant to this Section 6.06(c) and Section 6.06(m) (including, in the case of Section 6.06(m), any deficit created by a Restricted Junior Payment made pursuant thereto); provided, however, no such Restricted Junior Payment shall be made if on such date the Total Leverage Ratio -------- ------- determined on a Pro Forma Basis for the most recent Test Period is more than 2.50:1.00 at any date of determination;

         (d) so long as no Default or Event of Default shall have occurred and be continuing or be caused thereby, U.S. Borrower may make Restricted Junior Payments with the proceeds of any issuances of Equity Interests (other than Permitted Cure Securities) not required to prepay the Loans pursuant to
Section 2.05(c)(i);

         (e) U.S. Borrower may make Restricted Junior Payments for the purpose of repurchasing or redeeming Equity Interests of U.S. Borrower from employees upon the death, disability or other termination of employment of any such employee in an amount per annum not to exceed $5.0 million;

         (f) U.S. Borrower may make Restricted Junior Payments purpose of the repurchasing of the Equity Interests of U.S. Borrower deemed to occur upon the non-cash exercise of stock options and warrants;

         (g) U.S. Borrower may make Restricted Junior Payments for the purpose of redeeming or repurchasing in whole or in part any of the Equity Interests of U.S. Borrower for another class of Equity Interests of U.S. Borrower or rights to acquire Equity Interests of U.S. Borrower or with proceeds from substantially concurrent equity contributions or issuances of new shares of Equity Interests of U.S. Borrower (other than Permitted Cure Securities and to the extent not required to prepay the Loans pursuant to Section 2.05(c)(i) or used to make Restricted Junior Payments pursuant to clause (d) above); provided that such other class of Equity Interests shall be Qualified Capital Stock and shall contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed or repurchased thereby;

         (h) U.S. Borrower may make Restricted Junior Payments for the purpose of making cash payments in lieu of issuing fractional shares in an aggregate amount not to exceed $500,000;

         (i) U.S. Borrower may make Restricted Junior Payments to make Investments permitted under Section 6.04; (j) U.S. Borrower may pay the Special Dividend that was declared on the Closing Date and consummate the other Transactions;

         (k) U.S. Borrower may pay cash dividends on the Convertible Preferred Stock in accordance with the terms thereof;

         (l) U.S. Borrower may redeem any amount of the Senior Subordinated Notes and the Senior Floating Rate Notes that remain outstanding after the Closing Date; and

         (m) so long as the Total Leverage Ratio determined on a Pro Forma Basis for the most recent Test Period is less than or equal to 2:50:1.00, the U.S. Borrower may make Restricted Junior Payments up to an amount not to exceed $25.0 million in the aggregate.

         SECTION 6.07. Transactions with Shareholders and Affiliates. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of such Loan Party or any of its Subsidiaries, on terms that are less favorable to such Loan Party or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such an Affiliate; provided the foregoing restriction shall not apply to:

         (a) any transaction between Loan Parties;

         (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of U.S. Borrower or any of its Subsidiaries;

         (c) compensation, benefits or indemnification arrangements for officers and other employees of U.S. Borrower or any of its Subsidiaries entered into in the ordinary course of business;

         (d) the existence of, and the performance by any Loan Party of its obligations under the terms of, any Organizational Documents or securityholders agreement to which it is a party on the Closing Date and which has been disclosed to the Lenders;

         (e) payments by any Loan Party to any Affiliate of any Permitted Holder in connection with any Obligations owed to such Person by any Loan Party under the Loan Documents;

         (f) Restricted Junior Payment permitted under Section 6.06 and Investments permitted under Sections 6.04(d) and (e);

         (g) transactions described in Schedule 6.07; and

         (h) the Transactions.

         SECTION 6.08. Restrictions on Subsidiary Distributions. Except as provided herein, no Loan Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Company to (a) pay dividends or make any other distributions on any of such Company's Equity Interests owned by any other Company, (b) repay or prepay any Indebtedness owed by such Company to any other Company, (c) make loans or advances to any Company, or
(d) transfer any of its property or assets to any Company other than restrictions (i) in effect on the Closing Date and set forth on Schedule 6.08,
(ii) in agreements evidencing Indebtedness permitted by Section 6.01(k) that impose restrictions on the property subject thereto and (iii) by reason of customary provisions restricting the disposition or distribution of assets, assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iv) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement. Nothing contained in this Agreement shall prevent the U.S. Borrower and its Subsidiaries from complying with their obligations under any joint venture agreement, including, without limitation, fiduciary obligations to minority interest owners and the covenants of good faith and fair dealing.

         SECTION 6.09. Total Leverage Ratio.

         (a) U.S. Borrower shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending April 30, 2007, to exceed the correlative ratio indicated below across from the date closest to the end of such Fiscal Quarter:

             Fiscal Quarter                       Leverage Ratio
----------------------------------------- --------------------------------
    March 31, 2007                                   4.50:1.00
----------------------------------------- --------------------------------
    June 30, 2007                                    4.50:1.00
----------------------------------------- --------------------------------
    September 30, 2007                               4.50:1.00
----------------------------------------- --------------------------------
    December 31, 2007                                4.50:1.00
----------------------------------------- --------------------------------
    March 31, 2008                                   4.50:1.00
----------------------------------------- --------------------------------
    June 30, 2008                                    4.50:1.00
----------------------------------------- --------------------------------
    September 30, 2008                               4.50:1.00
----------------------------------------- --------------------------------
    December 31, 2008                                3.50:1.00
----------------------------------------- --------------------------------
    March 31, 2009                                   3.50:1.00
----------------------------------------- --------------------------------
    June 30, 2009                                    3.50:1.00
----------------------------------------- --------------------------------
    September 30, 2009                               3.50:1.00
----------------------------------------- --------------------------------
    December 31, 2009 and thereafter                 2.50:1.00
----------------------------------------- --------------------------------


         (b) Right to Cure. Notwithstanding anything to the contrary contained in this Section 6.09, in the event that any Loan Party would otherwise be in default of the financial covenant set forth in this Section 6.09, until the 10th day subsequent to delivery of the related Compliance Certificate, U.S. Borrower shall have the right, but in any event no more than (i) two times in any four-quarter period and (ii) four times from the Closing Date to the date of determination, to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of U.S. Borrower, in either case in an aggregate amount equal to the amount necessary to cure the relevant failure to comply with all the financial covenants (collectively, the "Cure Right"), and upon the receipt by U.S. Borrower of such cash

(the "Cure Amount") pursuant to the exercise of such Cure Right such financial covenant shall be recalculated giving effect to the following pro forma adjustments:

         (i) Consolidated Adjusted EBITDA shall be increased, in accordance with the definition thereof, solely for the purpose of measuring the financial covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

         (ii) if, after giving effect to the foregoing recalculations, the Loan Parties shall then be in compliance with the requirements of the financial covenants set forth in this Section 6.09, the Loan Parties shall be deemed to have satisfied the requirements thereof as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default thereof which had occurred shall be deemed cured for all purposes of the Agreement; and

         (iii) to the extent that the Cure Amount proceeds are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the Total Leverage Ratio for the period with respect to which such Compliance Certificate applies.

         SECTION 6.10. Conduct of Business. From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Loan Party or such Subsidiary on the Closing Date and similar or related businesses (or that are incidental, complimentary or substantially related thereto or are reasonable extensions thereof) and (ii) such other lines of business as may be consented to by Requisite Lenders.

         SECTION 6.11. Amendments or Waivers of Certain Related Agreements and Organizational Documents.

         (a) No Loan Party shall nor shall it permit any of its Subsidiaries to amend, modify or change any of its Organizational Documents (including by the filing or modification of any certificate of designation), the Senior Subordinated Notes Indenture or the documents governing the Convertible Preferred Stock other than any such amendments, modifications or changes which are not adverse in any material respect to the interests of the Lenders.

         (b) No Loan Party shall change or amend the terms of the PBGC Agreement (other than changes or amendments that are not adverse to any Loan Party or any Secured Party).

         (c) No Loan Party will consent to or otherwise permit the assignment of (i) the Amended and Restated License Agreement dated as of January 1, 1999 between the European Borrower and the U.S. Borrower by the U.S. Borrower or the European Borrower to any Person that is not a Loan Party or (ii) the License Agreement (Fashion) dated as of July 1, 1999 between U.S. Borrower and European Borrower.

         SECTION 6.12. Fiscal Year. No Loan Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from January 31; provided that the U.S. Borrower and its Subsidiaries shall be permitted to change their Fiscal Year ends to December 31.

         SECTION 6.13. Holding Companies. None of CV Holdings, Dutch Holdco or Danish Holdco shall (i) engage in any trade or business, (ii) own any assets (other than Equity Interests which are pledged to the U.S. Collateral Agent or European Collateral Agent ) with a fair market value in excess of the Dollar Equivalent of $500,000 nor (iii) incur any liabilities (other than for the Obligations) which in the aggregate are greater than the Dollar Equivalent of $500,000.

         SECTION 6.14. Anti-Terrorism Laws; Anti-Money Laundering. No Loan Party shall:

         (a) directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.20, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties' compliance with this
Section 6.14); or

         (b) cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Requirement of Law.

         SECTION 6.15. Embargoed Person. No Loan Party shall cause or permit
(a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law.

         SECTION 6.16. Limitation on Issuance of Disqualified Capital Stock. With respect to U.S. Borrower, issue any Equity Interest that is Disqualified Capital Stock.

                                 ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 7.01. Listing of Events of Default. Each of the following events or occurrences described in this Section 7.01 shall constitute (i) an "Event of Default," if any Loans, LC Disbursements or Letters of Credit are outstanding, and (ii) an "Event of Termination," if no Loans, LC Disbursements or Letters of Credit are outstanding:

         (a) Any Borrower shall default or fail (i) in the payment when due of any principal of any Loan (including, without limitation, on any Installment Payment Date) or any reimbursement obligation in respect of any LC Disbursement, (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of three Business Days), or (iii) in the payment when due of any Fee described in Section 2.10 or other amount that by its terms is due and payable hereunder or under any Loan Document or of any previously invoiced amount (other than an amount described in the foregoing clauses (i) and (ii)) payable under this Agreement or any other Loan Document (and such default shall continue unremedied for a period of three Business Days).

         (b) Any representation or warranty of any Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of any Loan Party to the Administrative Agent, the European Agent, any Collateral Agent, any Issuing Bank or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect in any material respect when made or deemed made.

         (c) Any Loan Party shall default in the due performance and observance of any of its obligations under clause (f) or (n) of Section 5.01,
Section 5.08 (with respect to the maintenance and preservation of any Borrower's corporate existence) or Article VI.

         (d) Any Loan Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied or shall not have been waived for a period of 30 days after the date a Loan Party becomes aware of such default.

         (e) A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of any Company or (ii) in the performance or observance of any obligation or condition with respect to any Indebtedness of any Company if the effect of such default referred to in this clause (ii) is to accelerate the maturity of any such Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that it shall not constitute an Event of Default pursuant to this paragraph
(e) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $25.0 million at any one time (provided that, in the case of obligations under Hedging Agreements, the amount counted for this purpose shall be the amount payable by all Companies if such Hedging Agreements were terminated at such time).

         (f) Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $25.0 million individually or in the aggregate shall be rendered against any Loan Party or any of its Subsidiaries (or any combination thereof) and

         (1) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed;

         (2) such judgment has not been stayed, vacated or discharged within 60 days of entry; or

         (3) there shall be any period (after any applicable statutory grace period) of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment is not fully insured against by a policy or policies of insurance (with reasonable or standard deductible provisions) issued by an insurer other than an Affiliate of U.S. Borrower.

         (g) Any of the following events shall occur with respect to any Pension Plan:

         (1) the taking of any specific actions by a Loan Party, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, a Loan Party or any ERISA Affiliate could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan or the PBGC, in excess of $5.0 million; or

         (2) an ERISA Event or noncompliance with respect to Non-U.S. Plans shall have occurred that gives rise to a Lien or, when taken together with all other ERISA Events and noncompliance with respect to Non-U.S. Plans that have occurred, would reasonably be expected to have a Material Adverse Effect.

         (h) Any Change in Control shall occur.

         (i) Any Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary) shall:

         (1) become insolvent or generally fail to pay debts as they become due;

         (2) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, administrator, sequestrator or other custodian for such Loan Party or any of such Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

         (3) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, administrator, sequestrator or other custodian for any Loan Party or any of such Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days; provided that each Loan Party and each such Subsidiary hereby expressly authorize the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

         (4) permit or suffer to exist the commencement of any bankruptcy, reorganization, administration, debt arrangement or other case or proceeding under the Bankruptcy Code or any other bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Loan Party or any such Subsidiary, and, if any such case or proceeding is not commenced by any Loan Party or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by any Loan Party or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed; provided that each Loan Party and each such Subsidiary hereby expressly authorize the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

         (5) take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing, or in furtherance of, any of the foregoing.

         (j) The obligations of any Guarantor under a Guaranty shall cease to be in full force and effect (except as permitted hereunder or in the Guaranty) or any Guarantor shall repudiate its obligations thereunder.

         (k) Any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, except as a result of (i) the Collateral Agents' failure to take any action reasonably requested by any Borrower in order to maintain a valid and perfected Lien on any Collateral or
(ii) any action taken by the Collateral Agents to release any Lien on any Collateral in accordance with the terms of this Agreement and the Collateral Documents, and the value of the Collateral purported to be secured by such Lien is in excess of $500,000.

         (l) Any default or breach by any Company has occurred and is continuing under the PBGC Agreement or the PBGC Agreement shall be terminated other than in accordance with its terms following a default by any Company.

         (m) A Notice of PBGC Actionable Default (under and as defined in the Collateral Agency Agreement) has been delivered to the U.S. Collateral Agent.

         SECTION 7.02. Action if Bankruptcy. If any Event of Default described in Section 7.01(i) shall occur with respect to any Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, all of which are hereby waived by the Borrowers.

         SECTION 7.03. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 7.01(i) with respect to any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Requisite Lenders, shall by written notice to the Borrowers and each Lender declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

         SECTION 7.04. Action if Event of Termination. If any Event of Termination (other than any Event of Termination described in Section 7.01(i) with respect to any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Requisite Lenders, shall by written notice to the Borrowers and each Lender declare the Commitments (if not theretofore terminated) to be terminated, whereupon without further notice, demand or presentment, the Commitments shall terminate. Upon such termination of the Commitments, all accrued fees and expenses shall be immediately due and payable

         SECTION 7.05. Collection Allocation Mechanism. On the CAM Exchange Date, each Lender shall immediately be deemed to have sold and/or acquired (to the extent necessary, as determined by the Administrative Agent, to give effect to the intent of this Section 7.05) participations in the Loans and participations in outstanding Letters of Credit (and accrued and unpaid interest and fees thereon) under each of the individual Facilities in an amount equal to such Lender's Ratable Portion (as defined below) of the Facilities taken as a whole (based on the Dollar Equivalent of the Loans and Letters of Credit on the CAM Exchange Date). Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Loan or any participation in any Letter of Credit. Each Loan Party agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the

Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any Notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any Notes evidencing its interests in the Loans so executed and delivered; provided, however, that the failure of any Loan Party to execute or deliver or of any Lender to accept any such Note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by any Agent pursuant to any Loan Document in respect of any of the Obligations subject to the exchange referred to above, and each distribution made by any Agent in respect of such Obligations, shall be distributed to the Lenders pro rata in accordance with their respective Ratable Portions of the Facilities taken as a whole. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of an Obligation subject to the exchange referred to above shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith. The CAM Exchange is an agreement between the Lenders and shall be enforceable as among Lenders regardless of any automatic stay or comparable Requirement of Law resulting from the application of any bankruptcy or insolvency law with respect to any Loan Party.

         For purposes of this Section 7.05, "Ratable Portion" means the percentage obtained by dividing (i) the Dollar Equivalent of the amount of Obligations in respect of Loans, participations in Letters of Credit and accrued interest and fees owed to a Lender by (ii) the aggregate Dollar Equivalent of the amount of Obligations in respect of Loans, participations in Letters of Credit and accrued interest and fees thereon owed to all of the Lenders, all as determined on the CAM Exchange Date.

         SECTION 7.06. Application of Proceeds. Subject to the terms of the Collateral Agency Agreement, the proceeds received by the either Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by such Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by such Collateral Agent pursuant to this Agreement, promptly by such Collateral Agent as follows:

         First, to the payment of all reasonable out-of-pocket costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to such Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which such Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

         Second, to the payment of all other reasonable out-of-pocket costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all reasonable out-of-pocket costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

         Third, to the payment in full in cash, pro rata, of interest and other amounts constituting (i) in the case of any U.S. Collateral, the Secured Obligations (other than principal and contingent indemnification obligations) under this Agreement and the other Loan Documents in each case equally and ratably in accordance with the respective amounts thereof then due and owing and (ii) in the case of any European Collateral, the European Obligations (other than principal and contingent indemnification obligations) under this Agreement and the other Loan Documents in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

         Fourth, to the payment in full in cash, pro rata, of the principal amount of the (i) in the case of any U.S. Collateral, the Secured Obligations (including contingent indemnification obligations due or claimed with respect thereto) and to provide cash collateral for all LC Exposure in respect of Letters of Credit in the manner set forth in
     Section 2.06(i); and (ii) in the case of any European Collateral, the European Obligations (including contingent indemnification obligations due or claimed with respect thereto) and to provide cash collateral for all European LC Exposure in respect of European Letters of Credit in the manner set forth in Section 2.06(i); and

         Fifth, the balance, if any, to the applicable Loan Party or its successors or assigns, or as a court of competent jurisdiction may direct.

         In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Fifth of this Section 7.06, the Loan Parties shall remain liable, jointly and severally, for any deficiency. In providing for such allocation, the Collateral Agents shall take into account the provisions of Section 7.05 and the CAM Exchange.

                                 ARTICLE VIII

                                  THE AGENTS

         SECTION 8.01. Appointment and Authority. Each of the U.S. Lenders and the U.S. Issuing Banks hereby irrevocably appoints Merrill Lynch Capital Corporation to act on its behalf as the Administrative Agent and U.S. Collateral Agent and each of the European Revolving Lenders and the European Issuing Bank hereby irrevocably appoints KBC Bank N.V. to act on its behalf as European Agent and European Collateral Agent hereunder and under the other Loan Documents and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

         SECTION 8.02. Rights as a Lender. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.

         SECTION 8.03. Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

         (1) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

         (2) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Requisite

     Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and

         (3) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to either Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.09) or (y) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by a Borrower, a Lender or an Issuing Bank.

         No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent, the European Agent the U.S. Collateral Agent or the European Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

         SECTION 8.04. Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Applicable Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Applicable Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         SECTION 8.05. Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

         SECTION 8.06. Resignation. Each Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrowers. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, with the Borrowers' consent if no Event of Default is occurring, to appoint a successor, which (x) in the case of the Administrative Agent and the U.S. collateral Agent shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and (y) in the case of the European Agent and the European Collateral Agent, shall be a bank with an office in Belgium, or an Affiliate of any such bank with an office in Belgium. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the applicable Issuing Bank, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except in the case of any Collateral held by a Collateral Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such Collateral as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the applicable Issuing Bank directly, until such time as the Requisite Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

         SECTION 8.07. Non-Reliance on Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed the Information Memorandum and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         SECTION 8.08. No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Joint Bookrunning Mangers, Syndication Agent or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, U.S Collateral Agent, European Agent, European Collateral Agent, a Lender or an Issuing Bank hereunder.

                                  ARTICLE IX

                                  [RESERVED]

                                  ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.01. Notices.

         (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

         (i) if to U.S. Borrower, to it at 11200 East 45th Avenue, Denver, Colorado 80239, attention: Company Secretary (telecopy: (303) 373-6606), with a copy to McGuireWoods LLP, 1345 Avenue of the Americas, New York, New York 10105, Attention: James Gelman, Esq. (telecopy: (212) 548-2174);

         (ii) if to the European Borrower, to it at 11200 East 45th Avenue, Denver, Colorado 80239, attention: Company Secretary (telecopy: (303) 373-6606), with a copy to with a copy to McGuireWoods LLP, 1345 Avenue of the Americas, New York, New York 10105, Attention: James Gelman, Esq. (telecopy: (212) 548-2174);

         (iii) if to the Administrative Agent for (x) credit related notices, to it at Merrill Lynch Capital Corporation, 250 Vesey Street, 22nd Floor, New York, New York 10080, Attention: Nancy Meadows (telecopy: (212) 738-1186) (e-mail: nancy_meadows@ml.com) and (y) operations and administrative notices (i.e. Borrowing Requests), to it at Merrill Lynch Capital Corporation c/o DBTCA Loan Services, 60 Wall Street, 39th Floor, Mailstop NYC 6013915, New York, New York, 10005 Attention: Adrian Cioinigel, (telecopy: (212) 797-0407) (e-mail: adrian.cioinigel@db.com), in each case with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Jonathan A. Schaffzin, Esq. and Michael
     A. Sherman, Esq. (telecopy: (212) 269-5420);

         (iv) if to the European Agent, to it at KBC Bank N.V., Corporate, Sovereign & Bank Credit Directorate, Havenlaan 12 B-1080, Brussels, Belgium, Attention: Dirk De Bleser, Head Agency Unit Western Europe, Operations and Accounting (e-mail: dirk.debleser@kbc.be), Karen Van Houtte, Agent Syndicated Loans (telecopy: +32 2 429 49 20) with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005,
     Attention: Jonathan A. Schaffzin, Esq. and Michael A. Sherman, Esq. (telecopy: (212) 269-5420);

         (v) if to the U.S. Issuing Bank, to it at Deutsche Bank AG, New York Branch, 60 Wall Street, New York, New York 10005, Attention: Everardus J. Rozing (telecopy: 212 797-0403) (e-mail: everardus.rozing@db.com), with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Jonathan A. Schaffzin, Esq. and Michael A. Sherman, Esq. (telecopy: (212) 269-5420);

         (vi) if to the European Issuing Bank, to it at KBC Bank N.V., Corporate, Sovereign & Bank Credit Directorate, Havenlaan 12 B-1080, Brussels, Belgium, Attention: Dirk De Bleser, Head Agency Unit Western Europe, Operations and Accounting (e-mail: dirk.debleser@kbc.be), Karen Van Houtte, Agent Syndicated Loans (telecopy: +32 2 429 49 20) with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, attention: Jonathan A. Schaffzin, Esq. and Michael A. Sherman, Esq. (telecopy: (212) 269-5420);

         (vii) if to the Swing Line Lender for (x) credit related notices, to it at Merrill Lynch Capital Corporation, 250 Vesey Street, 22nd Floor, New York, New York 10080, Attention: Nancy Meadows (telecopy: (212) 738-1186) (e-mail: nancy_meadows@ml.com) and (y) operations and administrative notices (i.e. Borrowing Requests), to it at Merrill Lynch Capital Corporation c/o DBTCA Loan Services, 60 Wall Street, 39th Floor, Mailstop NYC 6013915, New York, New York, 10005 Attention: Adrian Cioinigel, (telecopy: (212) 797-0407) (e-mail: adrian.cioinigel@db.com), in each case with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Jonathan A. Schaffzin, Esq. and Michael
     A. Sherman, Esq. (telecopy: (212) 269-5420); and

         (viii) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

         Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Each Loan Party and Lender hereunder agrees to notify the Administrative Agent and the European Agent in writing promptly of any change to the notice information provided above or in Schedule 2.01.

         (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to Section 10.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Applicable Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Applicable Agent that it is incapable of receiving notices under such Article by electronic communication. The Applicable Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.01(d)); provided that approval of such procedures may be limited to particular notices or communications.

         Unless the Applicable Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         (c) Change of Address, etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

         (d) Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor,
(iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the "Communications"), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at nancy_meadows@ml.com or at such other e-mail address(es) provided to Borrowers from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 10.01 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

                  To the extent consented to by the Applicable Agent in writing from time to time, the Applicable Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Applicable Agent for purposes of the Loan Documents; provided that Borrowers shall also deliver to the Applicable Agent an executed original of each Compliance Certificate required to be delivered hereunder.

         (e) Platform. Each Loan Party further agrees as follows:

         (i) Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "Platform"). The Platform is provided "as is" and "as available." The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party's or the Administrative Agent's transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person's gross negligence or willful misconduct.

         (ii) Certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a "Public Lender"). Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Communications that do not contain any material non-public information and that may be distributed to the Public Lenders and that (x) all such Communications shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof and (y) by marking Communications "PUBLIC," such Borrower shall be deemed to have authorized the Administrative Agent and the other Agents to make such Communications available through a portion of the Platform designated "Public Investor". Notwithstanding the foregoing or any other provision of this Agreement to the contrary, neither the U.S. Borrower nor any of its Subsidiaries shall be liable, or responsible in any manner, for the use by any Agent, any Lender, any Participant or any of their Related Parties of the Communications. In addition, it is agreed that (i) to the extent any Communications constitute Loan Party Information, they shall be subject to the confidentiality provisions of Section 10.16 and (ii) the Borrowers shall be under no obligation to designate any Communications as "PUBLIC".

         SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders hereto and shall survive the making by the Lenders of the Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.08(e), 2.15, 2.16, 2.17 and 10.05 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 10.03. Binding Effect. Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by each Loan Party and the Administrative Agent and the European Agent and when the Agents shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 10.04. Successors and Assigns.

         (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Applicable Agent, the applicable Collateral Agent, the applicable Issuing Bank, the Swingline Lender (in the case of the U.S. Borrower) and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 2.18(b) or paragraph (b) of this Section 10.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this
Section 10.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by a Borrower or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Assignments by Lenders. Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that:

         (i) except in the case of an assignment to an Affiliate of a Lender or an Approved Fund or in connection with the initial syndication (as determined by the Lead Arrangers) of the Commitments and Loans, or during the occurrence and continuance of a Default or Event of Default, the applicable Borrower must give prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed);

         (ii) (x) except in the case of an assignment to an Affiliate of a Lender or an Approved Fund, the Applicable Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (y) in the case of any assignment of a Revolving Credit Commitment or any Lender's obligation in respect of its LC Exposure, the applicable Issuing Bank must give its prior written consent to such assignment;

         (iii) except in the case of an assignment to an Affiliate of a Lender or an Approved Fund, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Applicable Agent) shall not be less than $1.0 million in the case of Term Loans, the Dollar Equivalent of $2.0 million in the case of U.S. Revolving Loans and the European Equivalent of (euro)2.0 million in the case of European Revolving Loans and increments of $1.0 million or
     (euro)1.0 million, as appropriate, in excess thereof (or (A) if the aggregate amount of the Commitment or Loans of the assigning Lender is a lesser amount, the entire amount of such Commitment or Loans, or (B) in any other case, such lesser amount as the applicable Borrower and the Applicable Agent otherwise agree);

         (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iv) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments and Loans;

         (v) except in the case of an assignment to an Affiliate of a Lender or an Approved Fund or an assignment required to be made pursuant to
     Section 2.20, the parties to each such assignment shall execute and deliver to the Applicable Agent (with a copy the Administrative Agent) an Assignment and Acceptance, together with a processing and recordation fee equal to the Dollar Equivalent of $3,500; and

         (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent and the European Agent an Administrative Questionnaire;

provided, further, that any consent of the applicable Borrower otherwise required under this paragraph shall not be required if a Default or an Event of Default has occurred and is continuing. Subject to acceptance and recording pursuant to paragraph (c) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless otherwise determined by the Applicable Agent), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this

Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.08(e), 2.15, 2.16, 2.17 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

         (c) Register. The Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at one of its offices in the United State a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agents, the Issuing Banks and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers, the Issuing Banks, the Agents, the Swing Line Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

         (d) Participants. Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Agents, the Issuing Banks or the Swing Line Lender sell participations to any person (other than a natural person, Borrower or any of Borrower's Affiliates or Subsidiaries or any Permitted Holder or a Permitted Holder's Affiliates) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Agents and the Lenders and Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

         Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.09(b) that affects such Participant. Subject to paragraph (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08(e), 2.15, 2.16 and 2.17 (subject to the requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided such Participant agrees to be subject to Section
2.19 as though it were a Lender.

         (e) Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.15, 2.16 and 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower's prior written consent.

         (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of any Borrower or any Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

         (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

         SECTION 10.05. Expenses; Indemnity.

         (a) Each Loan Party (jointly and severally to the extent legally permissible) agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents, and any other U.S. and non-U.S. local counsel in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Joint Lead Arrangers, the Agents, the Issuing Banks or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement (including their rights under this Section), the other Loan Documents or the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Agents, the Joint Lead Arrangers, the Issuing Banks or any Lender; provided, however, that the Loan Parties shall not be obligated to pay for expenses incurred by a Lender in connection with the assignment of Loans to an assignee Lender (except pursuant to Section 2.20) or the sale of Loans to a participant pursuant to Section 10.04.

         (b) Each Loan Party (jointly and severally to the extent legally permissible) agrees to indemnify the Agents, the Joint Lead Arrangers, the Issuing Banks, each Lender, each Affiliate of any of the foregoing Persons and each of their respective Related Parties (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto or thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or Letters of Credit (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability or Environmental Claim related in any way to any Loan Party or its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable expenses are finally judicially determined by a court of competent jurisdiction to have arisen by reason of the Indemnitee's gross negligence or willful misconduct.

         (c) To the extent that any Loan Party fails to promptly pay any amount to be paid by it to any Agent, the Joint Lead Arrangers or the Issuing Banks or under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Joint Lead Arrangers or the Issuing Banks, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (other than syndication expenses); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Applicable Agent or the applicable Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined by the Administrative Agent (after giving effect to the pro rata share of defaulting Lenders), based upon its share of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at the time.

         (d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the European Agent or any Lender. All amounts due under this Section 10.05 shall be paid promptly.

         SECTION 10.06. Right of Setoff. If an Event of Default or Event of Termination shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. In connection with exercising its rights pursuant to the previous sentence, a Lender may at any time use any of such Loan Party's credit balances with the Lender to purchase at the Lender's applicable spot rate of exchange any other currency or currencies which the Lender considers necessary to reduce or discharge any amount due by such Loan Party to the Lender, and may apply that currency or those currencies in or towards payment of those amounts. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Loan Parties and the Applicable Agent after making any such setoff.

         SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN SUCH OTHER LOAN

DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 10.08. Collateral Documents .

         (a) Each Lender hereby irrevocably (for itself and its assignees, participants and successors) authorizes the U.S. Collateral Agent to enter into each U.S. Collateral Document on behalf of and for the benefit of (or, in the case of security governed by Dutch law, in its own name, but for the benefit of) that Lender and its assignees, participants and successors, and agrees to be bound by the terms of each U.S. Collateral Document. Each Lender irrevocably (for itself and its assignees, participants and successors) agrees that the U.S. Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in a U.S. Collateral Document without the prior consent of the Requisite Lenders; provided that any release of all or substantially all of the U.S. Collateral shall require the prior consent of each Lender. Each Lender agrees irrevocably (for itself and its assignees, participants and successors) that it and its assignees, participants and successors shall not have any right individually to seek to realize upon the security granted by any U.S. Collateral Document.

         (b) Each European Revolving Lender hereby authorizes irrevocably (for itself and its assignees, participants and successors) the European Collateral Agent to enter into the European Collateral Documents on behalf of and for the benefit of (or, (x) in the case of security governed by Dutch law, in its own name, but for the benefit of or (y) in case of security governed by Belgian law, for its own account and as representative (vertegenwoordiger/representant), within the meaning of article 5 of Act of 15 December 2004 (as defined in the Danish Holdco Pledge Agreement) of) that Lender and its assignees, participants and successors, and agrees to be bound by the terms the European Collateral Documents. Each Lender agrees that the European Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in a European Collateral Document without the prior consent of the Requisite Lenders; provided that any release of all or substantially all of the European Collateral shall require the prior consent of each Lender. Each Lender irrevocably (for itself and its assignees, participants and successors) agrees that it and its assignees, participants and successors shall not have any right individually to seek to realize upon the security granted by any European Collateral Document.

         (c) Notwithstanding the foregoing or anything to the contrary in
Section 10.09, without the consent of any other Person, the applicable Loan Party or Parties and the Applicable Agent and/or applicable Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

         SECTION 10.09. Waivers; Amendment.

         (a) No failure or delay of any Agent, any Issuing Bank or any Lender in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below of this
Section 10.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether an Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Requisite Lenders or, in the case of any other Loan Document (other than the Collateral Documents, which are governed by Section 10.08), pursuant to an agreement or agreements in writing entered into by the Applicable Agent and the Loan Party or Loan Parties or other Persons that are parties thereto, in each case with the consent of the Requisite Lenders; provided, however, that no such agreement shall:

         (1) decrease the principal amount of any Loan or LC Disbursement, or extend the final scheduled maturity date of any Loan or the dates for the payment of any interest on any Loan or the required date of reimbursement of any LC Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or LC Disbursement, or postpone the scheduled date of termination of any Commitment, without the prior written consent of each Lender affected thereby (it being understood that no amendment or modification to the financial definitions in this Agreement shall constitute a decrease in the rate of interest for purposes of this clause (1));

         (2) change or extend the Commitment or decrease the Commitment Fee or LC Fee of any Lender without the prior written consent of such Lender; (it being understood that (x) no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute a change in the Commitment of any Lender and (y) no amendment or modification to the financial definitions in this Agreement shall constitute a decrease in a Fee, in each case, for purposes of this clause (2));

         (3) amend or modify the provisions of Section 2.13, the provisions of this Section, the provisions of Section 10.08, the definitions of "Requisite Lenders", "Requisite U.S. Lenders", "Requisite Term Lenders," "Requisite U.S. Revolving Lenders" and "Requisite European Revolving Lenders" or any other provision of any Loan Document (other than the Collateral Documents, which are governed by Section 10.08) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the prior written consent of each Lender (or each Lender of such Class, as the case may be);

         (4) release any Loan Party from its Guaranty (except as expressly provided in this such Guaranty or in connection with any sale of Equity Interests of a Subsidiary that is consented to by the Requisite Lenders), or limit its liability in respect of such Guarantee, without the written consent of each Lender;

         (5) change any provisions of any Loan Document (other than the Collateral Documents, which are governed by Section 10.08) in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently from those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class;

         (6) increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;

         (7) permit the assignment or delegation by a Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;

         (8) subordinate the Obligations to any other obligations;

         (9) change or waive any provision hereof relating to Swing Line Loans (including the definition of "Swing Line Sublimit"), without the written consent of the Swing Line Lender; or

         (10) change the currency in which any amount is required to be paid hereunder without the written consent of each Lender directly affected thereby;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of such Agent or such Issuing Bank, as the case may be; provided, further, that (x) the consent of the Requisite Term Lenders shall be required with respect to any amendment that changes the remaining amortization payments under the Term Loans and (y) the consent of Revolving Lenders representing more than 50% of the outstanding Revolving Credit Commitments and Revolving Credit Exposure shall be required with respect to any amendment, modification, supplement or waiver during the continuation of a Default or when the conditions in Section
4.02 to any Revolving Credit Borrowing cannot be satisfied of any condition precedent in Section 4.02 to any Revolving Credit Borrowing.

         (c) A Revolving Lender may allocate any proportion of its Revolving Credit Commitment or Revolving Credit Exposure with respect to any waiver, amendment, modification, consent or any other action pursuant to this Section
10.09 or any other Loan Document in order to vote separate portions thereof differently with respect thereto.

         (d) Notwithstanding the foregoing, upon the request of the European Borrower and with the written consent of each European Revolving Lender, this Agreement may be amended to provide for the making of European Revolving Loans in additional approved currencies to be made to the European Borrower or approved Subsidiaries of the European Borrower on the terms set forth in such amendment.

         (e) If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.09(b), the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrowers shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.18 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination. Each Lender agrees that, if a Borrower elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender's Loans) subject to such Assignment and Acceptance; provided that the failure of any such non-consenting

Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

         SECTION 10.10. Interest Rate Limitation.

         Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all charges, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

         SECTION 10.11. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 10.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

         SECTION 10.13. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10.14. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission or ".PDF" shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 10.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 10.16. Jurisdiction; Consent to Service of Process.

         (a) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agents, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Loan Party or its properties in the courts of any jurisdiction.

         (b) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         (d) By the execution and delivery of this Agreement, the European Borrower acknowledges that it has by separate written instrument, designated and appointed CT Corporation System, 1633 Broadway, New York, N.Y. 10019 (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Loan Documents that may be instituted in any federal or state court in the State of New York.

         (e) The European Borrower, to the extent that it has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property or assets, hereby waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Loan Documents (it being understood that the waivers contained in this paragraph (e) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable and not subject to withdrawal for the purposes of such Act).

         SECTION 10.17. Judgments Relating to European Borrower.

         (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

         (b) The obligations of the European Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss; provided that if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to the European Borrower. The obligations of the European Borrower contained in this Section 10.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

         SECTION 10.18. Confidentiality.

         Each Agent, each Lender and each Issuing Bank agrees to not disclose to any Person any confidential, proprietary or non-public information of the Loan Parties furnished to any such Agent, Lender or Issuing Bank by the Loan Parties (such information being referred to collectively herein as the "Loan Party Information"), except that each Agent, each Lender and each Issuing Bank may disclose Loan Party Information (i) to its and its affiliates' employees, officers, directors, agents, accountants, attorneys and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Loan Party Information and instructed to keep such Loan Party Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that unless prohibited by applicable law or court order, prompt notice thereof will be given to the Borrowers, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.18(b), to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) to the extent such Loan Party Information (A) is or becomes generally available to the public on a nonconfidential basis other than as a result of a breach of this Section 10.18(b) by the such Agent, such Issuing Bank or such Lender, or (B) is or becomes available to the such Agent, such Issuing Bank or such Lender on a nonconfidential basis from a source other than the Loan Parties and (viii) with the consent of the U.S. Borrower. Nothing in this provision shall imply that any party has waived any privilege it may have with respect to advice it has received. Any Person required to maintain the confidentiality of Loan Party Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Loan Party Information as such Person would accord to its own confidential information.

         SECTION 10.19. Parallel Debt.

         (a) For the purpose of this Section 10.19 the European Collateral Agent acts in its own name and not as agent, trustee or representative of the European Secured Parties or any one of them, and in this Section 10.19 the European Collateral Agent so acting shall be referred to as the "European Parallel Debt Beneficiary".

         (b) For the purpose of this Section 10.19 the U.S. Collateral Agent acts in its own name and not as agent, trustee or representative of the Secured Parties or any one of them, and in this Section 10.19 the U.S. Collateral Agent so acting shall be referred to as the "U.S. Parallel Debt Beneficiary".

         (c) European Parallel Debt. For the purposes of taking and ensuring the continuing validity of security under certain European Collateral Documents subject to the laws of The Netherlands or Belgium, the parties hereto agree that notwithstanding any contrary provision in any of the Loan
Documents:

         (i) Each of the European Borrower and the Foreign Guarantors (each a "European Parallel Debt Obligor") hereby irrevocably and unconditionally undertakes to pay to the European Parallel Debt Beneficiary at any time amounts equal to the amounts due (verschuldigd) by it to the European Secured Parties or any one of them pursuant to its European Obligations. Each payment undertaking of a European Parallel Debt Obligor under this
     Section 10.19(c)(i) to pay to the European Parallel Debt Beneficiary an amount which corresponds with an amount due to the European Secured Parties or any one of them pursuant to the European Obligations is hereinafter referred to as a "European Parallel Debt". Each European Parallel Debt shall become payable (opeisbaar) when the European Obligation to which it corresponds becomes payable;

         (ii) Any discharge in full or in part of a European Parallel Debt owing to the European Parallel Debt Beneficiary shall to the same extent decrease the European Obligation to which it corresponds;

         (iii) The European Parallel Debt Obligors and the European Parallel Debt Beneficiary acknowledge and agree that (i) except as provided in the immediately preceding paragraph, each European Parallel Debt is separate and independent from, and without prejudice to, the European Obligation to which it corresponds and (ii) each European Parallel Debt owing to the European Parallel Debt Beneficiary represents the European Parallel Debt Beneficiary's own separate and independent claim (eigen zelfstandige vordering) for payment of such European Parallel Debt from the relevant European Parallel Debt Obligor; and

         (iv) The European Parallel Debt Beneficiary shall apply any amount received by it in payment of a European Parallel Debt (whether by means of enforcement or otherwise) in or towards payment of those European Parallel Debts which correspond with the European Obligations in or towards payment of which such amount would have been applied by it if such amount would have been received by it in its capacity as European Collateral Agent for the benefit of the European Secured Parties. This paragraph will override any appropriation made by the European Parallel Debt Obligors.

         (d) U.S. Parallel Debt. For the purposes of taking and ensuring the continuing validity of security under certain U.S. Collateral Documents subject to the laws of The Netherlands or Belgium, the parties hereto agree that notwithstanding any contrary provision in any of the Loan Documents:

         (i) Each of the U.S. Loan Parties hereby irrevocably and unconditionally undertakes to pay to the U.S. Parallel Debt Beneficiary at any time amounts equal to the amounts due (verschuldigd) by it to the Secured Parties or any one of them pursuant to its Secured Obligations.

     Each payment undertaking of a U.S. Loan Party under this Section 10.19(d)(i) to pay to the U.S. Parallel Debt Beneficiary an amount which corresponds with an amount due to the U.S. Secured Parties or any one of them pursuant to the Secured Obligations is hereinafter referred to as a "U.S. Parallel Debt". Each U.S. Parallel Debt shall become payable (opeisbaar) when the Secured Obligation to which it corresponds becomes payable;

         (ii) Any discharge of a U.S. Parallel Debt in full or in part shall to the same extent decrease the Secured Obligation to which it corresponds;

         (iii) The U.S. Loan Parties and the U.S. Parallel Debt Beneficiary acknowledge and agree that (i) except as provided in the immediately preceding paragraph, each U.S. Parallel Debt is separate and independent from, and without prejudice to, the Secured Obligation to which it corresponds, and (ii) each U.S. Parallel Debt represents the U.S. Parallel Debt Beneficiary's own separate and independent claim (eigen zelfstandige vordering) for payment of such U.S. Parallel Debt from the relevant U.S. Loan Party; and

         (iv) The U.S. Parallel Debt Beneficiary shall apply any amount received by it in payment of a U.S. Parallel Debt (whether by means of enforcement or otherwise) in or towards payment of those U.S. Parallel Debts which correspond with the Secured Obligations in or towards payment of which such amount would have been applied by it if such amount would have been received by it in its capacity as U.S. Collateral Agent for the benefit of the Secured Parties. This paragraph will override any appropriation made by the U.S. Loan Parties.

         SECTION 10.20. USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Agents (for themselves and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrowers, which information includes the name, address and tax identification number of each Borrower and other information regarding each Borrower that will allow such Lender or the Applicable Agent, as applicable, to identify such Borrower in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Agents.

                           [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             SAMSONITE CORPORATION,
                                as the U.S. Borrower


                             By:
                                ---------------------------------------
                                Name:
                                Title:


                             SAMSONITE EUROPE N.V.,
                                as the European Borrower


                             By:
                                ---------------------------------------
                                Name:
                                Title:


                             MERRILL LYNCH CAPITAL CORPORATION,
                                as Administrative Agent, U.S. Collateral
                                Agent Swing Line Lender and a Lender


                             By:
                                ---------------------------------------
                                Name:
                                Title:


                             KBC BANK N.V.,
                                as European Agent, European Collateral Agent, European Issuing Bank and a Lender


                             By:
                                ---------------------------------------
                                Name:
                                Title:

                             DEUTSCHE BANK AG, NEW YORK BRANCH,
                                as Documentation Agent, U.S. Issuing Bank and a Lender


                             By:
                                ---------------------------------------
                                Name:
                                Title:


                             By:
                                ---------------------------------------
                                Name:
                                Title:


                             GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                as Syndication Agent and a Lender


                             By:
                                ---------------------------------------
                                Name:
                                Title:


                             GENERAL ELECTRIC CAPITAL CORPORATION,
                                as a Lender


                             By:
                                ---------------------------------------
                                Name:
                                Title:


                             MERRILL LYNCH COMMERCIAL FINANCE CORPORATION,
                                as a Lender


                             By:
                                ---------------------------------------
                                Name:
                                Title:


                                     S-2